As filed with the Securities and Exchange Commission on April 25, 2016

Registration No. 333-191783

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WALKER INNOVATION INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6794 (Primary Standard Industrial Classification Code Number)	30-0342273 (I.R.S. Employer Identification Number)

Two High Ridge Park

Stamford, CT 06905

Phone: (203) 461-7200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonathan Ellenthal

Vice Chairman, Chief Executive Officer

Two High Ridge Park

Stamford, CT 06905

Phone: (203) 461-7200

Jonathan Siegel

Chief Administrative Officer, General Counsel, Secretary

Two High Ridge Park

Stamford, CT 06905

Phone: (203) 461-7200

(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies to:

Mitchell S. Nussbaum, Esq.

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

(212) 407-4000

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

This Registration Statement is a Post-Effective Amendment No. 3 to Registration Statement No. 333-191783 and shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 (Registration No. 333-191783) (the “Registration Statement”), which was declared effective by the Commission on February 13, 2014 is being filed to update disclosure to include recent audited financial statements and other information, including updates to our Management’s Discussion and Analysis and our Business description.

WALKER INNOVATION INC.

(formerly known as Patent Properties, Inc.)

Up to 8,856,463 shares of Common Stock

This prospectus relates to the offer and resale of up to 8,856,463 shares of our common stock, par value $0.001 per share, by the selling stockholders named in this prospectus beginning on page 12. 6,876,145 of such shares of common stock are currently issued and outstanding and 1,980,318 are issuable upon the exercise of warrants (the “Warrants”) issued to the selling stockholders.

Concurrently with the offering being made by the selling stockholders named in this prospectus, an additional 5,309,167 shares of our common stock are being offered by those selling stockholders named in a separate prospectus included in Post- Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No.333-195190) (the “Post-Effective Amendment”).

The selling stockholders may offer, sell or distribute all or a portion of their shares publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale of the shares of common stock owned by the selling stockholders, although we will receive proceeds upon the exercise of the Warrants. We will bear all costs, expenses and fees in connection with the registration of these shares. The selling stockholders will bear all commissions and discounts, if any, attributable to their sale of shares. See “Plan of Distribution” beginning on page 19 of this prospectus.

Mr. Jay Walker, the Executive Chairman of the Board of Directors of the Company, has a controlling interest in Walker Digital LLC. Walker Digital owns approximately 11% of our common stock and owns 100% of the series B convertible preferred stock, which series of preferred stock entitles Walker Digital to cast 80% of the total votes that may be cast with respect to any matter brought to the holders of common stock for a vote. As a result, the company currently is, and subsequent to the sale of all of the shares of common stock being offered by the selling stockholders, will continue to be under the control of Walker Digital and Mr. Walker.

Our common stock is traded on the OTCQB trading platform operated by OTC Markets Group under the symbol “WLKR”. On April 22, 2016, the closing price of our common stock was $0.38 per share. As of April 22, 2016, we had 20,741,572 shares of common stock outstanding.

INVESTING IN OUR COMMON STOCK INVOLVES SIGNIFICANT RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 5 OF THIS PROSPECTUS BEFORE MAKING A DECISION TO INVEST IN OUR COMMON STOCK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Our securities are not being offered in any jurisdiction where the offer is not permitted under applicable local laws.

The date of this prospectus is April 25, 2016

WALKER INNOVATION INC. HAS NOT REGISTERED THE SHARES OF COMMON STOCK THAT MAY BE SOLD BY THE SELLING STOCKHOLDERS UNDER THE SECURITIES LAWS OF ANY STATE. SELLING STOCKHOLDERS, AND ANY BROKERS OR DEALERS, EFFECTING TRANSACTIONS IN THE SHARES SHOULD CONFIRM THAT THE SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES LAWS OF THE STATE OR STATES IN WHICH SALES OF THE SHARES OCCUR AS OF THE TIME OF SUCH SALES, OR THAT THERE IS AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES LAWS OF SUCH STATES.

THIS PROSPECTUS IS NOT AN OFFER TO SELL ANY SECURITIES OTHER THAN THE SHARES OF COMMON STOCK FOR SALE BY THE SELLING STOCKHOLDERS . THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH AN OFFER IS UNLAWFUL.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. Because it is a summary, it does not contain all of the information you should consider before making an investment decision. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements. Unless the context otherwise requires, the “Company,” “we,” “our,” “us” and similar expressions refer to Walker Innovation Inc. This prospectus contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, all of which are incorporated herein by reference.

Overview of the Business

Walker Innovation Inc. (formerly known as Patent Properties, Inc.) has two distinct lines of businesses: we develop and commercialize our unique portfolio of intellectual property assets through our licensing and enforcement operations (‘‘Licensing and Enforcement’’) and in early 2015 we launched the innovation business, which previously consisted of Haystack IQTM (formerly known as ‘‘The United States Patent UtilityTM’’) (‘‘Haystack IQ’’) and currently includes custom business innovation services pursuant to which the Company seeks to perform custom innovation work for large companies seeking to prototype and commercialize new businesses and new business methods, referred to as the Company’s ‘‘Innovation’’ business. The Company is led by entrepreneur and inventor Jay Walker, who is best known as the founder of Priceline.com and has twice been named by TIME magazine as “one of the top 50 business leaders of the digital age.” Mr. Walker currently ranks as the world’s 11th most patented living individual, based on U.S. patent issuances according to Wikipedia.

Risks Associated with Our Business

Investing in our common stock involves substantial risk. Before participating in this offering, you should carefully consider all of the information in this prospectus, including the risks discussed in “Risk Factors” immediately following this summary. In particular:

•	Our financial and operating results may be uneven.

•	We may be considered a “personal holding company” and may be required to pay personal holding company taxes, which could have an adverse effect on our cash flows, results of operations and financial condition.

•	Our preferred shares bear disproportionate voting rights.

•	New legislation, regulations or rules related to obtaining patents or enforcing patents could significantly increase our operating costs and decrease our revenue.

•	In order to grow, we may have to invest more resources in research and development than anticipated, which could increase our operating expenses and negatively impact our operating results.

•	Focusing our business model on realizing the value of our intellectual property is a recent initiative and may not result in anticipated benefits.

•	We may seek to internally develop additional new inventions and intellectual property, which would take time and would be costly. Moreover, the failure to obtain or maintain intellectual property rights for such inventions would lead to the loss of our investments in such activities.

•	We will depend on key individuals, including Jay Walker.

•	Our Invention Assignment Agreement with Jay Walker only relates to improvements to the assets transferred to us on the Merger (as defined below) and the predecessor to Haystack IQ.

•	In connection with patent enforcement actions that we may conduct, a court may rule that we have violated certain statutory, regulatory, federal, local or governing rules or standards, which may expose us to certain material liabilities.

•	The burdens of being a public company may adversely affect our ability to pursue litigation.

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Financial Results

Historically, our revenues have fluctuated from period to period and can vary significantly based on a number of factors, including our ability to grant intellectual property protection to parties that we enter into settlements with, which in turn may depend on external trends and developments in our industry and the law and their effect on our portfolio. We consider significant revenue concentrations to include those counterparties who account for 10% or more of our total revenues. For the years ended December 31, 2015 and 2014, the amount of revenue we derived from counterparties representing more than 10% of our Licensing revenues was 99% (with three counterparties representing 48%, another 40% and a third 11%) and 96% (with three counterparties representing 45%, another 36% and a third 15%), respectively.

Selected Consolidated Financial Information

(In thousands)

	Year Ended December 31,	Year Ended December 31,
	2015	2014

Income Statement Data:
Total revenues	$2,315	$2,948
Cost of revenues	$1,626	$882

Net revenues	$689	$2,066
Net income (loss)	$(10,402)	$(15,618)
Balance Sheet Data:
Working capital	$5,003	$13,818
Total assets	$8,578	$16,163
Stockholders’ equity	$5,871	$14,039

Employees

As of April 22, 2016, we have 11 full time employees. In addition, although he is not an employee, Mr. Walker has and will continue to devote a portion of his working effort to us.

Corporate Information

Our offices are located at Two High Ridge Park, Stamford, CT 06905. Our telephone number is (203) 461-7200. Our website can be found at http://www.walkerinnovation.com. The information contained in or that can be accessed through our website is not intended to constitute and shall not be deemed to constitute part of this prospectus.

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FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of applicable securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. These forward-looking statements include, but are not limited to, statements relating to projections about our future results, statements about our plans, strategies, business prospects, changes and trends in our business and the markets in which we operate. Additionally, statements concerning future matters such as financial results and other statements regarding matters that are not historical are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this prospectus sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward- looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

THIS PROSPECTUS IS NOT AN OFFER TO SELL ANY SECURITIES OTHER THAN THE SHARES OF COMMON STOCK FOR SALE BY THE SELLING STOCKHOLDERS. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH AN OFFER IS UNLAWFUL.

You should rely only on the information contained in this prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with information that is different from that contained in this prospectus. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different information, you should not rely on it. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

THE OFFERING

This prospectus relates to the offer and resale of up to 8,856,463 shares of our common stock, par value $0.001 per share, by the selling stockholders named in this prospectus beginning on page 15. 6,876,145 of such shares of common stock are currently outstanding and 1,980,318 are issuable upon the exercise of Warrants issued to the selling stockholders.

Common stock being offered by the selling stockholders:	8,856,463

Total shares of common stock outstanding as of April 22, 2016:	20,741,572

Common Stock to be outstanding after the offering (assuming full exercise of the Warrants):	22,721,890

Terms of the offering:	The selling stockholders will determine when and how they will dispose of the common stock offered pursuant to this prospectus. For additional information concerning the offering, see “Plan of Distribution” beginning on page 19.

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Use of proceeds:	We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders. However, to the extent that the Warrants are exercised for cash, we will receive proceeds from any exercise of the Warrants up to an aggregate of $5,940,954. We intend to use any proceeds received from the exercise of the Warrants for working capital and other general corporate purposes.

OTCBB Ticker symbol:	WLKR

Risk Factors:	Before investing in our common stock, you should carefully read and consider the information set forth in “Risk Factors” beginning on page 5 and other information included in this prospectus for a discussion of factors you should consider before deciding to invest in shares of our common stock.

RISK FACTORS

We face a variety of risks that may affect our business, financial condition, operating results, the trading price of our common stock, or any combination thereof. You should carefully consider the following information and the other information in this prospectus in evaluating our business and prospects and before making an investment decision with respect to our common stock. If any of these risks were to occur, our business, financial condition, results of operations or prospects could be materially and adversely affected. In such an event, the market price of our common stock could decline and you could lose all or part of your investment. The risks and uncertainties we describe below are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also affect our business.

Risks Related to our Company, our Business and our Industry

We have a recent history of significant operating losses, and our Innovation Business has limited operating history.

We experienced net losses of $10.4 million during the year ended December 31, 2015 and $15.6 million during the year ended December 31, 2014. As of December 31, 2015, we had an accumulated deficit of $38.5 million. The losses and accumulated deficit were primarily due to the costs associated with the Merger as well as investments we made to launch our new business as well as invest in litigation campaigns. We anticipate that cost of revenue and operating expenses will increase in the foreseeable future as we seek to continue to grow our business and acquire customers and develop our platform and new applications. If our assumptions regarding these and other similar risks and uncertainties, which we use to plan our business, are incorrect or change as we gain more experience operating our business or due to changes in our industry, or if we do not address these challenges successfully, our operating and financial results could differ materially from our expectations and our business could suffer. Many of our efforts to generate revenue from our business are new and unproven, and any failure to increase our revenue or generate revenue from new applications and services could prevent us from attaining profitability. Our prior losses, combined with any potential future losses, have adversely affected our stockholders’ equity and working capital position. As a result of these factors, we may need to raise additional capital through debt or equity financings in order to fund our operations, and such capital may not be available on reasonable terms, if at all.

Our financial and operating results may be uneven.

Our quarterly operating results may fluctuate substantially. As such, our operating results will be difficult to predict, and you should not rely on quarterly or annual comparisons of our results of operations as an indication of our future performance. Factors that could cause our operating results to fluctuate during any period or that could adversely affect our ability to achieve our revenue goals include the progress and status of our litigations, including settlement negotiations, our ability to protect and enforce our intellectual property rights, changes in demand for products that incorporate our inventions, revenue recognition principles, and changes in accounting policies.

New legislation, regulations or rules related to obtaining patents or enforcing patents could significantly increase our operating costs and decrease our revenue.

We expect to spend a significant amount of resources to enforce our patents. If new legislation, regulations or rules are implemented either by Congress, the U.S. Patent and Trademark Office (the “USPTO”), or the courts that impact the patent application process, the patent enforcement process or the rights of patent holders, these changes could negatively affect our expenses and revenue and any reductions in the funding of the USPTO could negatively impact the value of our assets. United States patent laws have been amended by the Leahy-Smith America Invents Act, or the America Invents Act. The America Invents Act includes a number of significant changes to U.S. patent law. In general, the legislation attempts to address issues surrounding the enforceability of patents and the increase in patent litigation by, among other things, establishing new procedures for patent litigation. For example, the America Invents Act changes the way that parties may be joined in patent infringement actions, increasing the likelihood that such actions will need to be brought against individual parties allegedly infringing by their respective individual actions or activities. At this time, it is not clear what, if any, long term impact the America Invents Act will have on the operation of our enforcement business. However, the America Invents Act and its implementation could increase the uncertainties and costs surrounding the enforcement of our patented technologies, which could have a material adverse effect on our business and financial condition.

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While other bills considered in Congress in 2014 – including The Innovation Act sponsored by House Judiciary Chairman, Robert Goodlatte which would require non-practicing entities that bring patent infringement lawsuits to pay legal costs of the defendants if the lawsuits are unsuccessful – were not ultimately passed into law, there can be no assurance that Congress will not consider similar legislation in the future. Several states also adopted laws regarding patent assertion activities in 2014 while others have such legislation under review.

In addition, the U.S. Department of Justice (“DOJ”) has conducted reviews of the patent system to evaluate the impact of patent assertion entities on industries in which those patents relate. It is possible that the findings and recommendations of the DOJ could impact the ability to effectively license and enforce standards-essential patents and could increase the uncertainties and costs surrounding the enforcement of any such patented technologies.

Finally, new rules regarding the burden of proof in patent enforcement actions could significantly increase the cost of our enforcement actions, and new standards or limitations on liability for patent infringement could negatively impact our revenue derived from such enforcement actions.

Changes in interpretations of patent law could adversely impact our business.

Our success in reexamination and enforcement proceedings will rely, in part, on the uniform and historically consistent application of patent laws and regulations. The courts’ interpretations of patent laws and regulations continue to evolve, and the courts may continue to alter or refine their application of laws and regulations. Changes or potential changes in judicial interpretation could have a negative impact on our ability to monetize our patent rights. Our ability to achieve and enforce litigation settlements, often in the form of license and/or patent sale agreements, may also be impacted by judicial interpretation. Further, such judicial interpretation may have unforeseeable collateral consequences, including affecting rights of our contractual counter partners and others holders not party to the matter being considered by such court.

On June 19, 2014, the U.S. Supreme Court issued a landmark decision in which it significantly tightened the standard for patentability of software patents. Alice Corp. Pty. Ltd. v. CLS Bank Int’l, 134 S. Ct. 2347 (2014). Specifically, the U.S. Supreme Court stated that if you have an idea so abstract that it cannot be patented, simply tying it to a “generic computer cannot transform a patent-ineligible abstract idea into a patent-eligible invention.” The U.S. Supreme Court further stated that tying the abstract idea to “purely functional and generic” hardware would, similarly, not make the idea patentable. Arguably, the Alice decision is intended to limit the validity of poor quality software patents. The Alice decision will provide accused infringers of software patents new arguments to challenge the validity of such patents. Practically, the effects of the Alice decision are still being assessed as patent holders, attorneys, the USPTO, and courts, are coping to determine the proper bounds of the Alice decision. The Alice decision could potentially have a negative effect on the validity of some of our patents.

On January 20, 2015, the U.S. Supreme Court decided another patent case, Teva Pharmaceuticals USA, Inc. v. Sandoz, Inc. In Teva, the Court overturned the long-standing practice that claim construction decision made by district courts were given de novo review on appeal. Instead, the Supreme Court held that when claim construction is based on extrinsic evidence, a district court’s findings of subsidiary facts are to be reviewed for clear error, while its ultimate claim construction is to be reviewed de novo. This change in how claim construction decisions are reviewed on appeal may have an impact on how parties handle patent litigation in the district courts. This could increase our litigation expenses. The full impact of the Teva decision on patent litigation at the district court level is yet to be determined.

On May 26, 2015, the U.S. Supreme Court decided Commil USA LLC v. Cisco Systems, Inc. In this case, the Supreme Court held that a good faith belief that a patent is invalid does not provide an accused infringer with a defense against a charge of inducing patent infringement. The Court stated that permitting such a defense would undermine the statutory presumption of validity enjoyed by issued U.S. patents under 35 U.S.C. § 282. The long term affect of this ruling is yet to be seen as it is implemented by the district courts. However, this ruling has eliminated a defense available to parties accused of inducing patent infringement. This result could be beneficial to our patent enforcement efforts.

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Our preferred shares bear disproportionate voting rights.

The holders of our preferred shares have the right to cast 80.0% of the votes to be cast on any matter involving a stockholder vote, including the election of all directors. All of our preferred shares are held by Walker Digital, and Walker Digital holds additional shares of our common stock, entitling it to cast in excess of 80.0% of the votes entitled to be cast with respect to any matter on which our stockholders are entitled to vote. Accordingly, the holders of our preferred shares are able to maintain control of all actions taken by us, including the election of our directors.

We may be considered a “personal holding company” and may be required to pay personal holding company taxes, which would have an adverse effect on our cash flows, results of operations and financial condition.

Under the Internal Revenue Code, any corporation that qualifies as a “personal holding company” may have to pay personal holding company taxes in addition to regular income taxes. A corporation qualifies as a personal holding company for a given tax year if (1) at any time during the last half of that tax year more than 50.0% of the value of its outstanding stock is held by five or fewer individuals and (2) at least 60.0% of the company’s adjusted ordinary gross income constitutes “personal holding company income.” We may be subject to personal holding taxes in the future. Whether we will be a personal holding company for subsequent years will depend upon whether the share ownership and company adjusted gross income requirements are satisfied. If we no longer satisfy the stock ownership requirement for personal holding company status, our ability to demonstrate that we are no longer a personal holding company may nevertheless be limited, as doing so may require the cooperation of our direct and indirect stockholders. Further, our shares are not currently subject to ownership restrictions that would help us establish that we did not satisfy the stock ownership requirement for personal holding company status. As a personal holding company, our undistributed personal holding company income, which is generally taxable income with certain adjustments, including a deduction for U.S. federal income taxes and dividends paid, will be taxed at a rate of 20.0% (in addition to regular corporate taxes) under current law. Any payment of personal holding company taxes by us will have an adverse effect on our cash flows, results of operations and financial condition and may have an adverse effect on the value of our stock.

In order to grow, we may have to invest more resources in research and development than anticipated, which could increase our operating expenses and negatively impact our operating results.

If new competitors, technological advances by existing competitors, and/or development of new technologies or other competitive factors require us to invest significantly greater resources than anticipated in our patent development efforts, our operating expenses could increase. If we are required to invest significantly greater resources than anticipated in patent development efforts without an increase in revenue, our operating results could decline.

Any expense reduction initiatives that we undertake may not deliver the expected results and these actions may adversely affect our business.

In late 2015, we announced that we intended to take measures to improve our operating leverage, including reducing headcount, managing our expenses more effectively, and minimizing our capital spending requirements. As we take these or other actions to better align our operating expenses with our revenue, manage our costs better, and more efficiently manage our business, such actions could result in disruptions to our operations and adversely affect our business. To effectively manage our business with fewer than anticipated employees, we will need to spend significant resources to further automate our business processes, improve our technology infrastructure, our operational, financial and management controls, and our reporting systems and procedures. These enhancements and improvements will require capital expenditures and allocation of valuable management and employee resources. We expect to continue to actively monitor our operating expenses; however, if we do not fully realize the anticipated benefits of any expense reduction initiatives, including reductions in headcount, our business could be adversely affected. In addition, we cannot be sure that our efforts to manage expenses and improve our operating leverage will be successful.

If we are not able to adequately protect our patent rights, our business would be negatively impacted.

We believe our patents are valid, enforceable and valuable. Notwithstanding this belief, third parties may make claims of invalidity with respect to our patents, and such claims could give rise to material additional costs, jeopardize or substantially delay a successful outcome of litigation we are or may become involved in, divert resources away from our other activities, or otherwise materially and adversely affect our business. Similar challenges could also prevent us from obtaining additional patents in the future. Even if we are successful in enforcing our rights, our patents may be less valuable than we currently expect. These risks may be heightened in countries other than the United States, and may be negatively affected by the fact that legal standards in the United States and elsewhere for protection of intellectual property rights in Internet-related businesses are uncertain and still evolving. In addition, there are a significant number of United States and foreign patents and patent applications in our areas of interest, and we expect that significant litigation in these areas will continue, and will add uncertainty to the value of certain patents and other intellectual property rights in our areas of interest. If we are unable to protect our intellectual property rights or otherwise realize value from them, our business would be negatively affected.

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More patent applications are filed each year resulting in longer delays in getting patents issued by the USPTO.

We hold numerous pending patents applications and we anticipate prosecuting additional patent applications. We have identified a trend of increasing patent applications each year, which may result in longer delays in obtaining approval of pending patent applications. The application delays could cause delays in recognizing revenue from these patents and could cause us to miss opportunities to license patents before other competing technologies are developed or introduced into the market.

The fixed terms of patents limit our business opportunity.

Patents have fixed terms. If we fail to create value from our patents prior to their expiration, our litigation and licensing opportunities will be eliminated, which would negatively impact our financial condition and results of operations.

Future innovations could make our patents obsolete.

Our success depends, in part, on continued demand for products that incorporate our patented inventions. Changes in technology or customer requirements could render these patented inventions obsolete or unmarketable.

Focusing our business model on realizing the value of our intellectual property is a recent initiative and may not result in anticipated benefits.

We have a limited operating history and a limited track record with respect to our intellectual property licensing and enforcement business, which could make it difficult to evaluate our future prospects. We will encounter risks and difficulties frequently experienced by companies with evolving business strategies. If we do not manage these risks successfully, our business and operating results will be adversely affected. In addition, our intellectual property strategy may have other adverse consequences, such as employee attrition, the loss of employees with valuable knowledge or expertise or a negative impact on employee morale. Our strategy may place increased demands on our personnel and could adversely affect our ability to attract and retain talent and to perform our accounting, finance and administrative functions. We may not realize all of the anticipated benefits of our strategies.

We may seek to internally develop additional new inventions and intellectual property, which would take time and would be costly. Moreover, the failure to obtain or maintain intellectual property rights for such inventions would lead to the loss of our investments in such activities.

Mr. Walker has significant experience as an inventor. As such, we expect that part of our business may include the internal development of new inventions or intellectual property relating to assets transferred to us in the Merger or that we have developed and seek to monetize. However, this aspect of our business would likely require significant capital and would take time to achieve. Such activities could also distract our management team from its other business initiatives, which could have a material and adverse effect on our business. There is also the risk that our initiatives in this regard would not yield any viable new inventions or technology, which would lead to a loss of our investments in time and resources in such activities.

We cannot be certain that patents will be issued as a result of any future applications, or that any of our patents, once issued, will provide us with adequate protection from competing products or licensing and enforcement opportunities. For example, issued patents may be circumvented or challenged, declared invalid or unenforceable, or narrowed in scope. Our failure to obtain or maintain intellectual property rights for our inventions would lead to the loss of our investments in such activities, which would have a material and adverse effect on our company.

Our Invention Assignment Agreement with Jay Walker Only Relates to Improvements to the Assets Transferred to Us in the Merger and the Predecessor to Haystack IQ.

Pursuant to the terms of the Invention Assignment Agreement we have entered into with Mr. Walker, we have been granted rights only in connection with improvements to the assets transferred to us in the Merger and that we developed, including The United States Patent Utility, the predecessor to Haystack IQ. Accordingly, we may not be entitled to any other intellectual property Mr. Walker may develop in the future, including intellectual property that Mr. Walker may choose to monetize and commercialize other than through Walker Innovation. Stockholders in the Company should not expect that Mr. Walker will seek to develop or commercialize intellectual property for the benefit of Walker Innovation, other than as explicitly provided for in the Invention Assignment Agreement, which may affect the value placed on the Company by industry analysts or other investors, which would likely affect the price at which our common stock trades in the public market.

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We will depend on key individuals, including Jay Walker.

Our future success depends largely upon the service of our directors, executive officers and other key management and technical personnel, including Mr. Walker. Our success also depends on our ability to continue to attract, retain and motivate qualified personnel with specialized patent, engineering and other skills. The market for such talent in our industry is extremely competitive. Our ability to attract and retain qualified personnel could be affected by any adverse decisions in any litigation or arbitration and by our ability to offer competitive cash and equity compensation and work environment conditions. The failure to attract and retain such persons with relevant and appropriate experience could interfere with our ability to enter into new license agreements and undertake additional technology and product development efforts, as well as our ability to meet our strategic objectives.

Our technology development activities may experience delays.

We may experience technical, financial, resource or other difficulties or delays related to the development of our patents and businesses. Delays may have adverse financial effects and may allow competitors with comparable technology offerings to gain an advantage over us. There can be no assurance that our development efforts will ultimately be successful. Moreover, certain of our technologies have not been fully tested in commercial use, and it is possible that they may not perform as expected. In such cases, our business, financial condition and operating results could be adversely affected, and our ability to secure licensees and other business opportunities could be diminished.

Setbacks in defending and enforcing our patent rights could cause our revenue and cash flow to decline.

Our assets include patents that will be integral to our business and revenues. Competitors may challenge the validity, scope, enforceability and ownership of those patents. Their challenges may include reexamination requests in the relevant patent and trademark office. Reexamination proceedings are costly and time-consuming, and we cannot predict their outcome or consequences. Such proceedings may narrow the scope of our claims or may cancel some or all of our claims. If some or all of our patent claims are canceled, we could be prevented from enforcing or earning future revenues from such patents. We cannot assure that the validity and enforceability of our patents will be maintained or that our patents will be determined to be applicable to any particular product or standard. Even if our claims are not canceled, enforcement actions against alleged infringers may be stayed pending resolution of reexaminations, or courts or tribunals reviewing our patent claims could make findings adverse to our interests based on facts presented in reexamination proceedings. Irrespective of outcome, reexamination challenges may result in substantial legal expenses and diversion of management’s time and attention away from our other business operations. In this regard, the Company is also involved in a legal action arising from claims related to certain patent families we received from Walker Digital, LLC (“Walker Digital”) by recorded assignment at the time of the Merger due to an adverse judicial decision relating to interpretation of the terms of a settlement agreement entered into by Walker Digital with a third party prior to the Merger. Although the decision does not specifically address the Company’s patents, the Company has been notified by the third party that they believe the court's decision supports a claim that such patent families be conveyed to them by assignment. The third party has also indicated it may seek damages against the Company arising from that same set of facts. Following discussions with Walker Digital and the third party to determine appropriate next steps, Walker Digital and the Company commenced an arbitration on March 31, 2015 against the third party seeking binding clarification of the provisions of the relevant settlement agreement giving rise to such claims and the particular patents subject thereto. On November 30, 2015, the parties agreed to stay the arbitration. The stay, which has been amended, will expire upon ten business days notice by either party. An adverse decision in the arbitration or in other forums described above or the terms of a settlement could limit the value of our inventions or result in a loss of our proprietary rights, which could negatively impact our stock price, our results of operations, our cash flows, our business and our financial position.

Our business depends on a number of costly litigation, arbitration and administrative proceedings to enforce our intellectual property rights.

The cost of enforcing, protecting and defending our intellectual property may be significant. Our business model requires litigation to enforce our intellectual property rights. In addition, third parties could commence litigation against us seeking to invalidate our patents or obtain a determination that our patents are not infringed, are not essential, are invalid or are unenforceable. As a result of any such litigation, we could lose our proprietary rights.

Historically, our revenue has been generated from settling litigation matters.

The revenues we have generated were the result of settlement negotiations with certain defendants in connection with patent infringement cases. In the past, these revenues were one-time payments made under non-exclusive license agreements entered into by us and the defendants to settle such disputes. For the years ended December 31, 2015 and 2014, the amount of revenue we derived from counterparties representing more than 10% of our Licensing revenues was 99% (with three counterparties representing 48%, another 40% and a third 11%) and 96% (with three counterparties representing 45%, another 36% and a third 15%), respectively. We cannot assure you that all such current disputes or any future disputes will be settled in such a manner as to generate significant revenues in the future.

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Trial judges and juries often find it difficult to understand complex patent enforcement litigation, and as a result, we may need to appeal adverse decisions by lower courts in order to successfully enforce our patents.

It is difficult to predict the outcome of patent enforcement litigation at the trial level. It is often difficult for juries and trial judges to understand complex, patented technologies, and as a result, there is a higher rate of successful appeals in patent enforcement litigation than more standard business litigation. Such appeals are expensive and time consuming, resulting in increased costs and delayed revenue. Although we plan to diligently pursue enforcement litigation, we cannot predict with significant reliability the decisions made by juries and trial courts.

Federal courts are becoming more crowded, and as a result, patent enforcement litigation is taking longer.

Our patent enforcement actions will be prosecuted almost exclusively in federal court. Federal trial courts that hear patent enforcement actions also hear criminal cases. Criminal cases always take priority over our actions. As a result, it is difficult to predict the length of time it will take to complete an enforcement action. Moreover, we believe there is a trend in increasing numbers of civil lawsuits and criminal proceedings before federal judges, and as a result, we believe that the risk of delays in our patent enforcement actions will have a greater effect on our business in the future unless this trend changes.

In connection with patent enforcement actions that we may conduct, a court may rule that we have violated certain statutory, regulatory, federal, local or governing rules or standards, which may expose us to certain material liabilities.

In connection with our patent enforcement actions we intend to bring or maintain, it is possible that a defendant may request and/or a court may rule that we have violated statutory authority, regulatory authority, federal rules, local court rules, or governing standards relating to the substantive or procedural aspects of such enforcement actions. In such event, a court may issue monetary sanctions against us or award attorney’s fees and/or expenses to a defendant(s), which could be material, and if we are required to pay such monetary sanctions, attorneys’ fees and/or expenses, such payment could materially harm our operating results and our financial position.

Our litigation may be time-consuming, costly and we cannot anticipate the results.

We expect to spend a significant amount of our financial and management resources to pursue litigation matters. We believe that these litigation matters and others that we may in the future determine to pursue could continue for years and consume significant financial and management resources. The counterparties to our litigation matters are all large, well-financed companies with substantially greater resources than us. We cannot assure you that any of our litigation matters will result in a favorable outcome for us. In addition, even if we obtain favorable interim rulings or verdicts in particular litigation matters, they may not be predictive of the ultimate resolution of the dispute. Also, we cannot assure you that we will not be exposed to claims or sanctions against us which may be costly or impossible for us to defend. Unfavorable or adverse outcomes may result in losses, exhaustion of financial resources or other adverse effects which could encumber our ability to develop and commercialize products.

Technology company stock prices are especially volatile, and this volatility may depress the price of our common stock.

The stock market has experienced significant price and volume fluctuations, and the market prices of technology companies have been highly volatile. We believe that various factors may cause the market price of our common stock to fluctuate, perhaps substantially, including, among others, the following:

•	announcements of developments in our patent enforcement actions;

•	developments or disputes concerning our patents;

•	our or our competitors’ technological innovations;

•	variations in our quarterly operating results;

•	our failure to meet or exceed securities analysts’ expectations of our financial results;

•	a change in financial estimates or securities analysts’ recommendations;

•	changes in management’s or securities analysts’ estimates of our financial performance;

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•	changes in market valuations of similar companies;

•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures, capital commitments, new technologies, or patents; and

•	failure to complete significant transactions.

We are required to evaluate our internal control over financial reporting in accordance with the Sarbanes-Oxley Act.

We will be required to incur significant costs and require significant management resources to evaluate our internal control over financial reporting as required under the Sarbanes-Oxley Act, and any failure to comply or any adverse result from such evaluation may have an adverse effect on our stock price.

The burdens of being a public company may adversely affect our ability to pursue litigation.

As a public company, our management must devote substantial time, attention and financial resources to comply with U.S. securities laws. This may have a material adverse effect on management’s ability to effectively and efficiently pursue litigation as well as our other business initiatives. In addition, our disclosure obligations under U.S. securities laws require us to disclose information publicly that will be available to future litigation opponents. We may, from time to time, be required to disclose information that may have a material adverse effect on our litigation strategies. This information may enable our litigation opponents to develop effective litigation strategies that are contrary to our interests.

Risks Related to our Common Stock

Shares of our common stock that have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a former “shell company.”

Pursuant to Rule 144 under the Securities Act, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we were, until the consummation of the Merger, a “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 are not able to be made until a period of at least twelve months has elapsed from the date on which the information that is required by Form 10 to register our securities under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) is filed with the Commission. Therefore, any restricted securities we have sold or sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose, will have no liquidity until and unless such securities are registered with the Commission and/or until six months after the date of issuance and we have otherwise complied with the other requirements of Rule 144. As a result, it may be harder for us to fund our operations and pay our employees and consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our prior status as a “shell company” could prevent us in the future from raising additional funds, engaging employees and consultants, and using our securities to pay for any acquisitions, which could cause the value of our securities, if any, to decline in value or become worthless.

We may not qualify to meet listing standards to list our stock on an exchange.

The Commission approved listing standards for companies using reverse acquisitions, or reverse shell mergers, to list on an exchange, which may limit our ability to become listed on an exchange. We are considered a reverse merger company (i.e., an operating company that became an Exchange Act reporting company by combining with a shell Exchange Act reporting company) that cannot apply to list on NYSE, NYSE MKT or Nasdaq until our stock has traded for at least one year on the U.S. OTC market, a regulated foreign exchange or another U.S. national securities market following the filing with the Commission or other regulatory authority of all required information about the merger, including audited financial statements. We would be required to maintain a minimum $4 share price ($2 or $3 for NYSE MKT) for at least thirty (30) of the sixty (60) trading days before our application and the exchange’s decision to list. We would be required to have timely filed all required reports with the Commission (or other regulatory authority), including at least one annual report with audited financials for a full fiscal year commencing after filing of the above information. To the extent that we cannot qualify for a listing on an exchange, our ability to raise capital will be diminished.

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Because we are considered a reverse merger company, we may not be able to attract the attention of brokerage firms.

Additional risks may exist since we are considered a reverse merger company. Securities analysts of brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on our behalf in the future.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The Commission has adopted regulations which generally define so-called “penny stocks” as an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our shares of Common Stock may be deemed to be a “penny stock” based upon the price of our common stock as of April 22, 2016 and as such are subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 exclusive of the value of their principal residence or annual income exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our shares of common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock was exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to restrict any person from participating in a distribution of penny stock if the Commission finds that such a restriction would be in the public interest.

Provisions in our Certificate of Incorporation and By-laws may deter third parties from acquiring us and could lead to the entrenchment of our Board.

Our Certificate of Incorporation and By-laws contain provisions that may make the acquisition of our company more difficult without the approval of our Board, including the following:

•	we have authorized undesignated preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval;

•	vacancies on the Board may be filled only by the directors; and

•	we require advance notice for stockholder proposals.

These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and cause us to take other corporate actions that you desire. The anti-takeover defenses in our Certificate of Incorporation and By-laws could discourage, delay or prevent a transaction involving a change in control of our company. These deterrents could adversely affect the price of our common stock and make it difficult to remove or replace members of our Board or management.

We are a “controlled company” within the meaning of the Nasdaq and NYSE MKT rules and, as a result, we qualify for, and rely on, exemptions from certain corporate governance requirements.

Walker Digital controls a majority of our voting stock. As a result, we are a “controlled company” within the meaning of Nasdaq and NYSE MKT corporate governance standards. Under the Nasdaq rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company”, and if we are listed on Nasdaq we expect to utilize exemptions relating to certain Nasdaq corporate governance requirements, including:

•	The requirement that we have a Nominating Committee that is composed entirely of independent directors;

•	The requirement that we have a Compensation Committee that is composed entirely of independent directors; and

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•	The requirement for an annual performance evaluation of the Nominating and Compensation Committees.

The NYSE MKT has similar rules and exemptions with respect to controlled companies, which we expect to utilize if we are listed on the NYSE MKT. As a result of these exemptions, we anticipate that, if we are still a controlled company at the time that we apply to be listed on the Nasdaq or the NYSE MKT, our Nominating and Compensation Committees will not consist entirely of independent directors and that we will not be required to have an annual performance evaluation of the Nominating and Compensation Committees. Accordingly, a holder of our common stock would not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq or NYSE MKT corporate requirements.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders identified in the section of this prospectus entitled “Selling Stockholders.” We will not receive any of the proceeds from the sale of the shares by selling stockholders hereunder.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock. Pursuant to our current strategy, we do not have a plan to pay cash dividends. However, in the future, the Board may change our strategy to one that includes a dividend or distribution on our capital stock.

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MARKET FOR COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Our common stock is quoted on the OTCQB under the symbol “WLKR”.

The table below sets forth the high and low bid prices for our common stock as reported on the OTCQB for the periods indicated. The price quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Fiscal Year 2014	High	Low
First Quarter	$4.50	$3.15
Second Quarter	4.00	3.00
Third Quarter	3.03	1.49
Fourth Quarter	2.76	2.05

Fiscal Year 2015	High	Low
First Quarter	$2.70	$1.20
Second Quarter	2.20	1.20
Third Quarter	1.40	0.26
Fourth Quarter	0.50	0.19

Fiscal Year 2016	High	Low
First Quarter	$0.36	$0.15
Second Quarter (through April 22, 2016)	$0.38	$0.25

As of April 22, 2016, there were 20,741,572 shares of common stock outstanding, held by over 200 holders of record and 14,999,000 shares of our Series B Preferred Stock, held by a single holder of record. The last reported sales price of our common stock was $0.38 per share on April 22, 2016.

EQUITY COMPENSATION PLAN INFORMATION

The following table contains information about our common stock that may be issued under our equity compensation plans as of December 31, 2015. See “Executive Compensation—Benefit Plans” for a description of our stock option and incentive plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	4,263,166	$3.01	1,344.176	(2)
Equity compensation plans not approved by security holders	—	—	—

Total	4,263,166	$3.01	1,344,176

(1)	Our Amended and Restated 2015 Long-Term Incentive Plan (the “Incentive Plan”) was adopted on May 6, 2015.
(2)	The number of securities remaining available for future issuances includes 1,344,176 shares available under our Incentive Plan.

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SELLING STOCKHOLDERS

The following table sets forth as of April 22, 2016, information regarding the current beneficial ownership of our common stock by the persons identified, based on information provided to us by them, which we have not independently verified. Although we have assumed for purposes of the table that the selling stockholders will sell all of the shares offered by this prospectus, because they may from time to time offer all or some of their shares under this prospectus or in another manner, no assurance can be given as to the actual number of shares that will be resold by the selling stockholders (or any of them), or that will be held after completion of the resales. In addition, a selling stockholder may have sold or otherwise disposed of shares in transactions exempt from the registration requirements of the Securities Act of 1933, as amended or otherwise since the date he or she provided information to us. The selling stockholders are not making any representation that the shares covered by this prospectus will be offered for sale. Except for Dr. Schiller who is a member of our Board of Directors, the former Chairman of our Board of Directors and our former Chief Executive Officer and Mr. Nyweide who is our former Chief Financial Officer, Executive Vice President-Corporate Development, Treasurer and Secretary, no selling stockholder has held any position nor had any material relationship with us or our affiliates during the past three years.

Broadband Agreements

In connection with the Merger and the Placement (as defined below), on July 10, 2013, we entered into a Restricted Stock Agreement (the “Restricted Stock Agreement”) with Broadband Capital Management LLC (“BCM”). The Restricted Stock Agreement amends the terms of the previously entered into Financial Advisory Services Agreement with BCM whereby BCM agreed that its fee in connection with the Merger would be 1,325,776 shares of our common stock, the vesting of which would be subject to the closing of the Merger. BCM was issued shares as compensation for its advisory services, which services included identifying the target business, negotiation, diligence and other advisory work. Subsequently, BCM distributed the shares it received to Messrs. Rapoport, Wagenheim, Dominitz, Cannon, Kutcher, Eiswerth, Prince and Cugine, all of whom are registered representatives BCM, as well as to Delavaco Holdings Inc. and PowerOne Capital Markets Limited.

Messrs Rapoport and Wagenheim are Chairman and Vice-Chairman, respectively, and affiliates of BCM, a registered broker dealer. Each of Dominitz, Cannon, Kutcher, Eiswerth, Prince, and Cugine are registered representatives and employees of BCM. PowerOne Capital Markets Limited is not a registered broker-dealer in the United States, but is an exempt market dealer in Canada.

We have been informed that at the time the shares were acquired, none of such parties have agreements, plans or arrangements to dispose of the shares.

Name of Selling Stockholder	Shares of Common Stock Owned Prior to Offering		Shares of Common Stock to be Sold		Shares of Common Stock Owned After the Offering	Percentage of Common Stock Owned after the Offering

2003 Hochman Family LLC	45,000	(1)	45,000	(1)	0	—

Abid Chaudry	14,993	(2)	14,993	(2)	0	—

Adventure Ventures LLC	60,000	(3)	60,000	(3)	0	—

Alpha Capital Anstalt	250,000	(4)	250,000	(4)	0	—

AlphaNorth Asset Management	250,001	(5)	250,001	(5)	0	—

Alyssa Rapoport	75,000	(6)	75,000	(6)	0	—

Amit Solomon	37,500	(7)	37,500	(7)	0	—

Andre Barrett	14,993	(8)	14,993	(8)	0	—

Birchtree Capital, LLC	75,000	(9)	75,000	(9)	0	—

Brian Vyner	90,000	(10)	90,000	(10)	0	—

Michael Rapaport	700,001		700,001		0	—

Philip Wagenheim	233,333		233,333		0	—

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Name of Selling Stockholder	Shares of Common Stock Owned Prior to Offering		Shares of Common Stock to be Sold		Shares of Common Stock Owned After the Offering	Percentage of Common Stock Owned after the Offering

Eli Dominitz	133,333		133,333		0	—

George Cannon	66,667		66,667		0	—

David Kutcher	17,443		17,443		0	—

Jason Eiswerth	50,000		50,000		0	—

David Prince	25,000		25,000		0	—

Joe Cugine	33,333		33,333		0	—

Delavaco Holdings Inc.	33,333		33,333		0	—

PowerOne Capital Markets Limited	33,333		33,333		0	—

Butterfield Bank (Guernsey) Limited as Custodian of Glass Investments LP	96,000	(11)	96,000	(11)	0	—

Capela Overseas Ltd.	200,000	(12)	200,000	(12)	0	—

Conan McIntyre	12,500	(13)	12,500	(13)	0	—

Daniel Ciporin	22,500	(14)	22,500	(14)	0	—

Danielle D. Rich	210,000	(15)	210,000	(15)	0	—

David D’Onofrio	14,990	(16)	14,990	(16)	0	—

Deborah J. Ziskin	100,001	(17)	100,001	(17)	0	—

Del Mar Master Fund, Ltd.	500,000	(18)	500,000	(18)	0	—

Deland Kamanga	14,993	(19)	14,993	(19)	0	—

Dynamic Power Hedge Fund	1,000,001	(20)	1,000,001	(20)	0	—

First Canadian Insurance	76,200	(21)	76,200	(21)	0	—

Flash United Investments	50,000	(22)	50,000	(22)	0	—

Front Street Investment Management, Inc.	174,999	(23)	174,999	(23)	0	—

Glen Tobias	30,000	(24)	30,000	(24)	0	—

Harvey W. Schiller	100,000		100,000		0	—

Interward Capital Corporation	50,100	(25)	50,100	(25)	0	—

Invefin Ltd.	299,984	(26)	299,984	(26)	0	—

IP Navigation Group, LLC	1,445,000		1,445,000		0	—

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Name of Selling Stockholder	Shares of Common Stock Owned Prior to Offering		Shares of Common Stock to be Sold		Shares of Common Stock Owned After the Offering	Percentage of Common Stock Owned after the Offering

J. Goldman Master Fund, L.P.	150,000	(27)	150,000	(27)	0	—

Jason H. Hochman	15,000	(28)	15,000	(28)	0	—

Jeffrey O. Nyweide	44,754		44,754		0	—

John Casey	7,500	(29)	7,500	(29)	0	—

Joseph Muoio	42,500	(30)	42,500	(30)	0	—

Joshua Bell	100,001	(31)	100,001	(31)	0	—

Kitchener Investment Corp.	200,000	(32)	200,000	(32)	0	—

Laurent J. Zmiro	22,500	(33)	22,500	(33)	0	—

Leon Meyers	51,000)	(34)	51,000)	(34)	0	—

Luke Seabrook	112,490	(35)	112,490	(35)	0	—

Magal Group S.A. Panama	105,000	(36)	105,000	(36)	0	—

Margarita Fulawka	14,993	(37)	14,993	(37)	0	—

Michael Brauser	75,000	(38)	75,000	(38)	0	—

Millennium Insurance	38,100	(39)	38,100	(39)	0	—

Nathaniel H. Hochman	15,000	(40)	15,000	(40)	0	—

Nicolas Klugman	22,500	(41)	22,500	(41)	0	—

Nicole Kubin	18,000	(42)	18,000	(42)	0	—

Pasquale Di Capo	150,000	(43)	150,000	(43)	0	—

Parkwood LP Fund	52,500	(44)	52,500	(44)	0	—

Pinetree Income Partnership	150,000	(45)	150,000	(45)	0	—

RCM Special Situations Fund	50,000	(46)	50,000	(46)	0	—

Richard A. Kreisel - Kilstock	49,500	(47)	49,500	(47)	0	—

Rock Maple Concentrated Alpha Trust	500,000	(48)	500,000	(48)	0	—

Rockhaven Holdings Ltd	39,600	(49)	39,600	(49)	0	—

Samara Fund Ltd.	30,000	(50)	30,000	(50)	0	—

The Chambers Family Living Trust Dated November 30, U/A 11/30/12	100,001	(51)	100,001	(51)	0	—

Vivek Kakaria	14,993	(52)	14,993	(52)	0	—

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Name of Selling Stockholder	Shares of Common Stock Owned Prior to Offering		Shares of Common Stock to be Sold		Shares of Common Stock Owned After the Offering	Percentage of Common Stock Owned after the Offering

York Plains Investment Corp.	50,000	(53)	50,000	(53)	0	—

Total	8,856,463		8,856,463		0

1)	Includes 15,000 shares of common stock issuable upon exercise of warrants purchased in the Placement. Richard Hochman has sole voting or investment control over the 2003 Hochman Family LLC.
2)	Includes 4,998 shares of common stock issuable upon exercise of warrants purchased in the Placement.
3)	Includes 20,000 shares of common stock issuable upon exercise of warrants purchased in the Placement. Ari Kluger has sole voting or investment control over Adventure Ventures LLC.
4)	Includes 83,333 shares of common stock issuable upon exercise of warrants purchased in the Placement. Konrad Ackermann has sole voting or investment control over Alpha Capital Anstalt.
5)	Includes 83,334 shares of common stock issuable upon exercise of warrants purchased in the Placement. Steve Palmer has sole voting or investment control over AlphaNorth Asset Management.
6)	Includes 25,000 shares of common stock issuable upon exercise of warrants purchased in the Placement.
7)	Includes 12,500 shares of common stock issuable upon exercise of warrants purchased in the Placement.
8)	Includes 4,998 shares of common stock issuable upon exercise of warrants purchased in the Placement.
9)	Includes 25,000 shares of common stock issuable upon exercise of warrants purchased in the Placement. Michael Brouser has sole voting or investment control over Birchtree Capital.
10)	Includes 30,000 shares of common stock issuable upon exercise of warrants purchased in the Placement.
11)	Includes 32,000 shares of common stock issuable upon exercise of warrants purchased in the Placement. Kim Ward has sole voting or investment control over Butterfield Bank (Guernsey) Limited, as Custodian of Glass Investments LP.
12)	Includes 66,667 shares of common stock issuable upon exercise of warrants purchased in the Placement. Michael A. Barth has sole voting or investment control over Capela Overseas Ltd.
13)	Includes 4,167 shares of common stock issuable upon exercise of warrants purchased in the Placement.
14)	Includes 7,500 shares of common stock issuable upon exercise of warrants purchased in the Placement.
15)	Includes 70,000 shares of common stock issuable upon exercise of warrants purchased in the Placement.
16)	Includes 4,997 shares of common stock issuable upon exercise of warrants purchased in the Placement.
17)	Includes 33,334 shares of common stock issuable upon exercise of warrants purchased in the Placement.
18)	Includes 166,667 shares of common stock issuable upon exercise of warrants purchased in the Placement. David W. Freelove has sole voting or investment control over Del Mar Master Fund, Ltd.
19)	Includes 4,998 shares of common stock issuable upon exercise of warrants purchased in the Placement.
20)	Includes 333,334 shares of common stock issuable upon exercise of warrants purchased in the Placement. Rohit Sehgal has sole voting or investment control over Investor Company ITF Dynamic Power Hedge Fund.
21)	Includes 25,400 shares of common stock issuable upon exercise of warrants purchased in the Placement. Kim Ward has sole voting or investment control over First Canadian Insurance.
22)	Includes 16,667 shares of common stock issuable upon exercise of warrants purchased in the Placement. James Manley has sole voting or investment control over Flash United Investments.
23)	Includes 58,333 shares of common stock issuable upon exercise of warrants purchased in the Placement. Frank Mersch has sole voting or investment control over Front Street Investment Management. Inc.
24)	Includes 10,000 shares of common stock issuable upon exercise of warrants purchased in the Placement.
25)	Includes 16,700 shares of common stock issuable upon exercise of warrants purchased in the Placement. Kim Ward has sole voting or investment control over Interward Capital Corporation.
26)	Includes 99,995 shares of common stock issuable upon exercise of warrants purchased in the Placement. John H. Metzger has sole voting or investment control over Invefin Ltd.
27)	Includes 50,000 shares of common stock issuable upon exercise of warrants purchased in the Placement. Jay G. Goldman has sole voting or investment control over J. Goldman Master Fund, L.P.
28)	Includes 5,000 shares of common stock issuable upon exercise of warrants purchased in the Placement.
29)	Includes 2,500 shares of common stock issuable upon exercise of warrants purchased in the Placement.

30)	Includes 14,167 shares of common stock issuable upon exercise of warrants purchased in the Placement.
31)	Includes 33,334 shares of common stock issuable upon exercise of warrants purchased in the Placement.
32)	Includes 66,667 shares of common stock issuable upon exercise of warrants purchased in the Placement. Linda G. Williams and Helen M. Carroll share voting or investment control over Kitchener Investment Corp.

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33)	Includes 7,500 shares of common stock issuable upon exercise of warrants purchased in the Placement.
34)	Includes 17,000 shares of common stock issuable upon exercise of warrants purchased in the Placement.
35)	Includes 37,497 shares of common stock issuable upon exercise of warrants purchased in the Placement.
36)	Includes 35,000 shares of common stock issuable upon exercise of warrants purchased in the Placement. Bernard Lachenal has sole voting or investment control over Magal Group S.A. Panama
37)	Includes 4,998 shares of common stock issuable upon exercise of warrants purchased in the Placement.
38)	Includes 25,000 shares of common stock issuable upon exercise of warrants purchased in the Placement.
39)	Includes 12,500 shares of common stock issuable upon exercise of warrants purchased in the Placement. Kim Ward has sole voting or investment control over Millennium Insurance.
40)	Includes 5,000 shares of common stock issuable upon exercise of warrants purchased in the Placement.
41)	Includes 7,500 shares of common stock issuable upon exercise of warrants purchased in the Placement.
42)	Includes 6,000 shares of common stock issuable upon exercise of warrants purchased in the Placement.
43)	Includes 50,000 shares of common stock issuable upon exercise of warrants purchased in the Placement.
44)	Includes 17,500 shares of common stock issuable upon exercise of warrants purchased in the Placement. Dan Sternberg has sole voting or investment control over Parkwood LP Fund.
45)	Includes 50,000 shares of common stock issuable upon exercise of warrants purchased in the Placement. Sheldon Inwentash has sole voting or investment control over Pinetree Income Partnership.
46)	Includes 16,667 shares of common stock issuable upon exercise of warrants purchased in the Placement. Michael Ruscetta has sole voting or investment control over RCM Special Situations.
47)	Includes 16,500 shares of common stock issuable upon exercise of warrants purchased in the Placement.
48)	Includes 166,667 shares of common stock issuable upon exercise of warrants purchased in the Placement. David Freelove has sole voting or investment control over Rock Maple Concentrated Alpha Trust.
49)	Includes 13,200 shares of common stock issuable upon exercise of warrants purchased in the Placement. Kim Ward has sole voting or investment control over Rockhaven Holdings Ltd.
50)	Includes 10,000 shares of common stock issuable upon exercise of warrants purchased in the Placement. Ben Cubitt has sole voting or investment control over Samara Fund Ltd.
51)	Includes 33,334 shares of common stock issuable upon exercise of warrants purchased in the Placement. Charles W. Chambers has sole voting or investment control over The Chambers Family Living Trust Dated November 30, U/A 11/30/12
52)	Includes 4,998 shares of common stock issuable upon exercise of warrants purchased in the Placement.
53)	Includes 16,667 shares of common stock issuable upon exercise of warrants purchased in the Placement. Shawn Dym has sole voting or investment control over York Plains Investment Corp.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issued to the selling stockholders to permit the resale of these shares of common stock by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock although we will receive proceeds upon exercise of Warrants. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits buyers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

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•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from buyers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 5110.

In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and if such short sale shall take place after the date that this registration statement is declared effective by the Commission, the selling stockholders may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC. Similar to other purchase transactions, a delivery of shares of common stock to cover syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of the shares of our common stock may be higher than the price that might otherwise exist in the open market.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer or agents participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Except for Messrs. Rapoport, Wagenheim, Dominitz, Cannon, Kutcher, Eiswerth, Prince and Cugine, who are affiliates of a registered broker, none of the selling stockholders is a registered broker-dealer in the U.S. PowerOne Capital Markets Limited is an exempt market dealer in Canada. Each selling stockholder has informed the Company that it does not have any written or oral agreement understanding, plans or arrangements directly or indirectly, with any person to distribute the common stock. Upon the Company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8%).

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Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided , however , that each selling stockholder will pay all underwriting discounts and selling commissions, if any, and any legal expenses incurred by it. We will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with a registration rights agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Blue Sky Restrictions on Resale

If a selling stockholder wants to sell shares of our common stock under this prospectus in the United States, the selling stockholder will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. As a result, holders may not resell their shares of common stock in the United States without satisfying the applicable state securities law or qualifying for an exemption therefrom, including the exemptions provided under the U.S. National Securities Markets Improvement Act of 1996. The broker for a selling stockholder will be able to advise a selling stockholder as to which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this prospectus who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales. These restrictions and potential costs could be significant burdens to our stockholders seeking to effect resales of our common stock within the United States.

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DESCRIPTION OF SECURITIES

The following is a summary of some of the terms of our capital stock. Because it is only a summary, it does not contain all of the information that may be important to you and is qualified by reference to the relevant provisions of our Certificate of Incorporation and our By-laws.

For a complete description you should refer to our Certificate of Incorporation and our By-laws, which are exhibits to this Filing.

General

As of April 22, 2016, we are authorized by our Certificate of Incorporation to issue an aggregate of 100,000,000 shares of common stock, par value $0.001 per share. In addition, as of April 22, 2016, we are authorized by our Certificate of Incorporation to issue an aggregate of 15,000,000 shares of preferred stock, par value $0.001 per share, 14,999,000 shares of which have been designated Series B Convertible Preferred Stock. As of April 22, 2016, there were 21,134,744 shares of the Company’s common stock issued and 20,741,572 shares of our common stock and 14,999,000 shares of our Series B Convertible Preferred Stock outstanding.

Description of our Common Stock

The holders of our common stock are entitled to one vote per share. Our Certificate of Incorporation does not provide for cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds pari passu with the holders of our Series B Convertible Preferred Stock, on an as-converted to common stock basis.

Upon liquidation, dissolution or winding-up of our company, the holders of our common stock and the holders of the Series B Convertible Preferred Stock, based on the number of shares of our common stock into which the Series B Convertible Preferred Stock is convertible, are entitled to share ratably in all assets of our company which are legally available for distribution, after payment of or provision for all actual and potential liabilities and the liquidation preference of any outstanding preferred stock bearing such a preference, of which currently there are none. The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

Description of Our Series B Convertible Preferred Stock

Holders of our Series B Convertible Preferred Stock are entitled at any time to convert their shares of Series B Convertible Preferred Stock into an equal number of shares of our common stock, subject to adjustment in the event of a stock dividend, subdivision or combination of our common stock. Upon liquidation, dissolution or winding-up of our company, the holders of our common stock and the holders of the Series B Convertible Preferred Stock, based on the number of shares of our common stock into which the Series B Convertible Preferred Stock is convertible, are entitled to share ratably in all assets of our company which are legally available for distribution, after payment of or provision for all actual and potential liabilities and the liquidation preference of any outstanding preferred stock bearing such a preference, of which currently there are none. In the event of any liquidation, dissolution or winding up of the Company, our assets legally available for distribution will be distributed ratably among the holders of the Series B Convertible Preferred Stock and our common stock, based on the number of shares of our common stock into which the Series B Convertible Preferred Stock is convertible. The holders of our Series B Convertible Preferred Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds, pari passu on an as-converted to common stock basis with the amount of such dividends to be distributed to the holders of our common stock immediately prior to the declaration of such dividend or distribution. The shares of Class B Convertible Preferred Stock will vote together with our common stock on all matters where stockholders are entitled to vote. The holders of shares of Series B Convertible Preferred Stock are entitled to cast an aggregate of 80.0% of the total votes that may be cast with respect to any such matter, including the election of all directors.

Registration Rights Agreements

On September 18, 2013, upon the closing of a private placement (the “Placement”) of newly issued shares of our common stock and warrants, we entered into a registration rights agreement (the “Offering Registration Rights Agreement”) with the investors participating in the Placement. Under the terms of the Offering Registration Rights Agreement, we committed to file a registration statement covering the resale of the common stock issued in the Placement, as well as the common stock issuable on exercise of the warrants, within 30 calendar days from the Closing Date of the Placement (the “Filing Deadline”) and to use reasonable best efforts to cause the registration statement to become effective no later than the earlier of: (i) the 90th calendar day following the Closing Date, provided , that, if the Commission reviews and has written comments to the filed registration statement, then such date shall be the 180th calendar day following the Closing Date, and (ii) the 5th trading day following the date on which we are notified by the Commission that the registration statement will not be reviewed or is no longer subject to further review and comments and the effectiveness of the registration statement may be accelerated (the “Effective Deadline”).

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In the Offering Registration Rights Agreement, we agreed to use reasonable best efforts to maintain the effectiveness of the registration statement until the earlier of (i) such time when all of the shares of common stock covered by such registration statement have been publicly sold by the holders and (ii) the date on which all of such shares are (A) sold pursuant to an effective registration statement; (B) are sold pursuant to Rule 144 under circumstances in which any legend borne by such shares are removed; or (C) such shares would be saleable pursuant to Rule 144 without restrictions on volume or manner of sale (which shall be no earlier than one (1) year from the Closing Date) (the “Effectiveness Period”). If (i) the registration statement is not filed on or prior to its Filing Deadline, (ii) we fail to have the registration statement declared effective prior to the Effective Deadline, or (iii) after the Effective Deadline, such registration statement ceases to remain continuously effective for more than 30 consecutive calendar days or more than an aggregate of 60 calendar days during any 12-month period (subject to certain grace periods), we will be liable to each holder, as partial liquidated damages, to pay an amount, payable monthly, equal to 1.0% of the aggregate purchase price paid by such holder in the Placement for the number of shares of unregistered shares registrable under the Offering Registration Rights Agreement then held by such holder. The maximum aggregate liquidated damages payable to a holder under the Offering Registration Rights Agreement is 10.0% of the aggregate amount of such holder’s investment in the Placement, and certain other limitations apply to the accrual of liquidated damages under the Offering Registration Rights Agreement. The liquidated damages pursuant to the terms of the Offering Registration Rights Agreement apply on a daily pro rata basis for any portion of a month prior to the cure of the event resulting in the incurrence of liquidated damages.

The Secondary Registration Rights Agreement contains terms and conditions substantially similar to the Offering Registration Rights Agreement. The registration statement required by the Secondary Registration Rights Agreement was declared effective on June 3, 2014.

We will pay all registration expenses, other than underwriting discounts and commissions, related to the Offering Registration Rights Agreement and the Secondary Registration Rights Agreement. Each of the Offering Registration Rights Agreement and the Secondary Registration Rights Agreement contain customary cross-indemnification provisions pursuant to which we will indemnify the selling stockholders in the event of material misstatements or omissions in the resale registration statement attributable to us, and they will indemnify us for material misstatements or omissions attributable to them. We will be indemnified for certain penalty payment obligations which may become due under the Secondary Registration Rights Agreement by Walker Digital pursuant to a Registration Rights Indemnification Agreement dated as of February 10, 2014.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and By-laws

Certain provisions of Delaware law, our Certificate of Incorporation and our By-laws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Certificate of Incorporation and By-laws

Our Certificate of Incorporation and By-laws contain provisions that may make the acquisition of our company more difficult without the approval of our Board, including, but not limited to, the following:

•	we have authorized undesignated preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval;

•	stockholders may only remove directors for cause;

•	at least 75% of all votes entitled to be cast at any annual election of directors must vote in favor of the amendment of any of our By-laws, although our By-laws may be amended at any time by a majority vote of the Board of Directors;

•	vacancies on the Board occurring between meetings of stockholders may be filled only by the Directors;

•	the Directors can expand the size of the Board by a majority vote of the Directors;

•	we require that actions by written consent of stockholders be reviewed and certified by an inspector of elections; and

•	we require advance notice for stockholder proposals.

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These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and cause us to take other corporate actions that you desire. The anti-takeover defenses in our Certificate of Incorporation and By-laws could discourage, delay or prevent a transaction involving a change in control of our company. These deterrents could adversely affect the price of our common stock and make it difficult to remove or replace members of our Board or management.

Delaware Anti-Takeover Statute

We may become subject to the provisions of Section 203 of the Delaware General Corporation Law (“Section 203”) regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. Section 203 may have an anti-takeover effect with respect to transactions our Board of Directors does not approve in advance. Section 203 may also discourage business combinations or other attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

DESCRIPTION OF BUSINESS

Overview

Walker Innovation Inc. (formerly known as Patent Properties, Inc.) has two distinct lines of businesses: we develop and commercialize our unique portfolio of intellectual property assets through our licensing and enforcement operations (‘‘Licensing and Enforcement’’) and, more recently, in early 2015 we launched the innovation business, which previously consisted of Haystack IQTM (formerly known as ‘‘The United States Patent UtilityTM’’) (‘‘Haystack IQ’’) and currently includes custom business innovation services pursuant to which the Company seeks to perform custom innovation work for large companies seeking to prototype and commercialize new businesses and new business methods, referred to as the Company’s ‘‘Innovation’’ business. The Company is led by entrepreneur and inventor Jay Walker, who is best known as the founder of Priceline.com and has twice been named by TIME magazine as ‘‘one of the top 50 business leaders of the digital age.’’ Mr. Walker currently ranks as the world’s 11th most patented living individual, based on U.S. patent issuances according to Wikipedia.

Recent Transactions

The Company announced on March 31, 2016 that it ceased operations of its Haystack IQ product.

On December 4, 2015, the Company entered into a Shared Services Agreement (the ‘‘Upside Holdings Services Agreement’’) with The Upside Commerce Group, LLC (formerly known as the Flexible Travel Company, LLC) (‘‘Upside Holdings’’), a company controlled by Mr. Walker and affiliated with Walker Digital, the Company’s controlling stockholder, regarding the provision of executive management, marketing, legal and financial consulting services. There are no set deliverables contemplated by the Upside Holdings Services Agreement, although the hourly rates the Company changes Upside Holdings (approximately equal to the Company’s cost) are specified. In connection with the Upside Holdings Services Agreement, the Company was granted a warrant to purchase limited liability interests at a price of $0.06 per Class A Common Share in Upside Holdings. The warrant was issued to the Company by Mr. Walker, who currently beneficially owns approximately 76% of the aggregate outstanding limited liability company interests of Upside Holdings.

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Innovation Business

The Company focuses on fostering and creating systems and tools to help companies innovate more effectively and efficiently through custom innovation projects for large companies.

Custom Innovation

The Company seeks to provide consulting services and software development to large companies in connection with prototyping projects as well as the development of customized innovative ways to serve their customers and grow their market share. The Company may be engaged by the customer directly, or work may be subcontracted to it by its controlling stockholder, a related party, Walker Digital. The Company is currently performing custom innovation services for Walker Digital pursuant to a work order for a prototype project involving a Fortune 500 insurance company that previously retained Walker Digital to design and develop viable new business models. The business prototype to be developed has an approved budget of approximately $3.0 million to be funded through late 2016 as services are provided and operational milestones are achieved.

Competition

With respect to our Innovation business, there are a number of intermediaries that help companies understand the risks and opportunities presented by the proliferation of new materials, technologies and methods, including technology scouts, expert networks and a variety of professional service firms. However, the vast majority of these services focus on the very largest companies, which can afford expensive software tools and custom analyses by human experts.

Licensing and Enforcement

All of our intellectual property assets were created with the goal of solving business problems, with the intent to achieve commercial status. However, it is our belief that certain of our inventions have become part of the commercial activities of other businesses without having been licensed, depriving us of financial value. As a result, focused patent enforcement activities are a component of our business strategy. During the past three fiscal years the Company has filed 21 patent infringement lawsuits (including three counterclaims in declaratory judgment actions) against 25 defendants involving 8 patents in suit. These enforcement efforts have resulted in over $6.8 million in gross revenue from settlement income. There is currently 1 litigation matter in the US District Courts in Delaware. We may expand our enforcement activities to other unlicensed users of those patents that have previously been asserted in litigation and may expand such activities to other patents in our portfolio. Our litigations are disclosed below under— Legal Proceedings.

Intellectual Property/Patent Portfolio Overview

Our patent portfolio currently consists of approximately 400 granted patents, as well as over 45 pending patent applications. Our patents describe inventions in areas such as authentication techniques, internet search, social networking and advertising and online transactions, among many others. They are relevant to a broad array of large and growing industries including data management, e-commerce, electronic and computer hardware, social networking and internet services, financial services, entertainment and video gaming, online education, manufacturing, security and state lotteries.

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Furthermore, to optimize the quality of our intellectual property, we retain well qualified patent attorneys to work on every stage of the patent procurement process, from ideation, through drafting, prosecution and appeals. Potentially, there may be valuable unasserted claims within the portfolio. We may file for additional patent protection based on some of our existing patents and patent applications when appropriate. In addition, all of our employees enter into confidentiality agreements with us, which includes a provision governing the assignment of inventions.

Competition

With respect to our Licensing and Enforcement operations, we expect to encounter competition from others seeking to license or sell intellectual property. This includes an increase in the number of competitors seeking to license or sell similar patents and technologies. Other companies may develop competing technologies and offerings that may provide better or less expensive alternatives to our patented technologies that we may license or sell. Many potential competitors may have significantly greater resources than we do. Technological advances or entirely different approaches developed by one or more of our competitors could render certain of the technologies owned and services to be provided obsolete and/or uneconomical.

Corporate History

In 2010, we sold our four previous operating units and determined that, following those transactions, we were a ‘‘shell company’’ as defined in Rule 12b-2 of the Exchange Act. As a result of the Merger described below, we ceased to be a shell company.

In connection with an Agreement and Plan of Merger dated as of July 11, 2013, Walker Holdings was formed as a limited liability company in the State of Delaware on June 3, 2013. Immediately prior to the closing of the related merger (the ‘‘Merger’’) on September 18, 2013 (the ‘‘Closing Date’’), Walker Digital, then the sole member of Walker Holdings, contributed Walker Licensing, a segment of Walker Digital, to Walker Holdings. Upon the closing of the Merger, our newly formed, wholly-owned subsidiary (‘‘Merger Sub’’) merged with and into Walker Holdings, and Walker Holdings became our wholly-owned subsidiary. Immediately following the Merger, the business of Walker Holdings became the business of the Company. Subsequent to the Closing Date, Walker Holdings changed its name to Inventor Holdings, LLC (‘‘IH LLC’’). On July 31, 2015, the Company filed a Certificate of Amendment of its Certificate of Incorporation with the State of Delaware, pursuant to which the Company was renamed Walker Innovation Inc.

All of the patents we own through IH LLC f/k/a Walker Holdings were developed internally by Walker Digital, with Jay Walker as the lead inventor named on almost all patents issued. All improvements to these assets, together with the intellectual property associated with the predecessor to Haystack IQ, have been assigned pursuant to an Invention Assignment Agreement with Mr. Walker. While the terms of the Invention Assignment Agreement do not entitle us to any other intellectual property Mr. Walker may develop in the future, in view of his significant equity position in the Company and the Company’s platform for the protection of the intellectual property it holds, Mr. Walker may nevertheless determine to develop and commercialize intellectual property through the Company. The terms and conditions of any such transaction would be negotiated between Mr. Walker and our Audit Committee at the time of such determination.

DESCRIPTION OF PROPERTY

Our Connecticut office, which serves as our corporate headquarters, is located at Two High Ridge Park, Stamford, Connecticut. We lease space pursuant to a Shared Services Agreement with Walker Digital. The Walker Digital lease will expire in September of 2016. The annual rent for the office space occupied by us is approximately $215,000. We believe that our existing facilities are adequate to accommodate our current business needs.

LEGAL PROCEEDINGS

Below is a brief description of material pending legal proceedings, other than ordinary routine litigation incidental to the business, to which we or any of our subsidiaries is a party or of which any of their property is the subject.

On April 11, 2011, Walker Digital, LLC (‘‘Walker Digital’’) filed suit alleging infringement of one or more claims of U.S. Patent 6,199,014 in the United States District Court for the District of Delaware, Docket No. 11-309. The complaint was filed against Apple, Inc., BMW of North America LLC, Google, Inc., Mapquest, Inc., Mio Technology USA, Tom Tom, Inc., Telenav, Inc., Blusens Technology S.C., NDrive, Inc., Navman Wireless Holdings LP, Microsoft Corporation and Samsung Electronics. The complaint seeks damages and a permanent injunction. Following early stages of discovery, Walker Digital voluntarily dismissed BMW of North America LLC, Mapquest, Inc., Mio Technology USA, Tom Tom, Inc., TeleNav, Inc., Blusens Technology S.C., Ndrive, Inc., and Navman Wireless Holdings LP, without prejudice. Apple, Inc. entered into a license agreement with Walker Digital on June 27, 2011 and was subsequently dismissed from this suit. Following claim construction, Walker Digital voluntarily dismissed Microsoft Corporation. The United States Patent Trial and Appeal Board issued a ruling on November 28, 2014, invalidating the patent and the suit was subsequently dismissed.

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On April 11, 2011, Walker Digital filed suit alleging infringement of one or more claims of U.S. Patent 7,801,802 in the United States District Court for the District of Delaware, Docket No. 11-311. A complaint was filed against Google, Inc., Yahoo! Inc., and Microsoft Corporation. The complaint seeks damages and a permanent injunction. Yahoo! Inc. entered into a license agreement with Walker Digital on July 11, 2012 and the case was subsequently dismissed against Yahoo! Inc. On July 25, 2013, the District Court entered a stipulated judgment of non-infringement following a claim construction order. On November 6, 2014, the United States Court of Appeals for the Federal Circuit affirmed the judgment of non-infringement and the suit was subsequently dismissed. On February 7, 2015, following dismissal, Google, Inc. moved to renew their motion in pursuit of sanctions and fees. The District Court held a hearing on the motion on June 1, 2015. On September 4, 2015, the District Court denied Google’s renewed motion for sanctions and fees and the suit was subsequently dismissed.

On April 11, 2011 Walker Digital filed suit alleging infringement of one or more claims of U.S. Patents 5,884,272 and 5,884,270 in the United States District Court for the District of Delaware, Docket No. 11-318. A complaint was filed against MySpace, Inc., News Corporation, Friendster, Inc., LinkedIn Corporation, Buckaroo Acquisition Corporation, Criterion Capital Partners LP, Google, Inc., Tagged, Inc., and Facebook, Inc. The complaint seeks damages and a permanent injunction. Walker Digital entered into a settlement agreement with Facebook, Inc. on July 12, 2011, Tagged, Inc. on June 22, 2012, MySpace, Inc. on December 9, 2011, Friendster, Inc. on March 12, 2012 and LinkedIn, Inc. on May 20, 2013. Walker Digital dismissed each settling party from this suit. The United States District Court for the District of Delaware issued a ruling on September 3, 2014, invalidating the patent and the suit was subsequently dismissed. On March 29, 2016, the District Court granted Google’s motion for fees in the amount of $75,525.15.

On April 11, 2011, Walker Digital filed suit alleging infringement of one or more claims of U.S. Patents 6,138,105 and 6,601,036 in the United States District Court for the District of Delaware, Docket No. 11-320. A complaint was filed against American Airlines, Inc., Amazon.com, Inc., Best Buy Co., Inc., Bestbuy.com LLC, BBY Solutions, Inc., Dell, Inc., Delta Airlines, Inc., Expedia, Inc., Hewlett-Packard Company, Sony Electronics, Inc., and Wal-Mart Stores, Inc. The complaint seeks damages and a permanent injunction. Walker Digital LLC entered into a settlement agreement with Dell, Inc. on July 12, 2011 and Dell, Inc. was subsequently dismissed. After further review of the alleged infringing product, Walker Digital voluntarily dismissed Best Buy Co., Inc., BBY Solutions, Inc. and Sony Electronics, Inc. Subsequently, Inventor Holdings, Inc. (‘‘IH, LLC’’), as successor to Walker Digital, agreed to dismiss American Airlines, Inc. Wal-Mart Stores, Inc. entered into a settlement agreement with IH, LLC, on December 22, 2014 and Wal-Mart Stores, Inc. was subsequently dismissed. IH, LLC voluntarily dismissed the remaining defendants Amazon.com, Inc. BestBuy.Com, LLC, Delta Airlines, Inc., Expedia, Inc., and Hewlett-Packard Company on February 23, 2015 and the suit was dismissed.

On April 11, 2011, Walker Digital filed suit alleging infringement of one or more claims of U.S. Patent 6,263,505 in the United States District Court for the District of Delaware, Docket No. 11-321. A complaint was filed against Ayre Acoustics, Inc., Best Buy Co., Inc., D&M Holdings U.S. Inc., Denon Electronics (USA) LLC, Funai Corporation, Inc., Haier America Trading LLC, Harman International Industries, Inc., JVC Americas Corporation, LG Electronics USA, Inc., Marantz America, Inc., Onkyo USA Corporation, Oppo Digital, Inc., Orion Electric America, Inc., Panasonic Corporation of North America, Philips Electronics North America Corporation, Pioneer Electronics (USA) Inc., Samsung Electronics America, Sharp Electronics Corporation, Sherwood America, Inc., Sony Corporation of America, Sony Electronics, Inc., Technicolor USA, Inc.(d/b/a RCA), Toshiba America Information Systems, Inc., Vizio, Inc., Yamaha Corporation of America, Bestbuy.com LLC and Best Buy Stores, LP. The complaint seeks damages and permanent injunction. Walker Digital entered into a settlement agreement with Toshiba America Information Systems, Inc. on September 14, 2011, Oppo Digital, Inc. on October 11, 2011, Yamaha Corporation of America on December 7, 2011, Denon Electronics (USA) LLC on February 3, 2012, Orion America, Inc. on February 15, 2012, Sherwood America, Inc. on March 2, 2012, Harman International Industries, Inc. and Philips Electronics North America Corporation on March 8, 2012, Samsung Electronics America on June 13, 2012, Pioneer Electronics (USA) Inc. and Onkyo USA Corporation on June 27, 2012, LG Electronics USA on June 28, 2012, Sharp Electronics Corporation on July 2, 2012 and Panasonic Corporation of North America on November 6, 2012. Walker Digital dismissed each settling party from this suit. The United States Court of Appeals for the Federal Circuit issued a ruling on December 4, 2014, affirming a ruling from the United States Patent Trial and Appeal Board invalidating the patent and the suit was subsequently dismissed.

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On April 12, 2011, Walker Digital Filed suit alleging infringement of one or more claims of U.S. Patent 7,924,323 in the United States District Court for the District of Delaware, Docket No. 11-326. The complaint was filed against Canon U.S.A, Inc., Casio America, Inc., Eastman Kodak Co., Eye-Fi, Inc., Fujifilm U.S.A., Inc., Nikon, Inc., Olympus America, Inc., Pentax of America, Inc., Ricoh Americas Corporation, Samsung Electronics America, Sanyo North America Corporation, Sony Corporation of America and Sony Electronics, Inc. The complaint seeks damages and a permanent injunction. Walker Digital entered into a settlement agreement with Nikon, Inc. on December 19, 2011, Samsung Electronics America on June 14, 2012 and Canon U.S.A. Inc., on March 5, 2013. Walker Digital dismissed each settling party from this suit. On December 29, 2014, Sony Electronics, Inc. filed a request for Ex Parte Reexamination before the United States Patent and Trademark Office of US Patent 7,924,323. On August 12, 2015, a final rejection of all challenged claims in the Ex Parte Reexamination was received from the United States Patent and Trademark Office.

On April 22, 2011, Walker Digital filed suit alleging infringement of one or more claims of U.S. Patent 5,970,470 in the United States District Court for the District of Delaware, Docket No. 11-362. The complaint was filed against Amazon.com, Inc. The complaint seeks damages and a permanent injunction. IH, LLC, as successor to Walker Digital, dismissed the suit against Amazon.com, Inc. effective March 26, 2015.

On April 25, 2011, Walker Digital filed suit alleging infringement of one or more claims of U.S. Patents 6,224,486 and 6,425,828 in the United States District Court for the District of Delaware, Docket No. 11-368. The complaint was filed against 2K Games, Inc., 2K Sports, Inc., Capcom Entertainment, Inc., Capcom U.S.A. Inc., Electronics Arts, Inc., Konami Digital Entertainment, Inc., Microsoft Corporation, Rockstar Games, Inc., Sega of America Inc., Sony Computer Entertainment America LLC, Square Enix of America Holdings LLC, Square Enix, Inc., Take-Two Interactive Software, Inc., THQ Inc., and Ubisoft, Inc. The complaint seeks damages and a permanent injunction. Walker Digital entered into a settlement agreement with Electronic Arts, Inc. on July 24, 2012, Take-Two Interactive Softtware, Inc., 1K Games, Inc., 2K Sports, Inc. and Rockstar Games, Inc. on August 2, 2012 and Konami Digital Entertainment, Inc. and Square Enix, Inc. on December 28, 2012, UBisoft, Inc., Sega of America, Inc. and Capcom U.S.A. on September 1, 2013 and Microsoft Corporation on December 16, 2014. Walker Digital dismissed each settling party from this suit. On July 3, 2012, Sony Computer Entertainment America LLC filed a Petition with the United States Patent and Trademark Office before the Patent Trial and Appeal Board for an Inter Partes Review of one or more claims of US Patent 6,425,828. On September 12, 2012, Sony Computer Entertainment America LLC filed a Petition with the United States Patent and Trademark Office before the Patent Trial and Appeal Board for an Inter Partes Review of one or more claims of US Patent 6,224,486. On July 30 and August 7, 2012, respectively, Sony Computer Entertainment America LLC filed requests for Inter Partes Reexamination of US Patents 6,425,828 and 6,224,486. The Inter Partes Reexaminations resulted in the cancellation of all challenged claims. The district court case was dismissed as to all defendants on May 7, 2015.

On April 26, 2011, Walker Digital filed suit alleging infringement of one or more claims of U.S. Patent 7,933,893 in the United States District Court for the District of Delaware, Docket No. 11-369. The complaint was filed against Google, Inc., Microsoft Corporation, Amazon.com, Inc. and Vibrant Media. The complaint seeks damages and a permanent injunction. On September 14, 2012, Google, Inc. filed a Petition with the United States Patent and Trademark Office before the Patent Trial and Appeal Board for an Inter Partes Review of one or more claims of US Patent 7,933,893. Walker Digital voluntarily dismissed the defendants and the case was dismissed on September 3, 2015. The Reexamination has also been dismissed.

On August 8, 2011, Walker Digital filed suit alleging infringement of one or more claims of U.S. Patents 6,110,041 and 6,293,866 in the United States District Court for the District of Delaware, Docket No. 11-696. The complaint was filed against Microsoft Corporation, Sony Computer Entertainment America LLC, Sony Network Entertainment America, Inc., and Sony Network Entertainment International LLC. The complaint seeks damages and a permanent injunction. Walker Digital voluntarily dismissed Sony Network Entertainment America, Inc. The United States Patent Trial and Appeal Board issued a ruling on December 3, 2014 invalidating the patent and the suit was subsequently dismissed.

On October 18, 2011, Walker Digital filed suit alleging infringement of one or more claims of U.S. Patent 8,041,711 in the United States District Court for the District of Delaware, Docket No. 11-989. The complaint was filed against Google, Inc. The complaint seeks damages and a permanent injunction. On September 14, 2012, Google filed a request for Inter Partes Reexamination of U.S. Patent No. 8,041,711 before the U.S. Patent and Trademark Office. All claims of U.S. Patent 8,041,711 were canceled by the United States Patent and Trademark Office and the suit was subsequently dismissed.

On October 18, 2011, Walker Digital filed suit alleging infringement of one or more claims of U.S. Patent 8,041,711 in the United States District Court for the District of Delaware, Docket No. 11-990. The complaint was filed against Amazon.com, Inc. The complaint seeks damages and a permanent injunction. On September 14, 2012, Google filed a request for Inter Partes Reexamination of U.S. Patent No. 8,041,711 before the United States Patent and Trademark Office. All claims of U.S. Patent 8,041,711 were canceled by the U.S. Patent and Trademark Office and the suit was subsequently dismissed.

On October 18, 2011, Walker Digital filed suit alleging infringement of one or more claims of U.S. Patent 8,041,711 in the United States District Court for the District of Delaware, Docket No. 11-991. The complaint was filed against Microsoft Corporation. The complaint seeks damages and a permanent injunction. Microsoft Corporation entered into a settlement agreement with IH, LLC, as successor to Walker Digital, on December 16, 2014, and the suit was subsequently dismissed.

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On October 18, 2011, Walker Digital filed suit alleging infringement by Vibrant Media, Inc. of one or more claims of U.S. Patent 8,041,711 in the United States District Court for the District of Delaware, Docket No. 11-993. The complaint seeks damages and a permanent injunction. On September 14, 2012, Google filed a request for Inter Partes Reexamination of U.S. Patent No. 8,041,711 before the U.S. Patent and Trademark Office. All claims of U.S. Patent 8,041,711 were canceled by the United States Patent and Trademark Office and the suit was subsequently dismissed.

On January 16, 2013, Walker Digital filed suit alleging infringement by Wal-Mart Stores, Inc. of one or more claims of U.S. Patent 6,381,582 in the United States District Court for the District of Delaware, Docket No. 13-096. Wal-Mart Stores, Inc. entered into a settlement agreement with IH, LLC, as successor to Walker Digital, on December 22, 2014 and the suit was subsequently dismissed.

On January 16, 2013, Walker Digital filed suit alleging infringement by Toys ‘‘R’’ Us, Inc., of one or more claims of U.S. Patent 6,381,582 in the United States District Court for the District of Delaware, Docket No. 13-097. IH, LLC, as successor to Walker Digital, voluntarily dismissed Toys ‘‘R’’ Us, Inc.

On January 16, 2013, Walker Digital filed suit alleging infringement by 7-Eleven, Inc., Amazon.com, Inc., and PayNearMe, Inc., of one or more claims of U.S. Patent 6,381,582 in the United States District Court for the District of Delaware, Docket No. 13-098. PayNearMe, Inc. entered into a settlement agreement with IH, LLC, as successor to Walker Digital, on August 22, 2014 and the suit was subsequently dismissed.

On February 12, 2014, IH LLC filed suit alleging infringement by K-Mart Corporation of one or more claims of U.S. Patent 6,381,582 in the United States District Court for the District of Delaware, Docket 14-185. The complaint seeks damages for past, present and future infringement. K-Mart Corporation entered into a settlement agreement with IH, LLC, as successor in interest to Walker Digital, on June 10, 2015 and the suit was subsequently dismissed.

On February 12, 2014, IH LLC filed suit alleging infringement by Google, Inc. of one or more claims of U.S. Patent 8,558,921 in the United States District Court for the District of Delaware, Docket 14-186. The complaint seeks damages for past, present and future infringement. On February 11, 2015, Google, Inc. filed a Petition with the United States Patent and Trademark Office before the Patent Trial and Appeal Board for an Inter Partes Review (‘‘Google IPR’’) of one or more claims of US Patent 8,558,921. On October 16, 2015, Google entered into a settlement agreement with IH, LLC and the suit and Google IPR were subsequently dismissed.

On April 8, 2014, IH LLC filed suit alleging infringement by Bed Bath & Beyond of one or more claims of U.S. Patent 6,381,582 in the United States District Court for the District of Delaware, Docket 14-448. The complaint seeks damages for past, present and future infringement. On August 21, 2015, the District Court granted a Motion for Judgment on the Pleadings by Bed Bath & Beyond, finding US Patent No. 6,381,582 Invalid under 35 U.S.C. Section 101. IH LLC subsequently filed an appeal with the Federal Circuit challenging the District Court’s Section 101 Ruling. On April 7, 2016, the Federal Circuit affirmed the District Court’s ruling invalidating the patent. Also on April 7, 2016, Bed Bath & Beyond indicated it intends to seek its costs of approximately $22,000 for both the District Court and Federal Circuit proceedings from IH LLC.

On May 14, 2014, Certified Measurement, LLC, a subsidiary of IH LLC, filed suit alleging infringement by Centerpoint Energy Houston Electric, LLC and Itron, Inc. of one or more claims of US Patents 5,828,751, 6,282,648, 6,289,453 and 8,549,310 in the United States District Court for the Eastern District of Texas, Docket 14-627. The complaint seeks an injunction and damages for past, present and future infringement. On January 15, 2015, Itron, Inc. filed a Petition with the United States Patent and Trademark Office before the Patent Trial and Appeal Board for an Inter Partes Review (‘‘Itron IPRs’’) of one or more claims of US Patents 5,828,751, 6,282,648, 6,289,453, and 8,549,310. On July 9, 2015, the Patent Trial and Appeal Board authorized institution of an inter parties review of all challenged claims of US Patents 5,828,751, 6,282,648, 6,289,453, and 8,549,310. This matter was stayed pending resolution of the Itron IPRs. On January 27, 2016, Itron, Inc. entered into a settlement agreement with Certified Measurement, LLC and IH, LLC and the suit and Itron IPRs were subsequently dismissed.

On June 6, 2014, IH LLC filed suit alleging infringement by Microsoft Corporation of one or more claims of U.S. Patent 8,558,921 in the United States District Court for the District of Delaware, Docket 14-720. The complaint seeks damages for past, present and future infringement. Microsoft Corporation entered into a settlement agreement with IH, LLC on December 16, 2014 and the suit was subsequently dismissed.

On June 11, 2014, IH LLC filed suit alleging infringement by Sears, Roebuck and Co. and Sears Holdings Management Corporation of one or more claims of U.S. Patent 6,381,582 in the United States District Court for the District of Delaware, Docket 14-730. The complaint seeks damages for past, present and future infringement. Sears, Roebuck and Co. and Sears Holdings Management Corporation entered into a settlement agreement with IH, LLC on December 16, 2014 and the suit was subsequently dismissed.

29

On June 19, 2014, IH LLC filed suit alleging infringement by Sam’s West, Inc. d/b/a Sam’s Club of one or more claims of U.S. Patent 5,970,470 in the United States District Court for the District of Delaware, Docket 14-783. The complaint seeks damages for past, present and future infringement. Sam’s West, Inc. d/b/a Sam’s Club entered into a settlement agreement with IH, LLC on December 22, 2014 and the suit was subsequently dismissed.

On June 19, 2014, IH LLC filed suit alleging infringement by Target Corporation of one or more claims of U.S. Patent 5,970,470 in the United States District Court for the District of Delaware, Docket 14-784. The complaint seeks damages for past, present and future infringement. Target Corporation and IH, LLC mutually agreed to dismiss the suit.

On July 25, 2014, Sensus USA, Inc. filed a complaint for declaratory judgment of non-infringement of U.S. Patents 5,828,751, 6,282,648, 6,289,453 and 8,549,310 against Certified Measurement LLC, a subsidiary of IH LLC, in the United States District Court for the District of Connecticut, Docket 14-069. On August 19, 2014, Certified Measurement LLC filed a counterclaim alleging infringement of one or more claims of such patents seeking an injunction and damages for infringement. From May 22, 2015 through June 19, 2015, Sensus USA, Inc. filed Petitions with the United States Patent and Trademark Office for Inter Partes Review (‘‘Sensus IPRs’’) of one or more claims of U.S. Patents 5,828,751, 6,282,648, 6,289,453 and 8,549,310. In December 2015, those Petitions were denied as to certain claims and granted as to certain claims. Also in December 2015 Certified Measurement LLC entered into a settlement agreement with Sensus USA, Inc. and the suit and pending Sensus IPRs were subsequently dismissed. On August 19, 2014, IH LLC filed suit alleging infringement by Gameloft, Inc. of one or more claims of U.S. Patent 8,784,198 in the United States District Court for the District of Delaware, Docket 14-067. The complaint seeks damages for past, present and future infringement. On August 19, 2015, Gameloft filed a Petition for Inter Parties Review of one or more claims of US Patent No. 8,784,198 with the USPTO (‘‘Gameloft IPR’’). On September 30, 2015, the District Court granted a motion to dismiss for invalidity of the ‘198 patent. The case was dismissed on October 26, 2015 and the Gameloft IPR has been dismissed.

On August 19, 2014, IH LLC filed suit alleging infringement by GluMobile of one or more claims of U.S. Patent 8,784,198 in the United States District Court for the District of Delaware, Docket 14-068. The complaint seeks damages for past, present and future infringement. On September 30, 2015, the District Court granted a motion to dismiss for invalidity of U.S. Patent 8,784,198. On October 10, 2014, the parties filed a Joint Stipulation to Enter Final Judgment. The case was dismissed on October 26, 2015.

On August 19, 2014, IH LLC filed suit alleging infringement by Kabam, Inc. of one or more claims of U.S. Patent 8,784,198 in the United States District Court for the District of Delaware, Docket 14-069. The complaint seeks damages for past, present and future infringement. Kabam, Inc. entered into a settlement agreement with IH, LLC on October 24, 2014 and the suit was subsequently dismissed.

On August 19, 2014, IH LLC filed suit alleging infringement by King.com, Inc. of one or more claims of U.S. Patent 8,784,198 in the United States District Court for the District of Delaware, Docket 14-070. The complaint seeks damages for past, present and future infringement. On September 30, 2015, the District Court granted a motion to dismiss for invalidity of U.S. Patent 8,784,198. The case was dismissed on October 26, 2015.

On August 19, 2014, IH LLC filed suit alleging infringement by NGMoco LLC of one or more claims of U.S. Patent 8,784,198 in the United States District Court for the District of Delaware, Docket 14-071. The complaint seeks damages for past, present and future infringement. On September 30, 2015, the District Court granted a motion to dismiss for invalidity of U.S. Patent 8,784,198. The case was dismissed on October 26, 2015.

On August 19, 2014, IH LLC filed suit alleging infringement by Rovio Entertainment Company of one or more claims of U.S. Patent 8,784,198 in the United States District Court for the District of Delaware, Docket 14-072. The complaint seeks damages for past, present and future infringement. On September 30, 2015, the District Court granted a motion to dismiss for invalidity of U.S. Patent 8,784,198. The case was dismissed on October 26, 2015.

On August 19, 2014, IH LLC filed suit alleging infringement by Supercell, Inc. of one or more claims of U.S. Patent 8,784,198 in the United States District Court for the District of Delaware, Docket 14-073. The complaint seeks damages for past, present and future infringement. On September 30, 2015, the District Court granted a motion to dismiss for invalidity of U.S. Patent 8,784,198. The case was dismissed on October 26, 2015.

On January 22, 2015, Alstom Grid, Inc. filed a complaint for declaratory judgment of non-infringement of U.S. Patents 5,828,751, 6,282,648, 6,289,453 and 8,549,310 against Certified Measurement LLC, a subsidiary of IH, LLC, in the United States District Court for the District of Delaware, Docket No. 15-072. On February 5, 2015, Certified Measurement LLC filed a counterclaim alleging infringement of one or more claims of such patents seeking damages for past, present and future infringement.  This matter had been stayed pending resolution of the Itron IPRs, which were dismissed February 16, 2016. Since that time, the stay has been lifted, but Alstom Grid filed a motion with the Court to extend the stay pending resolution of Alstom Grid’s motion for invalidity under Section 101.  Certified Measurement opposed that motion and the case will proceed until the Court issues a ruling on the Alstom Grid motion.

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On June 5, 2015, ABB Inc. filed a complaint for declaratory judgment of non-infringement of U.S. Patents 5,828,751, 6,282,648, 6,289,453 and 8,549,310 against Certified Measurement LLC, a subsidiary of IH LLC, in the United States District Court for the District of Delaware, Docket No. 15-461. On July 29, 2015, Certified Measurement LLC filed a counterclaim alleging infringement of one or more claims of such patents and seeking an injunction and damages for infringement. In November 2015, Certified Measurement LLC entered into a settlement agreement with ABB, Inc. and the suit was subsequently dismissed.

31

WALKER INNOVATION INC. (formerly known as Patent Properties, Inc.) AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

32

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the

Board of Directors and Stockholders

of Walker Innovation Inc.

We have audited the accompanying consolidated balance sheets of Walker Innovation Inc. (formerly known as Patent Properties, Inc.) and Subsidiaries (the ‘‘Company’’) as of December 31, 2015 and 2014, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Walker Innovation Inc. and Subsidiaries, as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum LLP

New York, NY

March 15, 2016

33

WALKER INNOVATION INC. (formerly known as Patent Properties, Inc.) AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands except share and per share amount)

	December 31,
	2015	2014
ASSETS
Current Assets:
Cash and cash equivalents	$5,858	$15,407
Short-term investment	50	—
Accounts receivable	839	—
Other receivable	19	22
Prepaid expenses and other current assets	634	455
Total current assets	7,400	15,884
Property and equipment, net	256	29

Other Assets:
Investment, at fair value	672	—
Investment, at cost	250	250
TOTAL ASSETS	$8,578	$16,163

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$423	$1,190
Accrued expenses	504	711
Deferred software costs	63	151
Deferred revenue	346	14
Billings in excess of cost, due from related parties	1,061	—
Total current liabilities	2,397	2,066
Deferred revenue – long term portion	310	58
TOTAL LIABILITIES	2,707	2,124

COMMITMENTS AND CONTINGENCIES (NOTE 9)

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value, 15,000,000 shares authorized	—	—
Series B Convertible Preferred stock, $0.001 par value, 14,999,000 shares designated, issued and outstanding	15	15
Common stock, $0.001 par value, 100,000,000 shares authorized; 21,134,744 shares issued as of December 31, 2015 and 2014 respectively	21	21
Treasury stock, 393,172 shares, at cost	(840)	(840)
Additional paid-in capital	45,136	42,902
Accumulated deficit	(38,461)	(28,059)
TOTAL STOCKHOLDERS' EQUITY	5,871	14,039
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,578	$16,163

The accompanying notes are an integral part of these consolidated financial statements.

34

WALKER INNOVATION INC. (formerly known as Patent Properties, Inc.) AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share amounts)

	December 31,
	2015	2014
Revenues:
Licensing fees	$1,732	$2,948
Subscription revenue	144	—
Custom innovation – related party	439	—
Total revenues	2,315	2,948

Cost of Revenues:
Legal and consulting contingency fees	71	882
Cost of subscription revenue	1,183	—
Cost of custom innovation	372	—
Total cost of revenues	1,626	882
Net revenue	689	2,066

Operating expenses:
Other legal and consulting fees	2,074	2,342
Patent prosecution and maintenance fees	449	993
Compensation and benefits	5,288	6,357
Professional fees	1,721	5,724
Marketing	300	279
General and administrative	1,349	2,056
Total operating expenses	11,181	17,751
Operating loss	(10,492)	(15,685)
Other income	75	32
Interest income	15	35

Net loss	$(10,402)	$(15,618)
Net loss per common share Basic and diluted	$(0.50)	$(0.75)
Weighted average common shares outstanding Basic and diluted	20,742	20,834

The accompanying notes are an integral part of these consolidated financial statements.

35

WALKER INNOVATION INC. (formerly known as Patent Properties, Inc.) AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

(In thousands)

	Series B Convertible Preferred Stock		Common Stock		Treasury Stock,		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance January 1, 2014	14,999	$15	21,135	$21	394	$(840)	$37,398	$(12,441)	$24,153
Net contribution from related party shareholder	—	—	—	—	—	—	80	—	80
Stock based compensation	—	—	—	—	—	—	5,424	—	5,424
Net loss for the year ended December 31, 2014	—	—	—	—	—	—	—	(15,618)	(15,618)
Balance December 31, 2014	14,999	15	21,135	21	394	(840)	42,902	(28,059)	14,039
Stock based compensation	—	—	—	—	—	—	2,234	—	2,234
Net loss for the year ended	—	—	—	—	—	—	—	(10,402)	(10,402)
Balance December 31, 2015	14,999	$15	21,135	$21	394	$(840)	$45,136	$(38,461)	$5,871

The accompanying notes are an integral part of these consolidated financial statements.

36

WALKER INNOVATION INC. (formerly known as Patent Properties, Inc.) AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	December 31,
	2015	2014
Cash Flows from Operating Activities
Net loss	$(10,402)	$(15,618)
Adjustments to reconcile net loss to net cash used in operating activities:
Net contribution from related party shareholder	—	80
Stock-based compensation	2,234	5,424
Depreciation and amortization	81	1

Changes in operating assets and liabilities:
Decrease (increase) in:
Accounts receivable and other receivable	(836)	(10)
Prepaid and other current assets	(179)	70

Increase (decrease) in:
Accounts payable	(767)	556
Accrued expenses	(208)	8
Deferred expenses and deferred revenue	887	223
Net cash used in operating activities	(9,190)	(9,266)

Cash Flows from Investing Activities:
Purchase of property and equipment and capitalized software costs	(309)	(30)
Short-term investment	(50)	—
Net cash (used in) provided by investing activities	(359)	(30)

Cash Flows from Financing Activities:
	—	—
Net cash provided by financing activities	—	—

Net decrease in cash and cash equivalents	$(9,549)	$(9,296)
Cash and cash equivalents
Beginning	$15,407	$24,703
Ending	$5,858	$15,407

Supplemental disclosure of non-cash investing and financing transactions
Long-term investment	$(672)	$—

The accompanying notes are an integral part of these consolidated financial statements.

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WALKER INNOVATION INC. (formerly known as Patent Properties, Inc.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands of dollars)

NOTE 1. — THE COMPANY

Walker Innovation Inc. (formerly known as Patent Properties, Inc.), a Delaware corporation, collectively, with its subsidiaries, the ‘‘Company’’ or ‘‘Walker Innovation’’), has two distinct lines of businesses. It develops and commercializes its unique portfolio of intellectual property assets through its licensing and enforcement operations (‘‘Licensing and Enforcement’’) and more recently in early 2015 it launched its innovation business through The United States Patent Utility TM, which has evolved into, and is currently known as Haystack IQTM (‘‘Haystack IQ’’). Haystack IQ uses proprietary Big Data software to connect the global stockpile of technology improvements and technical experts, represented by the U.S. patent database, with businesses that can put them into commercial uses that help them compete and grow. The Company also does custom innovation work for large companies seeking to prototype and commercialize new businesses and new business methods. Haystack IQ and custom innovation services are referred to collectively as the Company’s ‘‘Innovation’’ business.

On July 31, 2015, the Company filed a Certificate of Amendment of its Certificate of Incorporation with the State of Delaware, pursuant to which the Company was renamed Walker Innovation Inc. Walker Digital, LLC (‘‘Walker Digital’’) a related party, is the owner of 82.3% of the voting interest in the Company and owns approximately 49% of the economic interest in the Company. Walker Digital was eligible to receive an additional 2,166,667 shares of common stock, subject to meeting certain performance conditions by February 13, 2016 (‘‘Contingency Shares’’). The performance conditions were not met by that date.

NOTE 2. — SEGMENT INFORMATION

Nature of Business

The Company’s two primary segments of business, its Licensing and Enforcement business, and the operations of its Innovation business, are described below:

Licensing and Enforcement

The Company develops, licenses and otherwise enforces patented technologies through its wholly owned subsidiaries. The Company generates revenues from the granting of intellectual property rights for the use of, or pertaining to, patented technologies. The Company also monetizes its intellectual property through the sale of select patent assets. Patent protection is a key part of the Company’s business model, because it provides the Company with a period of exclusive ownership during which the Company has the opportunity to recoup risk capital and generate a profit from inventions.

Innovation Business

The Company focuses on fostering and creating systems and tools to help companies innovate more effectively and efficiently. Currently, the Company accomplishes this two ways — through its product for small and medium businesses ‘‘Haystack IQ’’ and through custom innovation projects for large companies.

Haystack IQ

Haystack IQ, is a subscription-based service that uses proprietary Big Data software to connect the global stockpile of technology improvements and technical experts, represented by the U.S. patent database to businesses that can help put them into commercial uses that help them compete and grow. This product helps companies find complementary external resources (ideas, people, organizations, materials, technologies, approaches) in the global ‘‘haystack’’ of R&D investment that can accelerate improvements to their customer offerings.

Custom Innovation

The Company provides consulting services and software development to large companies in connection with prototyping projects as well as the development of customized innovative ways to serve their customers and grow their market share. The Company may be engaged by the customer directly, or work may be subcontracted to it by its controlling stockholder, a related party, Walker Digital, LLC (‘‘Walker Digital’’).

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NOTE 2. — SEGMENT INFORMATION

The Company does not allocate corporate interest income and expense, income taxes, other income and expenses related to corporate activity or corporate expense for management and administrative services that benefit both segments. Because of this unallocated income and expense, the operating loss of each reporting segment does not reflect the operating loss the reporting segment would report as a stand-alone business.

Key financial information by reportable segment for years ended December 31, 2015 and 2014 is as follows:

For the Year Ended December 31, 2015

	Litigation and Enforcement	Innovation(1)	Corporate	Total
Net revenue(1)	$1,662	$(973)	$—	$689
Expenses	(2,872)	(2,023)	(6,286)	(11,181)
Operating loss	(1,210)	(2,996)	(6,286)	(10,492)
Other income	—	—	75	75
Interest income	—	—	15	15
Net (loss) income	$(1,210)	$(2,996)	$(6,196)	$(10,402)

For the Year Ended December 31, 2014

	Litigation and Enforcement	Innovation(1)	Corporate	Total
Net revenue	$2,066	$—	$—	$2,066
Expenses	(6,505)	(2,494)	(8,752)	(17,751)
Operating loss	(4,439)	(2,494)	(8,752)	(15,685)
Other income	—	—	32	32
Interest income	—	—	35	35
Net (loss) income	$(4,439)	$(2,494)	$(8,685)	$(15,618)

(1)	Includes $439 of revenue from related party in connection with work subcontracted to us from a third party.

Capital expenditures for the years ended December 31, 2015 and 2014 was $309 and $30 respectively and was spent in connection with the Innovation business.

NOTE 3. — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements of the Company were prepared in accordance with U.S. Generally Accepted Accounting Principles (‘‘US GAAP’’) and include the assets, liabilities, revenues and expenses of the Company’s wholly-owned subsidiaries over which the Company exercises control. Intercompany transactions and balances were eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management of the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Actual results could differ from these estimates. The Company’s significant estimates and assumptions include stock-based compensation and the valuation allowance related to the Company’s deferred tax assets, revenue recognition and useful life of assets. Certain of the Company’s estimates could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and could cause actual results to differ from those estimates and assumptions.

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Cash and Cash Equivalents

The Company maintains its cash in bank deposit and money market accounts that, at times, may exceed federally insured limits. The Company considers money market accounts that have maturity dates of three months or less from the purchase date to be cash equivalents.

Short term Investments

The Company classifies its investment consisting of a certificate of deposit with a maturity greater than three months but less than one year as a short-term investment.

Earnings (Loss) per Share

Basic earnings (loss) per share (‘‘EPS’’) is computed by dividing net income applicable to common stock by the weighted-average number of common shares outstanding, less any unvested restricted stock outstanding. Under the treasury stock method, diluted EPS reflects the potential dilution that could occur if securities or other instruments that are convertible into common stock were exercised or could result in the issuance of common stock. As of December 31, 2015 and 2014, the following financial instruments were not included in the diluted loss per share calculation because their effect was anti-dilutive:

	2015	2014
Common Stock options	4,263,166	3,628,000
Common Stock warrants	1,980,318	1,980,318
Preferred Stock	14,999,000	14,999,000
Contingency shares	2,166,667	2,166,667
Excluded potentially dilutive securities	23,409,151	22,773,985

Revenue Recognition

Licensing and Enforcement

The Company derives its revenue from patent licensing and enforcement. In general, these revenue arrangements provide for the payment of contractually determined fees in consideration for the grant of certain intellectual property rights for patented technologies owned or controlled by the Company. Significantly all of the patent licenses are granted on the entire portfolio rather than individual patents. Most of the intellectual property rights granted are perpetual in nature, extending until the expiration of the related patents, although they can be granted for a defined, relatively short period of time. The Company recognizes licensing and enforcement fees when there is persuasive evidence of a licensing arrangement, fees are fixed or determinable, delivery has occurred and collectability is reasonably assured.

Haystack IQ

The Company’s revenues are derived from month-to-month subscriptions to services, some of which may be billed annually in advance. Subscription revenue is earned each month as the service is rendered to subscribers on a monthly basis. The Company recognizes revenue when the subscribers use Haystack IQ’s services, the service has been rendered and earned during the month, the amount of the subscription is fixed or determinable based on established rates quoted on an annualized basis and collectability is reasonably assured. In general, subscriptions are contracted for a year and subscribers are entitled to refunds on a pro-rata basis.

Custom Innovation

Revenue is recognized as services are performed using the percentage of completion method. Revenue is recognized as services are performed using the percentage of completion method for fixed price contracts. Revenues for the current period are determined by multiplying the estimated margin at completion for each contract by the project’s percentage of completion to date, adding costs incurred to date, and subtracting revenues recognized in prior periods. In applying the percentage-of-completion method to these contracts, the Company measures the extent of progress toward completion as the ratio of costs incurred to date over total estimated costs at completion. As work is performed under contracts, estimates of the costs to complete are regularly reviewed and updated. As changes in estimates of total costs at completion on projects are identified, appropriate earnings adjustments are recorded using the cumulative catch-up method. Provisions for estimated losses on uncompleted contracts are recorded during the period in which such losses become evident. Profit incentives and/or award fees are recorded as revenues when the amounts are both probable and reasonably estimable.

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Costs Associated with Revenue

Licensing and Enforcement

Contingent legal and consulting fees are expensed in the Condensed Consolidated Statements of Operations in the period that the related revenues are recognized. In instances where there are no recoveries from potential infringers, no contingent legal and consulting fees are required to be paid; however, the Company may be liable for certain out of pocket legal and consulting costs incurred pursuant to the underlying legal and consulting services agreement. Legal fees advanced by contingent law firms, if any, that are required to be paid in the event that no license recoveries are obtained are expensed as incurred and included in liabilities in the condensed consolidated balance sheets.

Haystack IQ

Cost of services is comprised of compensation for Company employees within the software and systems engineering groups in addition to data costs and amortization expenses. The expenses related to our hosted software applications are affected by the number of customers who subscribe to our products and the complexity and redundancy of our software applications and hosting infrastructure. The Company expenses these costs as they are incurred.

Custom Innovation

Costs represent the staff and related other costs associated with any of the services provided.

Investment

In cases where the Company’s investment is less than 20% of the outstanding voting stock and significant influence does not exist, the investment is carried at cost, and evaluated for impairment at each reporting period.

The Company elected the fair value option for its investment in Flexible Travel Company, LLC (‘‘Flexible Travel’’). As of December 31, 2015, the fair value of this investment is approximate $672 (see Note 7).

While the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date.

The decision to elect the fair value option, which is irrevocable once elected, is determined on an instrument by instrument basis and applied to an entire instrument. The net gains or losses, if any, on an investment for which the fair value option has been elected, are recognized as a change in fair value of investments in the Consolidated Statements of Operations.

Revenue Concentrations

The Company considers significant revenue concentrations to be counterparties or significant customers who account for 10% or more of the total revenues generated by the Company during the period. For the year ended December 31, 2015 85% of the Company’s revenue was derived from three counterparties. Of the 85% of the Company’s revenue derived from three counterparties, 19% of it was revenue from Walker Digital in connection with custom innovation subcontracted to the Company. For the year ended December 31, 2014, the amount of revenue derived from counterparties representing more than 10% of a total revenue was 96% (with three counterparties representing 45% another 36% and a third 15%).

Stock Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally measured on the measurement date and re-measured on each financial reporting date and vesting date until the service period is complete. The fair value amount is then recognized over the period services are required to be provided in exchange for the award, usually the vesting period. The Company recognizes employee stock-based compensation expense on a straight line basis over the requisite service period for each separately vesting tranche of each award. Stock-based compensation expense is reflected within operating expenses in the Consolidated Statements of Operations.

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Website Development costs

Website development costs were expensed as incurred prior to technological feasibility. Post launch, all costs incurred by the Company related to the development phase, including costs incurred for enhancements that are expected to result in additional new functionality, are capitalized. Such costs are amortized on a straight-line basis over 36 months. All costs related to the planning and post-implementation phase, including training and maintenance, are expensed as incurred. Capitalized costs related to improvements and enhancements to the functionality of Haystack IQ are included in property and equipment, net in the Company’s Consolidated Balance Sheets.

Property and Equipment, net

Property and equipment consist primarily of computer and network hardware and are stated at cost net of accumulated depreciation and amortization expenses. Leasehold improvements are amortized over the shorter of their estimated useful lives or the remaining term of the lease. Lease amortization is included in depreciation expense. Equipment and software are depreciated on a straight-line basis over two to five years. Costs related to maintenance and repairs are expensed as incurred.

Deferred Revenue

Deferred revenue represents prepaid subscription revenue for future periods from subscribers in connection with Haystack IQ as well as amounts to be recognized in connection with the amortization of the Warrant in Flexible Travel.

Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts and Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts

Unbilled revenues on contracts in progress in the accompanying consolidated balance sheets represent unbilled amounts earned and reimbursable under Custom innovation contracts in progress. These amounts become billable according to the contract terms, which consider the passage of time, achievement of certain milestones or completion of the project.

Billings in excess of costs and estimated earnings on contracts in progress in the accompanying Consolidated Balance Sheets represent accumulated billings to our Custom innovation business in excess of the amount earned. The Company anticipates that the majority of such amounts will be earned as revenue within one year.

Billings in excess of cost represents revenue to be recorded in connection with our Custom Innovation business.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. A valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income and the reversal of deferred tax liabilities during the period in which related temporary differences become deductible. The benefit of tax positions taken or expected to be taken in the Company’s income tax returns are recognized in the consolidated financial statements if such positions are more likely than not of being sustained.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (‘‘FASB’’) issued Accounting Standards Update (‘‘ASU’’) No. 2014-09 (‘‘ASU 2014-09’’), ‘‘Revenue from Contracts with Customers,’’ which requires an entity to recognize revenue representing the transfer of promised goods or services to customers in an amount that reflects the consideration which the company expects to receive in exchange for those goods or services. ASU 2014-09 is intended to establish principles for reporting useful information to users of financial statements about the nature, amount, timing and uncertainty of revenues and cash flows arising from the entity’s contracts with customers. ASU 2014-09 will replace most existing revenue recognition guidance in GAAP when it becomes effective. The original standard was effective for the Company on January 1, 2017, however, in April 2015, the FASB proposed a one-year deferral of this standard with a new effective date for the Company of January 1, 2018. Early application is not permitted. The Company is currently evaluating the effect that ASU 2014-09 will have on its consolidated financial statements and related disclosures.

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In February 2016, the FASB issued Accounting Standards Update ASU No. 2016-02, ‘‘Leases,’’ which requires an entity that leases assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. Under the new guidance, a lessee will be required to recognize assets and liabilities for leases with lease terms of more than 12 months. Consistent with current U.S. GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current GAAP, which requires only capital leases to be recognized on the balance sheet, the new ASU will require both types of leases to be recognized on the balance sheet. The standard is effective for fiscal years beginning after December 15, 2018. Early application is permitted. The Company is currently evaluating the effect that ASU 2016-02 will have on its consolidated financial statements and related disclosures.

Subsequent Events

Subsequent events have been evaluated through the date of filing.

NOTE 4. — ACCOUNTS RECEIVABLE

Accounts receivable consist of trade receivables due from subscribers to Haystack IQ as well as an amount due from a Licensee in connection with a settlement agreement. As of December 31, 2015 and 2014 accounts receivable consist of the following:

	2015	2014
Trade Receivables	$14	$—
Due from Licensee	825	—
Total accounts receivable	$839	$—

NOTE 5. — PREPAID EXPENSES AND OTHER CURRENT ASSETS

As of December 31, 2015 and 2014 prepaid expenses and other current assets consist of the following:

	2015	2014
Prepaid insurance	$84	$248
Prepaid patent costs	22	159
Due from Walker Digital and Flexible Travel Company	201	—
Prepaid software	273	—
Other prepaid expenses	54	48
Total prepaid expenses and other current assets	$634	$455

NOTE 6. — PROPERTY AND EQUIPMENT

As of December 31, 2015 and 2014 property and equipment, net, consist of the following:

	2015	2014
Computer equipment and software	$337	$30
Less: Accumulated Depreciation	(81)	(1)
Total property and equipment, net	$256	$29

NOTE 7. — INVESTMENTS

Investment in Tagged

The Company received 57,000 shares of common stock in Tagged, Inc. as part of payment in connection with a license agreement. If on liquidation date (i.e. public offering or change of control), the grant value of the stock is less than $250 (‘‘grant value’’ or ‘‘floor value’’), Tagged will pay the Company the difference between the $250 floor value and the grant value. The investment is carried at cost.

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Investment in Flexible Travel Company

The Company entered into a Shared Services Agreement (the ‘‘FTC Services Agreement’’) dated as of December 4, 2015, with Flexible Travel Company, LLC (‘‘Flexible Travel’’), a company affiliated with Walker Digital, the Company’s controlling stockholder, regarding the provision of executive management, marketing, legal and financial consulting services. There are no set deliverables contemplated by the FTC Services Agreement, although the hourly rates the Company expects to charge Flexible Travel (approximately equal to the Company’s cost) are specified and under certain circumstances could require audit committee approval.

In connection with the FTC Services Agreement, the Company was granted a warrant to purchase limited liability company interests in Flexible Travel at an exercise price of $0.06 per Class A common share, which amount has been determined to equal the fair market value of such shares as of the date of issuance of the warrant. The warrant was issued to the Company by Jay Walker, who currently beneficially owns approximately 46% of the aggregate outstanding limited liability company interests of Flexible Travel on a fully diluted basis. The total Class A common shares that may be purchased pursuant to the exercise of the warrant is 16,400,000, equal to approximately 16% of the current aggregate outstanding limited liability company interests of Flexible Travel on a fully diluted basis and the transfer of such shares to the Company is subject to certain requirements, including the provision of an opinion of counsel that such would not result in Flexible Travel being deemed to be a publicly traded partnership for purposes of U.S. federal income tax law.

The fair value of the warrants (at December 4, 2015 (inception) and as of December 31, 2015) was determined using the Black-Scholes model with the following assumptions: risk free interest rate — 1.52%, stock volatility — 83.1%, expected term — 5 years, expected dividends — N/A. The underlying stock price of the warrant was estimated to be $0.06 per share based on the company’s fundraising activity and the Option Pricing Method Backsolve in accordance with the guidelines outlined in the American Institute of Certified Public Accountants Practice Aid, Valuation of Privately-Held-Company Equity Securities Issues as Compensation. The valuation of the underlying shares included the following assumptions: risk-free rate — 1.52%, company volatility — 50%, expected term or time to maturity — 5 years. In connection with the issuance of these warrants, the Company recorded deferred revenue of $672 as of December 31, 2015 and has amortized $25 of this deferred revenue into other income during the year ended December 31, 2015.

NOTE 8. — SHARED SERVICES AGREEMENT

Walker Digital

The Company has a Shared Services Agreement (‘‘WDM Shared Services Agreement’’) with Walker Digital Management (‘‘WDM’’). The cost of such services varies monthly based on the terms of the WDM Shared Services Agreement. The incurred expenses include but are not limited to executive compensation, information technology services and supplies, administrative and general services and supplies and rent and utilities, are based either on specific attribution of those expenses or, where necessary and appropriate, based on the Company’s best estimate of an appropriate proportional allocation.

The following table represents operating expenses contributed by WDM on behalf of the Company and expenses incurred under the WDM Shared Services Agreement for the years ended December 31, 2015 and 2014:

(dollars in thousands)	2015	2014
Compensation Expenses(1)	$63	$116
Rent and Utilities	257	132
Office Services and Supplies	36	26
Telephone	34	18
Other	67	50
Total Operating Expenses	$457	$342

(1)	Compensation expenses are net of services charged to WDM. During the years ended December 31, 2015 and 2014, the Company charged approximately $34 and $61 of expenses, respectively, related to such services.

As of December 31, 2015 and 2014, due from WDM in the amount of $147 and $10, respectively and these amounts were included in prepaid and current assets. In addition there was $47, and $55, for the years ended December 31, 2015 and 2014 due to WDM included in accounts payable.

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Flexible Travel Company

In December 2015, the Company entered into the FTC Services Agreement with Flexible Travel to provide executive management, marketing, legal and financial consulting services. For the year ended December 31, 2015 the Company provided approximately $50 of expenses related to such services and these amounts are included in Other Income on the Consolidated Statement of Operations and had $53 included in prepaid and other current assets.

NOTE 9. — COMMITMENTS AND CONTINGENCIES

Leases

The Company’s corporate headquarters is located at Two High Ridge Park, Stamford, Connecticut. The Company leases space pursuant to the WDM Shared Services Agreement. The lease will expire in September of 2016. The annual rent for the office space occupied by the Company is approximately $215.

Litigation

The Company is subject to claims, counterclaims and legal actions that arise in the ordinary course of business. The plaintiff in each patent suit may have defenses to any counterclaim. In addition, the defendants in certain of the patent suits may file motions seeking costs and fees against the plaintiff, which may be opposed. The Company may also be subject to legal actions arising from claims against Walker Digital related to certain patent families the Company received by recorded assignment from Walker Digital. Management believes that the ultimate liability with respect to these claims and legal actions, if any, will not have a material effect on the Company’s financial position, results of operations or cash flows. The Company recognizes a liability for a contingency when it is probable that liability has been incurred and when the amount of loss can be reasonably estimated. When a range of probable loss can be estimated, the Company accrues the most likely amount of such loss, at no less than the minimum of the range. As of December 31, 2015 and 2014, the litigation accrual was not material.

Accrued Bonuses

As of December 31, 2015 and 2014, accrued bonuses included in accrued expenses on the Consolidated Balance Sheets were $81 and $200, respectively. Accrued bonuses are primarily discretionary in nature.

NOTE 10. — EQUITY

The Company has authorized and issued an aggregate of 100,000,000 shares of common stock, par value $0.001 per share. The Company has authorized and issued an aggregate of 15,000,000 shares of preferred stock, par value $0.001 per share, 14,999,000 shares of which have been designated Series B Convertible Preferred Stock. As of December 31, 2015, there were 21,134,744 shares of the Company’s common stock issued and 20,741,572 outstanding and 14,999,000 shares of the Company’s Series B Convertible Preferred Stock were issued and outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share. Our Certificate of Incorporation does not provide for cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds pari passu with the holders of our Series B Convertible Preferred Stock, on an as-converted to common stock basis.

Upon liquidation, dissolution or winding-up of the Company the holders of the common stock and the holders of the Series B Convertible Preferred Stock, based on the number of shares of the Company’s common stock into which the Series B Convertible Preferred Stock is convertible, are entitled to share ratably in all assets of the Company which are legally available for distribution, after payment of or provision for all actual and potential liabilities and the liquidation preference of any outstanding preferred stock bearing such a preference, of which currently there are none. The holders of the common stock have no preemptive, subscription, redemption or conversion rights.

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Series B Convertible Preferred Stock

Holders of the Series B Convertible Preferred Stock are entitled at any time to convert their shares of Series B Convertible Preferred Stock into an equal number of shares of the Company’s common stock, subject to adjustment in the event of a stock dividend, subdivision or combination of the Company’s common stock. Upon liquidation, dissolution or winding-up of the Company, the holders of our common stock and the holders of the Series B Convertible Preferred Stock, based on the number of shares of the Company’s common stock into which the Series B Convertible Preferred Stock is convertible, are entitled to share ratably in all assets of the Company which are legally available for distribution, after payment of or provision for all actual and potential liabilities and the liquidation preference of any outstanding preferred stock bearing such a preference, of which currently there are none. In the event of any liquidation, dissolution or winding up of the Company, the assets legally available for distribution will be distributed ratably among the holders of the Series B Convertible Preferred Stock and the common stock, based on the number of shares of the Company’s common stock into which the Series B Convertible Preferred Stock is convertible. The holders of our Series B Convertible Preferred Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds, pari passu on an as-converted to common stock basis with the amount of such dividends to be distributed to the holders of our common stock immediately prior to the declaration of such dividend or distribution. The shares of Class B Convertible Preferred Stock will vote together with the Company’s common stock on all matters where stockholders are entitled to vote. The holders of shares of Series B Convertible Preferred Stock are entitled to cast an aggregate of 80.0% of the total votes that may be cast with respect to any such matter, including the election of all directors.

NOTE 11 — STOCK-BASED COMPENSATION

Total stock-based compensation to employees and non-employees for the years ended December 31, 2015 and 2014 is presented in the following table:

	2015	2014
Employee Option Awards	$2,213	$2,047
Non-employee Compensation Expense	21	289
Non-employee Restricted Stock Awards	—	3,088
Total Compensation Expense	$2,234	$5,424

Stock-Based Compensation Plans

The Company’s Board of Directors has adopted two stock-based employee compensation plans, the Amended and Restated 2006 Long-Term Incentive Plan and the Amended and Restated 2015 Long-Term Incentive Plan collectively referred to as the (‘‘Incentive Plans’’). The Incentive Plans, which provide for the granting of restricted stock awards, deferred stock unit awards, stock option awards and other equity and cash awards, were adopted for the purpose of encouraging key employees, consultants and directors who are not employees to acquire a proprietary interest in the growth and performance of the Company. The Compensation Committee had the authority to determine the amount, type and terms of each award, but may not grant awards under the Incentive Plans, in any combination, for more than 1,000,000 shares of the Company’s common stock to any individual during any calendar year.

As of December 31, 2015, 1,344,176 shares of common stock remain eligible to be issued under the Incentive Plans.

Stock Option Awards

The following table summarizes the Company’s stock option award activity:

	Number of Shares	Weighted Average Exercise Price
Outstanding at December 31, 2013	2,305,000	$3.96
Options Granted	1,573,000	3.22
Options Exercised	—	—
Options Cancelled	(250,000)	3.98
Outstanding at December 31, 2014	3,628,000	$3.64
Options Granted	1,151,500	$1.18
Options Exercised	—	—
Options Cancelled	(223,333)	3.98
Options Forfeited	(293,001)	2.95
Outstanding at December 31, 2015	4,263,166	$3.01

Options Vested and Exercisable at December 31, Options Vested and Exercisable at December 31, 2015	1,915,827	$3.58

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The stock option awards are exercisable at various times through 2018. Additional information with respect to the outstanding stock option awards as of December 31, 2015, is as follows:

	Options Outstanding			Options Exercisable
	Options Outstanding	Weighted Average Remaining Contractual Life in Years	Weighted Average Exercise Price per Share	Options Exercisable	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life
Range of Exercise Prices
$0.00 - 0.50	325,000	9.81	$0.30	49,998	$0.37	9.75
$0.51 - 1.00	3,500	9.61	0.63	—	—	—
$1.01 - 1.50	718,000	9.33	1.39	27,500	1.40	9.38
$1.51 - 2.00	25,000	2.00	2.00	25,000	2.00	2.00
$2.01 - 2.50	162,500	8.98	2.20	30,833	2.20	8.98
$2.51 - 3.00	67,500	8.70	2.62	57,500	2.64	8.71
$3.01 - 3.50	740,000	6.35	3.18	428,333	3.18	5.00
$3.51 - 4.00	595,000	8.17	3.66	209,999	3.67	8.17
$4.01 - 4.50	1,626,666	7.85	4.05	1,086,664	4.05	7.84
Total	4,263,166	8.06	$3.01	1,915,827	$3.58	7.28

As of December 31, 2015, the Company had unrecognized stock-based compensation expense related to all unvested stock options of $2.1 million, which is expected to be recognized over the remaining weighted-average vesting period of 1.2 years.

The total fair value of the 885,831 stock option awards that vested during the year was approximately $1.97 million. At December 31, 2015, there was no aggregate intrinsic value of the fully vested stock option awards and the weighted average remaining contractual life of the stock option awards was 7.3 years. The Company has not capitalized any compensation cost, or modified any of its stock option awards and no cash was used to settle equity instruments granted under the Company’s Incentive Plan for the years ended December 31, 2015, and 2014. There were no stock option awards exercised during December 31, 2015 and 2014.

Other selected information is as follows:

	2015	2014
Aggregate intrinsic value of outstanding options	$—	$—
Weighted average fair value per share of options granted	$0.63	$1.56

The fair value of stock option awards granted is estimated on the date of grant using a Black-Scholes option pricing model. The expected life of the options was calculated using the simplified method, using the average of the contractual term and the vesting period. Due to the limited operating history of the Company, the expected volatility used to calculate the fair value of options granted during the year ended December 31, 2014 and for the six months ended June 30, 2015 was based on a relevant industry index as permitted under ASC 718-30-30. Effective the third quarter of 2015, the Company used historical volatility rates. Management monitors stock option exercises and employee termination patterns to estimate forfeiture rates within the valuation model. The expected holding period of options represents the period of time that options granted are expected to be outstanding. The risk-free interest rate for periods within the expected life of the option is based on the interest rate of the U.S. Treasury note in effect on the date of the grant.

The table below presents the weighted average assumptions used to calculate the fair value of stock option awards granted during the years ended December 31, 2015 and 2014, respectively:

	2015	2014
Risk Free Interest Rate	0.79 − 2.19%	1.64 − 2.75%
Expected Volatility	64.1% − 87.5%	55.6% − 74.1%
Dividend Yield	0%	0%
Expected Life in Years	6.3	6.0

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Stock-based Compensation to Non-employees

Stock-based compensation expense related to stock-based awards to non-employees is recognized as the stock-based awards are earned, generally through the provision of services. The Company believes that the fair value of the stock-based awards is more reliably measurable than the fair value of the services received. The fair value of the granted stock-based awards is remeasured at each reporting date.

NOTE 12 — INCOME TAXES

The Company’s deferred tax assets consisted of the effects of temporary differences attributable to the following:

	As of December 31, 2015	As of December 31, 2014
Deferred Tax Asset
Net-operating loss carryforward	$11,429	$8,001
Stock-based compensation	1,795	909
Others	(52)	107
Total Deferred Tax Assets	13,172	9,017
Valuation Allowance	(13,172)	(9,017)
Deferred Tax Asset, Net of Allowance	$—	$—

As of December 31, 2015, the Company had federal and state net operating loss carryovers of approximately $28.6 million, which expire in 2033. The net operating loss carryover may be subject to limitation under Internal Revenue Code section 382, should there be a greater than 50% ownership change, as determined under the regulations. The Company has identified its federal and state tax return of Connecticut as ‘‘major’’ tax jurisdictions as defined.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and taxing strategies in making this assessment. The Company has determined that, based on objective evidence currently available, it is more likely than not that the deferred tax assets will not be realized in future periods. Accordingly, the Company has provided a valuation allowance for the full amount of the deferred tax assets at December 31, 2015 and 2014.

The expected tax expense (benefit) based on the U.S. federal statutory rate is reconciled with actual tax expense (benefit) as follows:

	As of December 31, 2015	As of December 31, 2014
Statutory Federal Income Tax Rate	(34.0)%	(34.0)%
State Taxes, Net of Federal Tax Benefit	(5.9)%	(5.0)%
Change in Valuation Allowance	39.9%	39.3%
Change in State Rate	(2.2)%	—
Others	2.2%	(0.3)%
Income Tax Provision (Benefit)	0.0%	0.0%

(dollars in thousands)	As of December 31, 2015	As of December 31, 2014
Federal
Current	$—	$—
Deferred	3,023	7,871
State
Current	—	—
Deferred	1,132	1,146
Change in Valuation Allowance	(4,155)	(9.017)
Income Tax Provision (Benefit)	$—	$—

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The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740. When uncertain tax positions exist, the Company recognizes the tax benefit of tax positions to the extent that the benefit will more likely than not be realized. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position, as well as consideration of the available facts and circumstances. As of December 31, 2015 and 2014, the Company does not have any significant uncertain tax positions. The Company recognizes interest and penalties related to uncertain tax positions in income tax expense.

NOTE 13 — SOFTWARE AGREEMENT

On May 8, 2014 (the ‘‘Effective Date’’), the Company entered into a Software as Service Agreement (the ‘‘Agreement’’) with Innography, Inc. (‘‘Innography’’) under which the Company will have access to Innography’s proprietary web-based application software platforms and patent related data and analytics functionality in connection with the development and commercialization of Haystack IQ. The term of the Agreement commences on the Effective Date and continues until the two year anniversary of the Effective Date (the ‘‘Initial Term’’). The Agreement may be renewed for up to three additional and consecutive one year renewal periods (each a ‘‘Renewal Term’’). The Agreement will renew for the first and second Renewal Terms unless the Company elects to terminate the Agreement in advance of renewal and will renew for the third Renewal Term unless either party elects to terminate the Agreement in advance of renewal. In the event of a change of control, as defined in the Agreement, of Innography, on or after June 30, 2015 Innography may terminate the then current term on 60 days’ notice (‘‘Control Termination’’). In the event of a Control Termination or if the Agreement is not renewed for an optional Renewal Term, or after the last of up to three Renewal Terms expires, the Company may renew for an additional one year period during which Innography will provide its services and reasonably assist the Company in migrating to a replacement service (the ‘‘Wind Down Term’’).

Concurrent with the execution of the Agreement, the Company paid a one-time fee of $200. In consideration for the access to Innography’s software application, the Company paid a fee of $350 on July 1, 2014, $500 on January 1, 2015 and $650 on July 1, 2015. For each Renewal Term the Company will pay semi-annual payments of $800 on January 1 and July 1, but the semi-annual payments may increase from $800 to $1.1 million if the Company’s semi-annual net revenues, as defined in the Agreement, exceed $15 million. In the event that the Wind Down Term extends beyond the fifth anniversary of the Effective Date, the semi-annual rates shall increase 20% for any portion of the Wind Down Term that occurs after the fifth anniversary of the Effective Date. The Company recognized this expense on a straight line basis over the term of the Agreement.

NOTE 14 — CUSTOM INNOVATION CONSULTING — RELATED PARTY

On August 20, 2015, the Company entered into an Engagement Agreement (the ‘‘Engagement Agreement’’) with Walker Digital, regarding the provision of software development and consulting services. The initial work order received by the Company under the Engagement Agreement is with respect to a prototype project involving a Fortune 500 insurance company that previously retained Walker Digital to design and develop viable new business models. Payments totaling $1.5 million were paid to the Company through December 31, 2015. The Company is recognizing service revenues under this contract on a percentage of completion basis, as prototyping services are provided. Although management believes it has established adequate procedures for estimating costs to complete on open contracts, it is at least reasonably possible that additional significant costs could occur on contracts prior to completion. The Company periodically evaluates and revises its estimates and makes adjustments when they are considered necessary.

The Costs and Estimated Earnings on Uncompleted Contracts is summarized as follows:

December 31, 2015

Costs incurred on uncompleted contracts	$388
Estimated earnings	51
Revenue recognized	439
Less billings to date	(1,500)
Billings in excess of cost	$1,061

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of our operations should be read in conjunction with our financial statements and the notes to those statements. This discussion contains forward-looking statements reflecting our management’s current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed under the heading “Risk Factors” and elsewhere in this prospectus.

General

Narrative discussions of dollar figures are in thousands, except per share data and where the context indicates otherwise.

We, through our wholly-owned subsidiaries, create, commercialize and, when necessary, enforce business innovations and deliver innovation services to help companies compete and grow. These activities are conducted primarily through three areas of focus:

•	We seek to commercialize our unique portfolio of intellectual property assets through our licensing and enforcement operations (‘‘Licensing and Enforcement’’); and

•	We are available to large corporations that need custom innovation services to create, prototype and commercialize new businesses and new business methods that improve corporate performance.

The Company is led by entrepreneur and inventor Jay Walker, who is best known as the founder of Priceline.com and has twice been named by TIME magazine as ‘‘one of the top 50 business leaders of the digital age.’’ Mr. Walker currently ranks as the world’s 11th most patented living individual, based on U.S. patent issuances according to Wikipedia.

All of our intellectual property assets were created with the goal of solving business problems, with the intent to achieve commercial status. However, it is our belief that many of our inventions have become part of the commercial activities of other businesses without having been licensed, depriving us of financial value. Our Licensing and Enforcement segment is currently pursuing 2 matters in the US District Court in Delaware and the Federal Circuit Court of Appeals regarding our inventions. The Company is also engaged in an arbitration relating to its intellectual property assets against a third party described below. We may expand our enforcement activities to other patents in our portfolio and other unlicensed users of those patents that have previously been asserted in litigation, although the timing and extent of these activities depends upon many factors affecting the patent enforcement industry that are beyond our control.

We believe the market for services that help companies identify complementary knowledge, expertise and resources outside the firm to speed internal problem solving and reduce time to market is both large and in need of new tools and new thinking. We have developed a way to unlock the huge capacity for problem solving currently hidden inside the U.S. patent database and, ultimately, other technical literature.

In 2013, we acquired ownership of the intellectual property assets that were primary to Walker Licensing’s business, subject to certain enumerated cases and orders, judgments, decisions or other actions taken in connection with any patent litigation or by the USPTO. In this regard, the Company is involved in a legal action arising from claims related to certain patent families we received from Walker Digital by recorded assignment at the time of the Merger due to an adverse judicial decision relating to interpretation of the terms of a settlement agreement entered into by Walker Digital with a third party prior to the Merger. Although the decision does not specifically address our patents, the Company has been notified by the third party and its assignee that they believe the court’s decision supports the third party’s claim that a large number of patents, including the patents assigned to the Company by Walker Digital, had been conveyed to them by assignment under the settlement agreement. The third party has also indicated it may seek damages against the Company arising from that same set of facts. Walker Digital and the Company commenced an arbitration on March 31, 2015 against the third party seeking reformation of the settlement agreement between the third party and Walker Digital. In the alternative, Walker Digital and the Company are seeking in the arbitration a declaratory judgment as to which particular patents had been assigned to the third party. In the arbitration the third party is seeking a declaratory judgment that it is the owner (as a result of the settlement agreement) of a substantial number of the Company’s patents, as well as patents from Walker Digital. None of the patents sought by the third party in arbitration are currently being enforced in the Company’s licensing and enforcement litigation. On November 30, 2015, the parties agreed to stay the arbitration. The stay, which has been amended, will expire upon ten business days notice by either party. The hearing in the case was originally scheduled for early March 2016. If the stay expires without resolution of the arbitration, the hearing will be rescheduled to a later date. The Company and Walker Digital have entered into a tolling agreement with respect to claims the Company may have against Walker Digital in the event the Company is required to assign to the third party certain of the patents assigned to the Company by Walker Digital at the time of the Merger or if it is required to pay any damages to the third party. The Company is unable to determine the ultimate liability, if any, with respect to the matter described above, but believes it will not have a material effect on the Company’s financial position, results of operations or cash flows.

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All improvements to the intellectual property assets that were primary to Walker Licensing’s business have been assigned to our subsidiary Inventor Holdings, LLC pursuant to an Invention Assignment Agreement with Mr. Walker. While the terms of the Invention Assignment Agreement do not entitle us to any other intellectual property Mr. Walker may develop in the future, in view of his significant equity position in the Company and the Company’s platform for the protection of the intellectual property it holds, Mr. Walker may nevertheless determine to develop and commercialize intellectual property through the Company. The terms and conditions of any such transaction would be negotiated between Mr. Walker and our Audit Committee at the time of such determination.

Overview

Our operating activities during fiscal 2015 were principally focused on the launch and initial analysis of market reception of our previous product Haystack IQTM, with a reduced emphasis on the development, licensing and enforcement of our patent portfolios due to several factors adversely affecting the patent enforcement. Our Licensing and Enforcement revenues historically have fluctuated period to period, and can vary significantly, based on a number of factors including the following:

•	the dollar amount of agreements executed each period, which can be driven by the nature and characteristics of the technology or technologies being licensed and the magnitude of infringement associated with a specific licensee;

•	the specific terms and conditions of agreements executed each period including the nature and characteristics of rights granted, and the periods of infringement or term of use contemplated by the respective payments;

•	fluctuations in the total number of agreements executed each period;

•	the timing, results and uncertainties associated with patent filings and other enforcement proceedings relating to our intellectual property rights;

•	the relative maturity of licensing programs during the applicable periods; and

•	other external factors, including developments in the law affecting patent enforcement.

Counterparties refer to those parties who were defendants in patent infringement cases that had been brought by us. Certain of these cases have been settled by entering into patent sale agreements, which typically results in one-time payments to us that are recognized as revenue. All of the other revenue was generated through settlement and non-exclusive license agreements. All of the agreements provide for a one-time payment to the Company. Generally we are willing to engage in settlement discussions with defendants at any appropriate time during the course of litigation. We will agree to settle a dispute with a defendant when we believe that such a settlement and the terms of the agreement are in the best interest of the Company and its shareholders. The environment for entering into such patent sale agreements or license agreements in the first half of 2015 was adversely affected by several significant developments in the intellectual property industry, including the continued effect of the Leahy-Smith America Invents Act of 2011 (including several new means by which challenges of our patents may be effected, including inter partes review proceedings (‘‘IPR’’)) and the Supreme Court holding in the Alice Corp. v. CLS Bank International case, which called into question the patentability of computer software. In view of these trends (including our inability to enforce any patents that are the subject of inter partes review), we are anticipating that the revenue from Licensing and Enforcement will continue to be below historic levels.

We had initially planned to fund our investment in sales, marketing and infrastructure in Haystack IQ with the operating cash flows of our Licensing and Enforcement activities. In view of the negative trends in the patent licensing industry discussed above and the potential adverse impact of those changes on our revenues, we needed to decrease our investment in Haystack IQ and in March 2016 determined to wind down its operations.

On December 4, 2015, the Company entered into the Upside Holdings Services Agreement with Upside Holdings, a company controlled by Mr. Walker and affiliated with Walker Digital, the Company’s controlling stockholder, regarding the provision of executive management, marketing, legal and financial consulting services. There are no set deliverables contemplated by the Upside Holdings Services Agreement, although the hourly rates the Company changes Upside Holdings (approximately equal to the Company’s cost) are specified. In connection with the Upside Holdings Services Agreement, the Company was granted a warrant to purchase limited liability interests at a price of $0.06 per Class A Common Share in Upside Holdings. The warrant was issued to the Company by Mr. Walker, who currently beneficially owns approximately 76% of the aggregate outstanding limited liability company interests of Upside Holdings.

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The fair value of the warrant was determined using the Black-Scholes model and in connection with the issuance of these warrants, the Company recorded deferred revenue of $672 as of December 31, 2015 and has amortized $25 of this deferred revenue into other income during the year ended December 31, 2015.

Results of Operations

Year Ending December 31, 2015 Compared with Year Ending December 31, 2014

Net Income (Loss)

Net loss for the year ended December 31, 2015 was $10.4 million, as compared to net loss of $15.6 million for the year ended December 31, 2014.

Operating expenses of $11.2 million for the year ended December 31, 2015 included other legal and consulting fees of $2.0 million patent prosecution and maintenance fees of $0.5 million, compensation and related benefits, including non-cash compensation of $5.3 million, professional fees of $1.7 million, general and administrative expenses of $1.3 million and marketing expenses of $0.3 million. Net revenue totaled $0.7 million for the year ended December 31, 2015.

Operating expenses of $17.8 million for the year ended December 31, 2014 included other legal and consulting fees of $2.3 million, patent prosecution and maintenance fees of $1.0 million, compensation and related benefits, including non-cash compensation of $6.4 million, professional fees of $5.7 million, general and administrative expense of $2.1 million, which includes $0.9 million of software and technology related services incurred in connection with the launch of the predecessor to Haystack IQ, and marketing expenses of $0.3 million. Net revenue totaled $2.1 million for the year ended December 31, 2014.

Revenues

(dollar amounts presented in thousands)	Year Ended December 31, 2015	Year Ended December 31, 2014	% Change
Licensing revenue	$1,732	$2,948	(41.288)%
Subscription revenue	144	—	N/An
Custom Innovation (related party)	439	—	N/A
Total revenue	$2,315	$2,948	(21.5)%

We recognized revenues of $2.3 million in 2015, a 21% decrease compared to 2014 revenues of $2.9 million.

For the year ended December 31, 2015 we generated revenue from three licensing agreements compared to five licensing agreements during fiscal 2014. Our revenues historically have fluctuated based on the number of patented technology portfolios, the timing and results of patent filings and our enforcement proceedings relating to our intellectual property rights. Licensing revenues for the year ended December 31, 2015 were generated primarily in the fourth quarter.

As of December 31, 2015 we had over 20 subscriptions in queue and we recognize the revenue from the Custom Innovation work based on the percentage of completion. The predecessor to Haystack IQ was not launched until early 2015, and the Custom Innovation contract was signed in 2015. Accordingly, for the year ended December 31, 2014 no subscription revenue or Custom Innovation revenue was recognized.

Cost of Revenue

Legal and Consulting Contingency Fees

Legal and consulting contingent fees for the years ended December 31, 2015 and 2014 were $71 and $882, respectively. As a percentage of licensing revenue, legal and consulting contingent fees were 4% during 2015 and 30% in 2014. Our legal and consulting contingent fees are dependent upon the realization of revenue. The improvement in the realization is attributed to the mix of cases using contingent firms compared to hourly firms, and two of the three cases settled during 2015 had no contingency fees associated with them.

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Cost of Subscription Revenue

Cost of subscription revenue is comprised of compensation for Company employees within the software and systems engineering groups in addition to data costs and amortization expenses. For the year ended December 31, 2015 this amount totaled $1.18 million as the Company was ramping and had not achieved scale at which it could amortize its technology costs.

Cost of Custom Innovation Work

Costs of custom innovation work represent the staff and related other costs associated with any of the services provided. For the year ended December 31, 2015 this amount totaled $372.

Licensing and Enforcement Expenses

(dollar amounts presented in thousands)	Year Ended December 31, 2015	Year Ended December 31, 2014	% Change
Other legal and consulting fees	$2,074	$2,342	(11.4)%
Patent prosecution and maintenance costs	449	993	(54.8)%
Total licensing and enforcement expenses	$2,523	3,335	(24.3)%

Other legal and consulting expenses for the years ended December 31, 2015 and 2014 were $2.1 million and $2.3 million, respectively. The decrease in other legal and consulting fees during 2015 as compared to 2014 was mainly attributable to the mix of our contingent and hourly legal fees related to our existing active cases, the number of cases, as well as a very focused approach to our existing litigation. Other legal and consulting expenses fluctuate from period to period based on patent enforcement and prosecution activity associated with ongoing licensing and enforcement programs and the timing of the commencement of new licensing and enforcement programs in each period. We expect other legal and consulting expenses to continue to fluctuate period to period based on the factors summarized above, in connection with upcoming scheduled trial dates and our current and future patent development, licensing and enforcement activities.

Patent prosecution and maintenance expenses for the years ended December 31, 2015 and 2014 were $449 and $993, respectively. Patent prosecution and maintenance expenses are directly related to the number of re-examinations in connection with patent prosecutions.

General and Administrative Expenses

(dollar amounts presented in thousands)	Year Ended December 31, 2015	Year Ended December 31, 2014	% Change
Compensation and benefits	$5,288	$6,357	(16.8)%
Professional fees	1,721	5,724	(69.9)%
General and administrative	1,349	2,056	(34.4)%
Marketing	300	279	7.5%
Total general & administrative expenses	$8,658	$14,416	(39.9)%

Compensation and benefits expense for the years ended December 31, 2015 and 2014 were $5.3 million and $6.4 million, respectively and includes share based compensation of $2.0 million and $2.1 million for the year ended December 31, 2015 and 2014, respectively. Compensation and benefits expense decreased by approximately $1.0 million, or 17%, for fiscal 2015 as compared to fiscal 2014. The decrease in compensation and benefits can be primarily attributable to the decrease in the average number of full time active employees during fiscal December 31, 2015 compared to fiscal December 31, 2014.

Professional fees decreased by 70% to $1.7 million for the year ended December 31, 2015 from $5.7 million for the year ended December 31, 2014. For the year ended December 31, 2015 professional fees primarily fees paid to outside corporate counsel of $297, accounting and audit of $237, public company expenses of $91, board of directors and advisors of $575, investor relations of $336 and consulting expenses related to Haystack IQ of $192.

Professional fees of $5.7 million for the year ended December 31, 2014 relates primarily to $3.1 million of stock-based compensation expense for awards earned concurrent with the Merger, accounting and corporate legal fees of $681, board and advisory fees of $691 (which includes $40 of stock-based compensation) investor and public relations costs of $516 (including $28 of stock-based compensation) and public company costs of $258 million. Stock based compensation is related to the issuance of 1,445,000 shares of Common Stock to a vendor, IP Navigation, in connection with the Merger. The Company had an existing service agreement with IP Navigation, a patent monetization firm. On September 18, 2013, in connection with the amendment of this service agreement, IP Navigation reduced its future fees from 22.5% to 15% and the Company issued 1,445,000 shares of Common Stock to IP Navigation. The Common Stock vested in March 2014. We recorded the pro rata portion of this non-employee award as a component of professional fees at $3.1 million, the fair value of the award.

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Total general and administrative expenses decreased by approximately 34% to $1.3 million for the year ended December 31, 2015 from $2.1 million for the year ended December 31, 2014 and includes software and technology services. The decrease is attributed to the following: decreased software and technology services of $635 incurred in connection with the development and commercialization of the predecessor of Haystack IQ and primarily represents fees paid to Innography, Inc. in connection with their proprietary web-based application software platform and patent related data and analytics, decreased travel and entertainment expenses of $73 of decreased insurance expense of $67 and decreased conferences of $46. These decreases were partially offset by increases in corporate taxes of $112, rent of $108 and amortization and depreciation expense of $79.

For the year ended December 31, 2015 the Company incurred $300 of marketing costs in connection with the promotion of the Haystack IQ and its predecessor.

Other Income

Other income for the year ended December 31, 2015 increased to $75 from $32 for the year ended December 31, 2014. This increase relates to approximately $50 in fees received in connection with the FTC Services Agreement as well as $25 of amortization of the deferred revenue created in connection with warrant.

Critical Accounting Policies and Estimates

Our significant accounting policies are more fully described in Note 3 to our consolidated financial statements. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses, and the related disclosures of contingent assets and liabilities. Actual results could differ from those estimates under different assumptions or conditions. The Company’s significant estimates and assumptions include stock-based compensation, revenue recognition, useful lives of assets and the valuation allowance related to the Company’s deferred tax assets.

Liquidity and Capital Resources

Our current assets were $7.4 million at December 31, 2015, including $5.9 million of cash and cash equivalents. Working capital amounted to $5.0 million as of December 31, 2015. We have narrowed the focus of our litigation business to those patent families that we believe will yield the highest return and we have discretion as to whether the associated legal costs are incurred hourly or on a contingent basis. In addition, we have reduced overhead by eliminating positions and streamlining processes. We believe we have the ability to manage our expenses while we grow our top line and therefore believe that the Company’s cash and cash equivalents is sufficient to meet our liquidity needs for at least the next twelve months.

Cash used in operating activities was approximately $9.2 million for the year ended December 31, 2015. During fiscal 2015, the Company spent approximately $1.9 million on building its Web site, hiring a team, and establishing infrastructure related to Haystack IQ and its predecessor and $2.5 million on its Licensing and Enforcement business and $4.8 million on corporate activities.

Contractual Obligations

We had no significant commitments for capital expenditures and we have no committed lines of credit or other committed funding or long-term debt as of December 31, 2015.

Off-Balance Sheet Transactions

We are not party to any off-balance sheet transactions. We have no guarantees or obligations other than those which arise out of normal business operations.

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Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (‘‘FASB’’) issued Accounting Standards Update (‘‘ASU’’) No. 2014-09 (‘‘ASU 2014-09’’), ‘‘Revenue from Contracts with Customers,’’ which requires an entity to recognize revenue representing the transfer of promised goods or services to customers in an amount that reflects the consideration which the company expects to receive in exchange for those goods or services. ASU 2014-09 is intended to establish principles for reporting useful information to users of financial statements about the nature, amount, timing and uncertainty of revenues and cash flows arising from the entity’s contracts with customers. ASU 2014-09 will replace most existing revenue recognition guidance in GAAP when it becomes effective. The original standard was effective for the Company on January 1, 2017, however, in April 2015, the FASB proposed a one-year deferral of this standard with a new effective date for the Company of January 1, 2018. Early application is not permitted. The Company is currently evaluating the effect that ASU 2014-09 will have on its consolidated financial statements and related disclosures.

In February 2016, the FASB issued Accounting Standards Update ASU No. 2016-02, ‘‘Leases,’’ which requires an entity that leases assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. Under the new guidance, a lessee will be required to recognize assets and liabilities for leases with lease terms of more than 12 months. Consistent with current U.S. GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current GAAP, which requires only capital leases to be recognized on the balance sheet, the new ASU will require both types of leases to be recognized on the balance sheet. The standard is effective for fiscal years beginning after December 15, 2018. Early application is permitted. The Company is currently evaluating the effect that ASU 2016-02 will have on its consolidated financial statements and related disclosures.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information for each director and executive officer of the Company (and persons chosen to become such) as of April 22, 2016.

Name	Age	Position

Jay Walker	60	Executive Chairman of the Board of Directors

Jonathan Ellenthal	50	Vice Chairman of the Board of Directors, Chief Executive Officer

Nathaniel J. Lipman	51	Director

Richard J. Salute	70	Director

Sharon Barner	58	Director

Harvey W. Schiller, Ph.D.	75	Director

Jonathan Siegel	58	Chief Administrative Officer, General Counsel and Secretary

Kara B. Jenny	46	Chief Financial Officer

There are no family relationships between any of our directors and executive officers. Set forth below are the business backgrounds for each director and executive officer. Innovation.

Jay S. Walker, Executive Chairman of the Board of Directors, is chairman of Walker Digital, LLC, (‘‘Walker Digital’’) which he founded in 1994. He is widely known as the founder of Priceline.com, which brought a new level of value to the travel industry and its millions of customers. Mr. Walker is also the curator and chairman of TEDMED, a global community of people from every field who are passionate about the future of health and medicine (TEDMED is the sole independent licensee of the TED organization) and acting Chief Executive Officer and controlling investor in The Upside Commerce Group, LLC ("Upside Holdings"), a business travel company he founded in 2015. Concurrently, Mr. Walker is a member of several organizations that promote innovative solutions to global problems, including The President’s Circle of the National Academies (comprising the National Academy of Science; the National Academy of Engineering; the Institute of Medicine; and the National Research Council); and the Atlantic Council as a member of the Board of Directors. Mr. Walker is also curator of a private library on the History of Human Imagination and is actively involved with Cornell University as the co-chairman of its Library Campaign. Mr. Walker received his Bachelor of Arts in Industrial Relations, Cornell University, New York, in 1978 and an Honorary Doctor of Science, Cazenovia College, New York in 2011.

55

Jonathan Ellenthal, Vice Chairman of the Board of Directors, Chief Executive Officer, Mr. Ellenthal was the Chief Executive Officer of Walker Digital Management, LLC ("WDM"), a wholly-owned subsidiary of Walker Digital from 2008 – 2013. He served as a Director for many of Walker Digital’s subsidiaries and collaborated with Jay S. Walker on all new business designs and the strategic direction of Walker Digital. Since early 2011, Mr. Ellenthal has also been a Partner in TEDMED, LLC ("TEDMED"). As the exclusive licensee of the globally recognized TED brand for the field of health and medicine, TEDMED focuses entirely on innovation and breakthrough thinking in service of a healthier future. From 2011 to 2014, he was a member of the Board of Directors of Affinion Group, Inc., a customer engagement and loyalty company, with more than 70 million customers worldwide. Mr. Ellenthal is a member of the Upside Holdings Board of Managers and pursuant to the Upside Holding Services Agreement between the Company and Upside Holdings, he performs certain services for Upside Holdings.

Prior to joining Walker Digital in 2008, Mr. Ellenthal was the Chief Executive Officer of Synapse Group, Inc., a direct marketing subsidiary of Time Inc., and served in a variety of senior leadership roles at Synapse before becoming CEO. Mr. Ellenthal is a Trustee of the Wilton Family Y in Wilton, Connecticut, and a board member of the local chapter of Young Presidents’ Organization, Inc. He holds a B.A. from Wesleyan University in Middletown, Connecticut.

Nathaniel J. Lipman was the Executive Chairman of Affinion Group, Inc. (“Affinion”) from September 2012 to November 2015. He joined Affinion (formerly known as Cendant Marketing Group) in June 1999 and worked in various positions, including executive officer positions with increasing responsibility, which culminated in his appointment as Chief Executive Officer in October 2005. Prior to joining Affinion, Mr. Lipman was Senior Executive Vice President, Corporate Development and Strategic Planning for Planet Hollywood International Inc., Senior Vice President and General Counsel of House of Blues Entertainment, Inc. and Senior Corporate Counsel at The Walt Disney Company. He also worked as an attorney at Skadden, Arps, Slate, Meagher and Flom, LLP. Mr. Lipman is currently a Director of Novitex Holdings, Inc. and Trusted Media Brands, Inc. Additionally, within the past five years Mr. Lipman served as a Director of Affinion, Affinion Group Holdings, Inc. and Evertek, Inc. and served on the Board of Managers of Upside Holdings.

Richard J. Salute, Director, has been the Chief Financial Officer of PAXMED, Inc (a medical device company), since June 2014. From 2004 to 2013, Mr. Salute served as an Office Managing Partner at Cohn Reznick and served as the Capital Markets and SEC Practice Director prior to his retirement. Prior to 2004, Mr. Salute spent over 30 years at Andersen LLP, a global accounting firm managing complex audits for both public and private companies. In addition to his client responsibilities he started three businesses for the firm: the Enterprise Group (NY Metropolitan Area), the Technology Practice (New York Office), and the Bankruptcy and Corporate Recovery Practice (nationwide). Mr. Salute currently serves on the Board of Directors of Newtek Business Services Corp. Mr. Salute holds a bachelor’s of business administration (cum laude) from Adelphi University.

Sharon Barner, Director, has been Vice President, General Counsel, of Cummins Inc. (NYSE;CMI) since January 30, 2012. Prior to joining Cummins, Sharon was the Deputy Under Secretary of Commerce for Intellectual Property and Deputy Director of the United States Patent and Trademark Office from 2009 through 2011. From 1996 to 2009 she was an attorney and partner with the international law firm of Foley & Lardner LLP where, among other positions, she chaired the Intellectual Property Department and the Intellectual Property Litigation Practice Group. She was also a member of the Executive Management Committee for the firm from 2003 through 2009. Ms. Barner was named as one of ‘‘The 50 Most Influential Minority Lawyers in America’’ by The National Law Journal (May 2008). Ms. Barner was also named to the list of the top 50 women ‘‘Super Lawyers’’ in Illinois in 2006 − 2011 by Law & Politics Media, Inc. for intellectual property litigation work (2005 − 2011). She was also named top Intellectual Property Lawyer in Black Enterprise Magazine in November, 2003, and top Intellectual Property Lawyer in Diversity and the Bar in May/June, 2003. Other accolades include ‘‘Patent Plums: Who’s Enforcing the Most Important Patents’’ IP Law & Business (August 2001), and she was featured and profiled in a 2008 story entitled ‘‘The IP Wild West: Sharon Barner Takes on China,’’ Crain’s Chicago. From 2007 through 2009, Ms. Barner served on the Board of Directors for La Rabida Children’s Hospital, Chicago, Illinois; and has been the Chair of the Conflicts Committee since May 2012. In 1979, Ms. Barner received bachelor of science degrees in Political Science and in Psychology from Syracuse University and she received her Juris Doctor from the University of Michigan Law School in 1982.

Harvey W. Schiller, Ph.D., Director, was the Chairman of the Board and Chief Executive Officer of the Company from June 2005 until September 2013. He is Commercial Commissioner of America’s Cup 35, Chairman of Schiller Management Group, and Chairman of Renew Merchandise. He also serves as the Vice Chairman and President of the Sports, Media, and Entertainment Practice of Diversified Search, one of the top executive search firms in the U.S. Dr. Schiller was Chairman of the Board of privately-held GlobalOptions, Inc. between February 2004 and September 2013. Prior to joining GlobalOptions, Dr. Schiller served as Chairman of Assante U.S., a provider of financial and life management products and services, from 2002 to 2004. Prior to joining Assante, he was Chairman and Chief Executive Officer of YankeeNets from 1999 to 2002. His previous experience includes President of Turner Sports, Inc., Executive Director and Secretary General of the United States Olympic Committee and Commissioner of the Southeastern Conference. Prior to joining the United States Olympic Committee, Dr. Schiller served for more than 25 years in the United States Air Force, achieving the rank of Brigadier General. Dr. Schiller currently serves on the Boards of Mesa Airlines and the National Baseball Hall of Fame, and is a former advisory partner of Millennium Technology Value Partners, L.P.

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Jonathan A. Siegel, Chief Administrative Officer, General Counsel and Secretary. Mr. Siegel joined the Company in February 2014, prior to which he was Investment Manager and Legal Counsel for Bentham Capital, LLC, a litigation finance company providing funding for large commercial and patent disputes, from March 2013 to January 2014, and a consultant from November 2012 to February 2013. He served as Chief Administrative Officer, General Counsel and Chief Privacy Officer of Alclear, LLC, a biometric secure identification service, from June 2010 to June 2012. From March 2009 to April 2011 he served as Mayor of Irvington, New York and served as Trustee of Irvington prior to his election as Mayor. From December 1999 to January 2008, Mr. Siegel was employed by Synapse Group, Inc., a direct marketing subsidiary of Time Inc., most recently as Executive Vice President Publisher Relations and Legal Affairs. From 1994 to 1999 he served in various capacities for Brandt, Inc, a manufacturer of currency counting equipment, including as Executive Vice President and General Counsel and member of the Board of Directors. Mr. Siegel was Vice President and Associate General Counsel of Trian Group, LP, a merchant bank, from 1987 to 1994. He was a corporate associate at Rosenman & Colin LLP from 1983 to 1987. He received his BA from Colgate University in 1979 and his JD from The University of Chicago Law School in 1983. He is admitted to practice in New York. Pursuant to the Upside Holding Services Agreement between the Company and Upside Holdings, Mr. Siegel performs certain services for Upside Holdings.

Kara B. Jenny, Chief Financial Officer. Ms. Jenny joined the Company in May 2014, prior to which she was the Chief Financial Officer of Fashion to Figure, a leading specialty retailer founded to create the ultimate full-fashion experience, which she joined in March 2013. Prior to Fashion to Figure, Ms. Jenny was with Bluefly.com, an online retail destination offering exclusive designer merchandise at a value, from May 1999 until December 2012. Ms. Jenny served as Bluefly’s Chief Financial Officer for five years and had previously served as Vice President of Finance prior to her promotion to Chief Financial Officer. Ms. Jenny began her career at Arthur Andersen LLP, and is a certified public accountant and a member of the American Institute of Certified Public Accountants. She received her B.S. in Accounting from Binghamton University. Pursuant to the Upside Holding Services Agreement between the Company and Upside Holdings, Ms. Jenny performs certain services for Upside Holdings.

Director Experience, Qualifications, Attributes and Skills

We believe that the backgrounds and qualifications of our Directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities. The Board of Directors is composed of a diverse group of leaders in their respective fields. Our Directors have other experience that makes them valuable members, such as prior public policy experience or regulatory experience that provides insight into issues faced by companies.

•	Jay S. Walker. The Board believes that Mr. Walker will provide the Board, by virtue of his extensive experience as an innovator and entrepreneur, with valuable industry insight, leadership and business knowledge.

•	Jonathan Ellenthal. The Board believes that Mr. Ellenthal’s strategic vision and ability to realize new business avenues will be vital to the success of future Company initiatives.

•	Nathaniel J. Lipman. The Board believes that Mr. Lipman’s executive leadership experiences will provide the Board with a crucial perspective on the fruition of future business opportunities.

•	Richard J. Salute. The Board believes that, as a result of Mr. Salute’s financial background, as well as his service of publicly traded companies as an Audit Partner in both national and internationally recognized firms, he possesses a valuable ability to assess financial issues in a highly competitive business atmosphere. The Board made a qualitative assessment of Mr. Salute’s level of knowledge and experience based on a number of factors, including his experience as a former Audit Partner reporting companies and financial sophistication from his over forty years of finance experience.

•	Sharon Barner. The Board believes that Ms. Barner’s intellectual property law background, including her service as Deputy Under Secretary of Commerce for Intellectual Property and as Deputy Director of the United States Patent and Trademark Office, will provide the Board with valuable insight with respect to patent and patent-enforcement matters.

•	Harvey W. Schiller, Ph.D. The Board believes that, from his military career and as an executive of numerous entities, Dr. Schiller brings to the Board strong leadership and organizational skills and a deep commitment to integrity and excellence.

Involvement in Certain Legal Proceedings

None of our executive officers or directors has, during the past ten years:

(a)	Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
(b)	Been convicted in a criminal proceeding or subject to a pending criminal proceeding;
(c)	Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; or

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(d)	Been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Each of our directors has been appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until he or she resigns or is removed from office in accordance with our Bylaws and the provisions of the Delaware General Corporation Law. Each of our executive officers has been appointed by our Board of Directors and will hold office until he or she resigns or is removed by the Board of Directors in accordance with the respective employment agreements of the officers and our Bylaws and the provisions of the Delaware General Corporation Law.

EXECUTIVE COMPENSATION

The following table sets forth the cash and other compensation paid by us to certain of our executive officers, whom we collectively refer to as the ‘‘named executive officers’’, for the periods indicated. No other executive officer received total compensation greater than $100,000 in 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Jonathan Ellenthal,	2015	400,000	—	—	164,603	—	564,603
Chief Executive Officer	2014	400,000	113,973	—	—	—	513,973

Jonathan Siegel,	2015	350,000	—	—	60,302	—	410,302
Chief Administrative Officer, General Counsel and Secretary (2)	2014	307,591	—	—	1,049,750	—	1,357,341

Kara Jenny,	2015	329,000	48,939	—	—	—	377,939
Chief Financial Officer (3)	2014	196,959	—	—	620,000	—	798,959

(1)	Reflects the aggregate grant date fair value of stock options granted in the respective fiscal year to the Named Executive Officers computed in accordance with ASC Topic 718.

(2)	Mr. Siegel became Chief Administrative Officer, General Counsel and Secretary when he joined the Company in February 2014. Mr. Siegel's annual salary is $350,000.

(3)	Ms. Jenny became Chief Financial Officer when she joined the Company in May 2014. Ms. Jenny has an annual salary of $329,000.

We have entered into an employment agreement and non-competition and confidentiality agreement with Jonathan Ellenthal, our Chief Executive Officer. Pursuant to that employment agreement, Mr. Ellenthal is entitled to an annual base salary of $400,000, an annual bonus opportunity with a target of 100% of his annual base salary and options to purchase 1,000,000 shares of our common stock pursuant to our Incentive Plan.

We have entered into an employment agreement and non-competition and confidentiality agreement with Kara Jenny, our Chief Financial Officer. Pursuant to that employment agreement, Ms. Jenny is entitled to an annual base salary of $329,000, an annual bonus opportunity with a target of 30% of her annual base salary and options to purchase 300,000 shares of our common stock pursuant to our Incentive Plan.

We have entered into an employment agreement and non-competition and confidentiality agreement with Jonathan Siegel, our Chief Administrative Officer, General Counsel and Secretary. Pursuant to that employment agreement, Mr. Siegel is entitled to an annual base salary of $350,000, an annual bonus opportunity with a target of 50% of his annual base salary and options to purchase 500,000 shares of our common stock pursuant to our Incentive Plan.

Stock-Based Compensation Plans

The Company’s Board of Directors has adopted a stock-based compensation plan, the Amended and Restated 2015 Long-Term Incentive Plan (the “Incentive Plan”). The Incentive Plan, which provide for the granting of restricted stock awards, deferred stock unit awards, stock option awards and other equity and cash awards, was adopted for the purpose of encouraging key employees, consultants and directors who are not employees to acquire a proprietary interest in the growth and performance of the Company. The Compensation Committee had the authority to determine the amount, type and terms of each award, but may not grant awards under the Incentive Plan, in any combination, for more than 1,000,000 shares of the Company’s common stock to any individual during any calendar year.

As of April 22, 2016, 559,176 shares of common stock remain eligible to be issued under the Incentive Plans.

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Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding unexercised option awards for each named executive officer as of the end of the fiscal year ended December 31, 2015:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Jonathan Ellenthal	666,666	333,334	$4.05	11/15/2023
		200,000	1.04	5/05/2025

Jonathan Siegel	141,666	283,334	3.60	2/12/2024
		75,000	1.37	2/14/2025

Kara Jenny	100,000	200,000	3.20	5/27/2024

Additionally, we have entered into agreements with certain of our current directors and officers pursuant to which we have agreed to issue options to them. We received shareholder approval to increase the number of shares of our common stock available for issuance under the Incentive Plan prior to issuing these options. The following table contains information about our common stock that may be issued under our equity compensation plans as of December 31, 2015:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	4,263,166	$3.01	1,344,176	(2)
Equity compensation plans not approved by security holders	—	—	—

Total	4,263,166	$3.01	1,344,176

(1)	Our Incentive Plan was adopted on May 6, 2015.
(2)	The number of securities remaining available for future issuances includes 1,344,176 shares available under our Incentive Plan.

DIRECTOR COMPENSATION

The following summary describes compensation for non-employee Directors.

In September 2013, the Board of Directors adopted the Board Compensation Plan pursuant to which certain members of our Board are entitled to receive compensation. The Board Compensation Plan, as amended November 2014 and November 2015 is set forth below.

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Annual Cash Retainer (payable quarterly):

Executive Chairman	January 1, to December 31, 2015:	$150,000
	Fiscal 2016 and subsequent years:	$0
Board Member (Independent)		$50,000
Board Member (Non-management and Not Independent)		$50,000

Supplemental Fees for Committee Members and Chairs:

Executive Committee Member (Independent)	January 1, to December 31, 2015:	$75,000
	Fiscal 2016 and subsequent years:	$0
Audit Committee Chair (Independent)		$25,000
Committee Member (Independent)		$10,000
Committee Member (Non-management and Not Independent)		$10,000

If the Company holds Board or Committee meetings in addition to the quarterly meetings, independent and non-management members will be compensated $2,500 for in-person attendance and $1,000 for telephonic attendance at such additional meetings.

The Annual Cash Compensation retainer payments are payable in equal quarterly installments. Additionally, the Annual Cash Compensation retainer payments are paid pro-rata from a director's date of appointment to the Board until the next Annual Meeting of Stockholders.

One-Time Stock Option Grants (to be granted upon joining the Board of Directors):

Board Member (Independent)	50,000 shares of Common Stock
Executive Committee Member (Independent)	100,000 shares of Common Stock
Committee Chair (Independent)	20,000 shares of Common Stock

Expense Reimbursement Policy:

The Company shall reimburse its independent, non-management Board members for ordinary and necessary out of pocket expenses (e.g., travel, hotel, and meals) incurred in connection with Board activities.

Management Directors:

Directors who are employees of the Company receive no additional compensation for service as Directors. Mr. Ellenthal is the only Director of the Company who is also an employee.

The following table sets forth compensation information regarding the Company's non-employee Directors in fiscal 2015:

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa- tion ($)	Change in Pension Value and Nonqualified Deferred Compensa- tion Earnings ($)	All Other Compensa- tion ($)	Total ($)
Sharon Barner	$75,000	—	$35,000	—	—	—	$110,000
Nathaniel J. Lipman	140,000	—	105,000	—	—	—	245,000
Richard J. Salute	61,250	—	98,000	—	—	—	159,250
Harvey W. Schiller	73,000	—	35,000	—	—	—	108,000
Jay S. Walker	150,000	—	—	—	—	—	150,000

(1)	These amounts represent the Annual Cash Retainer for Board Service and the Supplemental Fees for Committee Members and Chairs.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company has two classes of stock outstanding, its Common Stock and its Series B Convertible Preferred Stock. Shares of Series B Convertible Preferred Stock are convertible on a one-for-one basis into shares of our Common Stock. The holders of the Company’s Common Stock are entitled to one vote per share of Common Stock held on all matters submitted to a vote of stockholders, and holders of Series B Convertible Preferred Stock are entitled to cast an aggregate of 80% of the total votes that may be cast on all matters presented to the stockholders. The holders of the our Common Stock have equal rights to receive dividends, when and if declared by our Board of Directors, out of funds legally available for such purpose, and holders of our Series B Convertible Preferred Stock will receive the equivalent amount of any dividends as the holders of our Common Stock, on an as converted basis. In the event of liquidation, holders of our Common Stock are entitled to share ratably in our net assets available for distribution to stockholders, and holders of Series B Convertible Preferred Stock will receive the equivalent amount of liquidation proceeds as the holders of our Common Stock, on an as converted basis. The table below sets forth the number and percentage of shares of our Common Stock owned as of, April 5, 2016, by the following persons: (i) stockholders known to us who own 5% or more of our outstanding shares, (ii) each of our Directors and named executive officers, and our Directors and named executive officers as a group.

Except as otherwise set forth below, the address of each of the persons listed below is Walker Innovation Inc., Two High Ridge Park, Stamford, CT 06905. Unless otherwise indicated, the Common Stock beneficially owned by a holder includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person, and also includes options to purchase shares of our Common Stock exercisable within 60 days that have been granted under our incentive stock plans.

Title of Class	Name of Beneficial Owner	Amount Beneficially Owned(1)		Percent of Class
Common Stock	Walker Digital, LLC	29,405,261	(2)	82.3%
Series B Convertible Preferred Stock	Walker Digital, LLC	14,999,000	(3)	100.0%
Common Stock	Genesis Capital Advisors, LLC	3,244,358	(4)	3.1%
Common Stock	IP Navigation Group LLC	1,445,000	(5)	1.4%
Common Stock	Del Mar Asset Management LP	2,685,567	(6)	2.4%
Common Stock	Jay S. Walker	29,504,271	(7)	82.6%
Series B Convertible Preferred Stock	Jay S. Walker	14,999,000	(7)	100.0%
Common Stock	Jonathan Ellenthal	805,157	(8)	0.8%
Common Stock	Jonathan A. Siegel	483,333	(9)	0.5%
Common Stock	Kara B. Jenny	375,000	(10)	0.4%
Common Stock	Sharon Barner	41,666	(11)	*
Common Stock	Nathaniel J. Lipman	125,000	(12)	0.1%
Common Stock	Richard J. Salute	23,333	(13)	*
Common Stock	Harvey W. Schiller	514,486	(14)	0.5%
Common Stock	All Directors and Named Executive Officers as a group (8 persons)	31,872,246	(15)	84.8%

*	Less than 0.1%.

(1)	The number of shares of Common Stock includes shares owned and exercisable options (including options that will be exercisable within 60 days after April 5, 2016 (i.e. by , June 4, 2016).

(2)	Includes shares owned beneficially or deemed to be owned beneficially by Walker Digital, LLC and with respect to which may be deemed to have shared voting and investment power with Jay S. Walker as follows:

(a)	2,358,500 shares of Common Stock; and

(b)	14,999,000 shares of Series B Convertible Preferred Stock, which are convertible at the option of the holder thereof, at any time and from time to time, into an equal number of shares of our Common Stock. As a result, of the voting power of the Series B Convertible Preferred Stock, Walker Digital, LLC may be deemed to beneficially own an additional 12,047,762 shares of Common Stock due to the voting power conferred upon such holder by the Series B Convertible Preferred Stock it holds.

(3)	Each share of Series B Convertible Preferred Stock, is convertible at the option of the holder thereof, at any time and from time to time, into one share of Common Stock. All shares of Series B Convertible Preferred Stock will vote together with the Common Stock on all matters to which stockholders are entitled to vote. The holder of the Series B Convertible Preferred Stock is entitled to cast 80% of the total votes that may be cast with respect to any such matter.

(4)	Based on a Schedule 13G/A filed by Genesis Capital Advisors LLC and Genesis Opportunity Fund, LP on February 16, 2016. Represents 1,535,529 shares of Common Stock held by Genesis Opportunity Fund, L.P. and 173,300 shares of Common Stock beneficially owned by Genesis Capital Advisors LLC, which is the investment manager of Genesis Opportunity Fund, L.P.. As set forth in the Schedule 13G/A each of Genesis Capital Advisors, LLC and Genesis Opportunity Fund, LP have disclaimed beneficial ownership of such securities except to the extent of their pecuniary interest therein. The business address of Genesis Capital Advisors LLC is 1212 Avenue of the Americas, 19th Floor, New York, NY 10036.

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(5)	The business address of IP Navigation Group, LLC is Chateau Plaza, 2515 McKinney Ave., Suite 1000, Dallas, TX 75201.

(6)	Based upon a Schedule 13G and a Form 4 filed by Del Mar Asset Management, LP on February 24 and 26, 2014, respectively. Represents 2,098,900 shares of Common Stock held by Del Mar Master Fund, Ltd., a Cayman Islands exempted company (the ‘‘Master Fund’’) and 458,863 shares of Common Stock held by RockMaple Concetrated Alpha Trust, a Cayman Islands exempt company (‘‘RockMaple’’). David Freelove is the managing member of Del Mar Management, LLC, a Delaware limited liability company (the ‘‘GP’’). The GP is the general partner of Del Mar Asset Management, LP, a Delaware limited liability company (‘‘DMAM’’), and as such, directs DMAM’s operations. DMAM serves as the investment manager of the Master Fund. Mr. Freelove has sole voting or investment control over shares held by RockMaple. The business address of Del Mar Asset Management, LP is One Grand Central Place, 60 East 42nd Street, Suite 450, New York, NY 10165.

(7)	Includes shares owned beneficially or deemed to be owned beneficially by Jay S. Walker as follows:

(a)	287,295 shares of Common Stock directly and with respect to which he has sole voting and investment power; and

(b)	2,358,500 shares of Common Stock and 14,999,000 shares of Series B Convertible Preferred Stock, which are convertible at the option of the holder thereof, at any time and from time to time, into an equal number of shares of our Common Stock with respect to which may be deemed to have shared voting and investment power with Walker Digital, LLC. As a result of the voting power of the Series B Convertible Preferred Stock, Walker Digital, LLC may be deemed to beneficially own an additional 12,047,762 shares of Common Stock due to the voting power conferred upon such holder by the Series B Convertible Preferred Stock it holds.

(8)	Includes shares owned beneficially or deemed to be owned beneficially by Jonathan Ellenthal as follows:

(a)	71,825 shares of Common Stock directly and with respect to which he has sole voting and investment power;

(b)	733,332 shares of Common Stock underlying stock options; and

(c)	excludes Mr. Ellenthal’s 5% ownership in Walker Digital, LLC.

(9)	Represents shares of Common Stock underlying stock options owned beneficially or deemed to be owned beneficially by Jonathan A. Siegel.

(10)	Represents shares of Common Stock underlying stock options owned beneficially or deemed to be owned beneficially by Kara B. Jenny.

(11)	Represents shares of Common Stock underlying stock options owned beneficially or deemed to be owned beneficially by Sharon Barner.

(12) Represents shares of Common Stock underlying stock options owned beneficially or deemed to be owned beneficially by Nathaniel J. Lipman.

(13)Represents shares of Common Stock underlying stock options owned beneficially or deemed to be owned beneficially by Richard J. Salute.

(14)	Includes shares owned beneficially or deemed to be owned beneficially by Harvey W. Schiller as follows:

(a)	381,163 shares of Common Stock directly and with respect to which he as sole voting and investment power; and

(b)	133,333 shares of Common Stock underlying stock options.

(15)	See notes (1) and (7) through (14).

Change of Control

We are not aware of any person who owns of record, or is known to own beneficially, five percent or more of our outstanding securities of any class, other than as set forth above.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 11, 2013, in connection with the Merger, we entered into a Shared Services Agreement with Walker Digital Management, LLC, a wholly-owned subsidiary of Walker Digital, which became effective at the closing of the Merger, whereby Walker Digital Management, LLC provides certain services to us. Walker Digital Management, LLC provides such services at cost.

The Company has a Shared Services Agreement with WDM (“WDM Shared Services Agreement”). The cost of such services varies monthly based on the terms of the WDM Shared Services Agreement. The incurred expenses include but are not limited to executive compensation, information technology services and supplies, administrative and general services and supplies and rent and utilities, are based either on specific attribution of those expenses or, where necessary and appropriate, based on the Company’s best estimate of an appropriate proportional allocation.

On December 4, 2015, the Company entered into the Upside Holdings Services Agreement with Upside Holdings, a company controlled by Mr. Walker and affiliated with Walker Digital, the Company’s controlling stockholder, regarding the provision of executive management, marketing, legal and financial consulting services. There are no set deliverables contemplated by the Upside Holdings Services Agreement, although the hourly rates the Company charges Upside Holdings (approximately equal to the Company’s cost) are specified. In connection with the Upside Holdings Services Agreement, the Company was granted a warrant to purchase limited liability interests at a price of $0.06 per Class A Common Share in Upside Holdings. The warrant was issued to the Company by Mr. Walker, who currently beneficially owns approximately 76% of the aggregate outstanding limited liability company interests of Upside Holdings.

Code of Ethics

To ensure, among other things, that potential conflicts of interest are avoided or declared, we have adopted a Code of Ethics applying to all of our Directors, officers and employees. The Code of Ethics is reasonably designed to deter wrongdoing and promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure in reports and documents filed with, or submitted to, the Commission and in other public communications made by us, (iii) compliance with applicable governmental laws, rules and regulations, (iv) the prompt internal reporting of violations of the Code of Ethics to appropriate persons identified in the Code of Ethics, and (v) accountability for adherence to the Code of Ethics. A copy of the Code of Ethics is available at the Company’s website www.walkerinnovation.com by clicking on the ‘‘Investor Relations’’ and then ‘‘Corporate Governance’’. Stockholders may also obtain a hard copy of these documents without charge from us by writing to Jonathan A. Siegel, Secretary, Walker Innovation Inc., Two High Ridge Park, Stamford, CT 06905 or by calling the Company at (203) 461-7200.

Policy and Procedures for the Review of Related Person Transactions

Pursuant to its charter, the Audit Committee is responsible for approving all related-party transactions as defined under Item 404 of Regulation S-K, after reviewing each such transaction for potential conflicts of interest and other improprieties.

Board Independence Standards for Directors

To be considered ‘‘independent’’ for purposes of membership to the Company’s Board of Directors, the Board must determine that a Director has no material relationship to the Company, including any of its subsidiaries, other than as a Director. For each Director, the Board broadly considers all relevant facts and circumstances. In making its determination, the Board considers the following categories of relationships to be material, thus precluding a determination that a Director is ‘‘independent’’. The Board reviews at least annually whether Directors meet these Director Independence Standards.

The Board has determined that each of Mr. Lipman, Ms. Barner and Mr. Salute is ‘‘independent’’ under the independence standards of NASDAQ and applicable Commission rules.

In addition to the foregoing, in order to be considered ‘‘independent’’ under NASDAQ rules for purposes of serving on the Company’s Audit Committee or Compensation Committee, a Director also may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company, other than as a Director, and may not be an ‘‘affiliated person’’ of the Company. Audit Committee members may receive Directors’ fees and fixed payments for prior service with the Company. The Board has determined that each member of the Audit Committee and each independent member of the Compensation Committee meets these additional independence requirements.

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Committees of the Board of Directors and Director Independence

Our Board has an Audit Committee, a Compensation Committee, an Executive Committee and a Nominating Committee. The current members of the committees are set forth in the following table:

Director	Audit Committee	Compensation Committee	Executive Committee	Nominating Committee
Jay S. Walker		Chair	Chair	Chair

Jonathan Ellenthal			✓	✓

Nathaniel J. Lipman	✓		✓

Richard J. Salute	Chair

Sharon Barner	✓	✓

Harvey W. Schiller, Ph.D.		✓		✓

The Board has adopted a written charter for each of these committees, which is available at the Company’s website www.walkerinnovation.com by clicking on the ‘‘Investor Relations’’ and then ‘‘Corporate Governance’’. Stockholders may also obtain a hard copy of these documents without charge from us by writing or calling: Jonathan A. Siegel, Secretary, Walker Innovation Inc., Two High Ridge Park, Stamford, CT 06905; Tel: (203) 461-7200.

The Audit Committee

Primary Responsibilities: The Audit Committee oversees our accounting, financial reporting process, internal controls and audits, and consults with management and our independent registered public accounting firm on, among other items, matters related to the annual audit, the published financial statements and the accounting principles applied. As part of its duties, the Audit Committee appoints, evaluates and retains our independent registered public accounting firm. It maintains direct responsibility for the compensation, termination and oversight of our independent registered public accounting firm and evaluates its qualifications, performance and independence. The committee also monitors compliance with our policies on ethical business practices and reports on these items to the Board. The Audit Committee has established policies and procedures for the pre-approval of all services provided by our independent registered public accounting firm. Our Audit Committee is currently comprised of Messrs Salute and Lipman and Ms. Barner; Mr. Salute is the Chairman of the committee.

Independence: Each member of the Audit Committee meets the independence requirements as defined by the rules of NASDAQ and the Securities Exchange Act of 1934 (the ‘‘Exchange Act’’). Each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements. The Board has determined that Mr. Salute, is an ‘‘Audit Committee financial expert,’’ as defined under the Exchange Act, and is independent as defined by the rules of NASDAQ.

The Compensation Committee

Primary Responsibilities: The Compensation Committee determines all compensation for our Chief Executive Officer; reviews and approves corporate goals relevant to the compensation of our Chief Executive Officer and evaluates our Chief Executive Officer’s performance in light of those goals and objectives; reviews and approves objectives relevant to other executive officers' compensation; reviews and approves the compensation of other executive officers in accordance with those objectives; administers our stock option plans; approves severance arrangements and other applicable agreements for executive officers; and consults generally with management on matters concerning executive compensation and on pension, savings and welfare benefit plans where Board or stockholder action is contemplated with respect to the adoption of or amendments to such plans. Our Compensation Committee is comprised of Mr. Walker, Ms. Barner and Dr. Schiller.

Independence: Because the Company is a ‘‘controlled company’’ under NASDAQ rules the Company has decided to avail itself of the NASDAQ controlled company exemption pertaining to Compensation Committee membership.

The Executive Committee

Primary Responsibilities: The Executive Committee exercises all the powers of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board of Directors, to the fullest extent permitted under Delaware law. Our Executive Committee is comprised of Messrs Walker, Ellenthal and Lipman.

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The Nominating Committee

Primary Responsibilities: The Nominating Committee considers and makes recommendations on matters related to the practices, policies and procedures of the Board and takes a leadership role in shaping our corporate governance. As part of its duties, the committee assesses the size, structure and composition of the Board and its committees, coordinates evaluation of Board performance and reviews Board compensation. The committee also acts as a screening and nominating committee for candidates considered for election to the Board. In this capacity it concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors. The committee evaluates prospective nominees identified on its own initiative or referred to it by other Board members, management, stockholders or external sources and all self-nominated candidates. The committee makes recommendations on organization, succession, consultantships and similar matters where Board approval is required. Our Nominating Committee is comprised of Mr. Walker, Mr. Ellenthal and Dr. Schiller.

The Nominating Committee, among other things, recommends nominees for election as members of the Board; considers and makes recommendations regarding Board practices and procedures; and considers corporate governance issues that arise from time to time and develops appropriate recommendations for the Board regarding such matters.

Each committee reports regularly to the Board and has the authority to engage its own advisors.

Compensation Committee Interlocks and Insider Participation

With the exception of Dr. Schiller, who was our Chief Executive Officer and Chairman prior to the Merger (as defined below), and Mr. Walker, who is currently our Executive Chairman of the Board of Directors, there is no other member of our Compensation Committee who at any time has been an officer or employee of ours or our subsidiaries, or who had any relationship requiring disclosure as a related party transaction. No interlocking relationship exists between our Board of Directors or Compensation Committee and the Board of Directors or Compensation Committee of any other company, nor has any interlocking relationship existed in the past.

As noted above, Mr. Walker’s affiliated entity, Walker Digital Management, LLC, which is a wholly-owned subsidiary of Walker Digital, entered into a Shared Services Agreement with us on July 11, 2013, in connection with the Merger.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriters, voting trustee, director, officer, or employee.

The consolidated financial statements of Walker Innovation Inc. and Subsidiaries as of December 31, 2015 and 2014 have been included in this prospectus in reliance upon the report of Marcum LLP, an independent registered public accounting firm, appearing in the documents incorporated by reference herein, given upon the authority of said firm as experts in accounting and auditing.

The validity of the securities offered hereby and certain legal matters in connection this registration statement have been passed upon by the law firm Loeb & Loeb LLP.

WHERE YOU MAY FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference room at 100 F Street, NE, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to you free of charge at the SEC’s web site at http://www.sec.gov.

You can read and print press releases, financial statements, our most recent annual and quarterly reports and additional information about us, free of charge, at our web site at http://www.walkerinnovation.com.

This prospectus is a part of a registration statement on Form S-1 filed by us with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the shares of our common stock offered hereby, please refer to the registration statement. The registration statement may be inspected at the public reference facilities maintained by the SEC at the addresses set forth above. Statements in this prospectus about any document filed as an exhibit are not necessarily complete and, in each instance, you should refer to the copy of such document filed with the SEC. Each such statement is qualified by such reference.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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8,856,463 shares of Common Stock

PRELIMINARY PROSPECTUS

April 25, 2016

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Expenses estimated to be incurred by Walker Innovation Inc. for the issuance and distribution of this prospectus are as follows:

SEC registration fee	$2,735.28
Printing and reproduction costs	$10,000.00
Legal and accounting fees and expenses	$35,000.00
Total	$47,735.28

Item 14. Indemnification of Directors and Officers.

Delaware General Corporation Law

Subsection (a) of Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 of the DGCL further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Certificate of Incorporation

Under our Certificate of Incorporation, every director, officer or employee of the Registrant shall be indemnified by the Registrant against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him in connection with any proceeding to which he may be made a party, or in which he may become involved, by reason of his being or having been a director, officer or employee of the Registrant, or any settlement thereof, whether or not he is a director, officer or employee at the time such expenses are incurred or liability incurred, except in such cases where the director, officer or employee is adjudged guilty of willful misfeasance or malfeasance in the performance of his duties; provided that in the event of a settlement the indemnification shall apply only when the board of directors approves such settlement and reimbursement as being for the best interests of the Registrant. In addition, no person shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this does not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

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By-laws

Pursuant to the By-laws of the Registrant, any person who was or is made a party, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant, as a director, officer or employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than said law permitted the Registrant to provide prior to such amendment) and in the manner provided in the Certificate of Incorporation of the Registrant and as otherwise permitted by the DGCL.

Indemnification Agreements

As permitted under Delaware law, the Registrant has agreements whereby its officers and directors are indemnified for certain events or occurrences while the officer or director is, or was serving, at the Registrant’s request in such capacity. The term of the indemnification period is for the officer’s or director’s term in such capacity and thereafter for so long as the officer or director is subject to any proceeding.

Item 15. Recent Sales of Unregistered Securities.

On the Closing Date, the Registrant issued to Walker Digital 7,667,667 shares of the Registrant’s common stock and 14,999,000 shares of Series B Convertible Preferred Stock resulting in Walker Digital receiving approximately 37% of the issued and outstanding shares of our common stock and all of our issued and outstanding shares of Series B Convertible Preferred Stock. Each share of Series B Convertible Preferred Stock may be converted into one share of common stock at any time and from time to time. The Registrant relied on Section 4(a)(2) of the Securities Act of 1933, as amended, in connection with the sale of such shares of common stock and shares of Series B Convertible Preferred Stock to Walker Digital, as such sales were not in connection with a public offering.

On July 10, 2013, the Registrant issued to Broadband Capital Management, LLC (“BCM”) 1,325,776 shares of restricted common stock as consideration for BCM’s services in connection with the Merger. The common stock vested on the Closing Date. The Registrant relied on Section 4(a)(2) of the Securities Act of 1933, as amended, in connection with the sale of such 1,325,776 shares of common stock to BCM, as such sale was not in connection with a public offering. On July 10, 2013, in connection with the issuance of 1,325,776 shares of restricted common stock to BCM, the Registrant’s Board of Directors determined that BCM will not be deemed to be an “Acquiring Person” for the purposes of the Rights Agreement, unless and until BCM becomes the “Beneficial Owner” (as defined under the Rights Agreement) of more than 20% of the Registrant’s outstanding common stock. The Rights Agreement was terminated immediately prior to the closing of the Merger.

On July 11, 2013, in recognition of their service to the Registrant, the Registrant entered into amendments to each of Dr. Harvey Schiller’s and Mr. Jeffrey O. Nyweide’s employment agreements, to provide that upon the closing of the Merger the Registrant would issue to each of Dr. Schiller and Mr. Nyweide 100,000 shares of common stock and 83,334 shares of common stock, respectively. Such shares were issued upon the closing of the Merger. The Registrant relied on Section 4(a)(2) of the Securities Act of 1933, as amended, in connection with the sales of such 100,000 shares of common stock and 83,334 shares of common stock, to each of Dr. Schiller and Mr. Nyweide, respectively, as such sales were not in connection with a public offering.

On the Closing Date, in connection with the amendment of a service agreement with IP Navigation pursuant to which IP Navigation reduced its future fees, the Registrant issued 1,445,000 shares of common stock to IP Navigation. The Registrant relied on Section 4(a)(2) of the Securities Act of 1933, as amended, in connection with the sale of such shares of common stock to IP Navigation, as such sale was not in connection with a public offering.

Substantially simultaneously with the closing of the Merger, the Registrant completed the closing of the Placement of units, each consisting of one newly issued share of common stock and one warrant to purchase half a share of newly issued common stock, at the price of $3.00 per unit, to unaffiliated, accredited third parties. The investors in the Placement collectively purchased 3,960,615 shares of common stock and warrants to purchase 1,980,318 shares of common stock for total cash consideration of $11,881,847. The Warrants issued to the investors are exercisable for a period of three years at a purchase price of $3.00 per share of the Registrant’s common stock and are subject to a call option in favor of the Registrant. The Placement was made to a limited number of Accredited Investors and was deemed to be exempt from registration under Section 4(a)(2) of the Securities Act.

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Item 16. Exhibits .

(a)	The following exhibits are filed as a part of, or incorporated by reference into, this Registration Statement:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated July 11, 2013, by and among GlobalOptions Group, Inc., GO Merger Sub, LLC, Walker Digital, LLC and Walker Digital Holdings, LLC (filed as Exhibit 2.1 to our Current Report on Form 8-K filed on July 15, 2013).*

2.2	Amendment to Agreement and Plan of Merger dated as of September 18, 2013, by and among GlobalOptions Group, Inc., GO Merger Sub LLC, Walker Digital, LLC and Walker Digital Holdings, LLC (filed as Exhibit 2.2 to our Current Report on Form 8-K filed on September 24, 2013).*

2.3	Certificate of Merger of Walker Digital Holdings, LLC (filed as Exhibit 2.3 to our Current Report on Form 8-K filed on September 24, 2013).*

3.1	Certificate of Incorporation of Patent Properties, Inc. (filed as Exhibit 3.1 to our Current Report on Form 8-K filed on September 24, 2013).*

3.1a	Certificate of Amendment to Certificate of Incorporation (filed as Exhibit 3.2 to our Current Report on Form 8-K filed on September 24, 2013).*

3.1b	Certificate of Elimination of the Series D Convertible Preferred Stock (filed as Exhibit 3.3 to our Current Report on Form 8-K filed on July 15, 2013).*

3.1c	Certificate of Elimination of the Series A Junior Participating Preferred Stock. (filed as Exhibit 3.4 to our Current Report on Form 8-K filed on September 24, 2013).*

3.1d	Certificate of Designations of Series B Convertible Preferred Stock (filed as Exhibit 3.5 to our Current Report on Form 8-K filed on September 24, 2013).*

3.1e	Amendment to Certificate of Incorporation dated November 12, 2013 (filed as Exhibit 3.10 to Amendment No. 3 to our Registration Statement on Form S-1 (No. 333-191783) filed on February 7, 2014).*

3.1f	Amendment to Certificate of Incorporation effective July 31, 2015 (filed as Exhibit 3.3 to our Quarterly Report on Form 10-Q filed on August 6, 2015).*

3.2	Bylaws (filed as Exhibit 3.6 to our Current Report on Form 8-K filed on September 24, 2013).*

3.2a	Amendment to Bylaws (filed as Exhibit 3.7 to our Current Report on Form 8-K filed on September 24, 2013).*

3.2b	Amendment to Bylaws (filed as Exhibit 3.8 to our Current Report on Form 8-K filed on September 24, 2013).*

3.2c	Amendment to Bylaws (filed as Exhibit 3.9 to our Current Report on Form 8-K filed on September 24, 2013).*

4.1	Rights Agreement, dated as of September 7, 2010, between GlobalOptions Group, Inc. and Continental Transfer & Trust Company (filed as Exhibit 4.1 to our Current Report on Form 8-K filed on September 8, 2010).*

4.1a	Amendment No. 1 to Rights Agreement, dated as of March 26, 2012 between GlobalOptions Group, Inc. and Continental Transfer & Trust Company (filed as Exhibit 4.2 to our Annual Report on Form 10-K filed on March 30, 2012).*

4.1b	Amendment No. 2 to Rights Agreement, dated as of March 26, 2012 between GlobalOptions Group, Inc. and Continental Transfer & Trust Company (filed as Exhibit 4.1 to our Current Report on Form 8-K filed on September 9, 2013).*

69

Exhibit No.	Description

4.1c	Amendment No. 3 to Rights Agreement, dated as of March 26, 2012 between GlobalOptions Group, Inc. and Continental Transfer & Trust Company (filed as Exhibit 4.1 to our Current Report on Form 8-K filed on September 23, 2013).*

4.2	Restricted Stock Agreement, dated July 11, 2013, by and between GlobalOptions Group, Inc. and Broadband Capital Management LLC (filed as Exhibit 4.1 to our Current Report on Form 8-K filed on July 15, 2013).*

4.3	Lock-Up Agreement dated July 11, 2013, by and between GlobalOptions Group, Inc. and Broadband Capital Management LLC (filed as Exhibit 10.5 to our Current Report on Form 8-K filed on July 15, 2013).*

4.4	Lock-Up Agreement dated July 11, 2013, by and between GlobalOptions Group, Inc. and Walker Digital LLC (filed as Exhibit 10.6 to our Current Report on Form 8-K filed on July 15, 2013).*

4.4a	Amendment to Lock-Up Agreement by and between GlobalOptions Group, Inc. and Walker Digital LLC, dated as of September 18, 2013 (filed as Exhibit 4.1 to our Current Report on Form 8-K filed on September 27, 2013).*

4.5	Restricted Stock Agreement dated as of September 18, 2013, by and between IP Navigation Group, LLC, and GlobalOptions Group, Inc. (filed as Exhibit 4.10 to our Current Report on Form 8-K filed on September 24, 2013).*

4.6	Lock-Up Agreement dated September 18, 2013, by and between IP Navigation Group, LLC and GlobalOptions Group, Inc. (filed as Exhibit 4.9 to our Current Report on Form 8-K filed on September 24, 2013).*

4.7	Form of Warrant of GlobalOptions Group, Inc. (filed as Exhibit 4.8 to our Current Report on Form 8-K filed on September 24, 2013).*

5.1	Opinion of Loeb & Loeb LLP*

10.1	Amended and Restated 2006 Long-Term Incentive Plan (filed as Exhibit 10.1 to our Current Report on Form 8-K filed on July 30, 2008).* †

10.2	The Patent Properties, Inc. Amended and Restated Long-term Incentive Plan, effective March 2, 2015 (filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q filed on May 13, 2015).* †

10.3	Amended and Restated 2006 Employee Stock Purchase Plan (filed as Exhibit 10.2 to our Current Report on Form 8-K filed on July 30, 2008).* †

10.4	Form of Option Grant Agreement under the GlobalOptions Inc. Amended and Restated 2006 Long-term Incentive Plan (filed as Exhibit 10.4 to our Annual Report on Form 10-K filed on March 15, 2016). †

10.5	Form of Option Grant Agreement under The Patent Properties, Inc. Amended and Restated Long-term Incentive Plan, effective March 2, 2015 (filed as Exhibit 10.2 to our Quarterly Report on Form 10-Q filed on May 13, 2015).* †

10.6	Employment Agreement and Non-Competition and Confidentiality Agreement, dated as of September 18, 2013, between Jonathan Ellenthal and GlobalOptions Group, Inc. (filed as Exhibit 10.24 to our Current Report on Form 8-K filed on September 24, 2013).* †

10.7	Executive Employment Agreement, dated as of February 10, 2014, between Jonathan Siegel and Patent Properties, Inc. (filed as Exhibit 10.41 to Amendment No. 5 to our Registration Statement on Form S-1 (No. 333-191783) filed on February 13, 2014).* †

10.8	Executive Employment Agreement, dated as of May 27, 2014, between Kara B. Jenny and Patent Properties, Inc. (filed as Exhibit 10.42 to our Current Report on Form 8-K filed on May 28, 2014).* †

10.9	Support Agreement, dated March 26, 2012, by and between Genesis Capital Advisors LLC, Genesis Opportunity Fund, L.P., Genesis Asset Opportunity Fund, L.P. and GlobalOptions Group, Inc. (filed as Exhibit 10.26 to our Annual Report on Form 10-K filed on March 30, 2012).*

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Exhibit No.	Description

10.9a	Amendment to Support Agreement, dated March 26, 2012, by and between Genesis Capital Advisors LLC, Genesis Opportunity Fund, L.P., Genesis Asset Opportunity Fund, L.P. and GlobalOptions Group, Inc. (filed as Exhibit 10.26 to our Current Report on Form 8-K filed on September 24, 2013).*

10.10	Registration Rights Agreement, dated March 26, 2012, by and between Genesis Capital Advisors LLC, Genesis Opportunity Fund, L.P., Genesis Asset Opportunity Fund, L.P. and GlobalOptions Group, Inc. (filed as Exhibit 10.27 to our Annual Report on Form 10-K filed on March 30, 2012).*

10.10a	Amendment to Registration Rights Agreement, dated July 22, 2013, by and between Genesis Capital Advisors LLC, Genesis Opportunity Fund, L.P., Genesis Asset Opportunity Fund, L.P. and GlobalOptions Group, Inc. (filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q filed on July 23, 2013).*

10.11	Shared Services Agreement, dated as of July 11, 2013, by and between GlobalOptions Group, Inc. and Walker Digital Management, LLC (filed as Exhibit 10.8 to our Current Report on Form 8-K filed on July 15, 2013).*

10.12	Form of Indemnification Agreement between GlobalOptions Group, Inc. and its new directors and officers (filed as Exhibit 10.30 to our Current Report on Form 8-K filed on September 24, 2013).*

10.13	Registration Rights Agreement, dated September 18, 2013, by and between GlobalOptions Group, Inc. and the holders party thereto (filed as Exhibit 10.31 to our Current Report on Form 8-K filed on September 24, 2013).*

10.14	Subscription, Purchase and Investment Agreement dated as of September 18, 2013, by and between Walker Digital, LLC, GlobalOptions Group, Inc. and the investors party thereto (filed as Exhibit 10.32 to our Current Report on Form 8-K filed on September 24, 2013).*

10.15	Bill of Sale, Assignment and Assumption Agreement dated as of September 18, 2013, by and between Walker Digital, LLC, and Walker Digital Holdings, LLC (filed as Exhibit 10.33 to our Current Report on Form 8-K filed on September 24, 2013).*

10.16	Invention Assignment Agreement dated as of January 20, 2014 by an among Patent Properties, Inc., Investor Holdings LLC and Jay Walker (filed as Exhibit 10.39 to Amendment No. 2 to our Registration Statement on Form S-1 (No. 333-191783) filed on January 22, 2014).*

10.17	Engagement letter dated as of January 24, 2011 between Walker Digital, LLC and IP Navigation Group, LLC(21) (filed as Exhibit 10.36 to Amendment No. 3 to our Registration Statement on Form S-1 (No. 333-191783) filed on February 7, 2014).*

10.18	Amendment to Engagement Letter dated as of August 8, 2012 between Walker Digital, LLC and IP Navigation Group, LLC(21) (filed as Exhibit 10.37 to Amendment No. 3 to our Registration Statement on Form S-1 (No. 333-191783) filed on February 7, 2014).*

10.19	Second Amendment to Engagement Letter dated as of August 2013 between Walker Digital, LLC and IP Navigation Group, LLC(21) (filed as Exhibit 10.38 to Amendment No. 3 to our Registration Statement on Form S-1 (No. 333-191783) filed on February 7, 2014).*

10.20	Registration Rights Agreement, dated as of February 10, 2014, by and between Patent Properties, Inc. and the holders party thereto (filed as Exhibit 10.39 to Amendment No. 4 to our Registration Statement on Form S-1 (No. 333-191783) filed on February 22, 2014).*

10.21	Registration Rights Indemnification Agreement, dated as of February 10, 2014, by and between Patent Properties, Inc. and Walker Digital, LLC (filed as Exhibit 10.40 to Amendment No. 4 to our Registration Statement on Form S-1 (No. 333-191783) filed on February 22, 2014).*

10.22	Engagement Agreement between Walker Innovation Inc. and Walker Digital, LLC, dated as of August 20, 2015 (filed as Exhibit 10.1 to our Current Report on Form 8-K filed on August 24, 2015).*

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Exhibit No.	Description

10.23	Work Order dated as of August 20, 2015 (filed as Exhibit 10.2 to our Current Report on Form 8-K filed on August 24, 2015).*

10.24	Shared Services Agreement between Walker Innovation Inc. and Flexible Travel Company, LLC, dated as of December 4, 2015 (filed as Exhibit 10.1 to our Current Report on Form 8-K filed on December 10, 2015).*

10.24a	Amendment to Shared Services Agreement between Walker Innovation Inc. and Flexible Travel Company, LLC, dated as of March 4, 2016 (filed as Exhibit 10.1 to our Current Report on Form 8-K filed on March 31, 2016).*

10.25	Warrant dated as of December 4, 2015 among Jay S. Walker, Walker Innovation Inc. and Flexible Travel Company, LLC (filed as Exhibit 10.2 to our Current Report on Form 8-K filed on December 10, 2015).*

21.1	Subsidiaries of Walker Innovation Inc.

23.1	Consent of Marcum, LLP

23.2	Consent of Loeb & Loeb LLP (contained in Exhibit 5.1)*

24.1	Power of Attorney*

31.1	Certification of Jonathan Ellenthal, Chief Executive Officer, pursuant to Rule 13a-14(a)/15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of Kara B. Jenny, Chief Financial Officer, pursuant to Rule 13a-14(a)/15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certification of Jonathan Ellenthal, Chief Executive Officer, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2	Certification of Kara B. Jenny, Chief Financial Officer, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101.INS	XBRL Instance Document.

101.SCH	XBRL Taxonomy Schema.

101.CAL	XBRL Taxonomy Extension Calculation Linkbase.

101.DEF	XBRL Taxonomy Extension Definition Linkbase.

101.LAB	XBRL Taxonomy Extension Label Linkbase.

101.PRE	XBRL Taxonomy Extension Presentation Linkbase.

* Incorporated herein by reference.

† Indicates a management contract or compensatory plan.

(b)          All financing statements schedules are omitted because they are not applicable or the required information is shown in the consolidated financial statements or other notes hereto.

Item 17. Undertakings.

(a)          The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

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(ii)         to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however , That:

(A)   Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B)   Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter) or Form F-3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(C)   Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§239.11 of this chapter) or Form S-3 (§239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§229.1100(c)).

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or §210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)   If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a) (1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)   If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Stamford, Connecticut on April 25, 2016.

WALKER INNOVATION INC.

Date: April 25, 2016	By:	/s/ Jonathan Ellenthal
Jonathan Ellenthal
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Executive Chairman of the Board of Directors	April 25, 2016
Jay Walker

/s/ Jonathan Ellenthal	Vice Chairman of the Board of Directors, Chief Executive Officer	April 25, 2016
Jonathan Ellenthal	(Principal Executive Officer)

*	Director	April 25, 2016
Nathaniel J. Lipman

*	Director	April 25, 2016
Richard J. Salute

*	Director	April 25, 2016
Sharon Barner

*	Director	April 25, 2016
Harvey W. Schiller, Ph.D.

/s/ Kara Jenny	Chief Financial Officer (Principal Financial Officer and Accounting Officer)	April 25, 2016
Kara Jenny

* /s/ Jonathan Ellenthal
Jonathan Ellenthal
attorney-in-fact

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